Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 5 TO SENIOR
SECURED REVOLVING CREDIT AGREEMENT

This AMENDMENT NO. 5 (this “Amendment) dated as of June 2, 2014, is made with respect to the Senior Secured Revolving Credit Agreement, dated as of August 4, 2011 (as amended by that certain Amendment No. 1 to Senior Secured Revolving Credit Agreement, dated as of August 31, 2012, Amendment No. 2 to Senior Secured Revolving Credit Agreement, dated as of December 7, 2012, Amendment No. 3 to Senior Secured Revolving Credit Agreement, dated as of March 28, 2012, Amendment No. 4 to Senior Secured Revolving Credit Agreement, dated as of May 1, 2013, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MEDLEY CAPITAL CORPORATION, a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time party to the Credit Agreement as lenders (the “Lenders”), ING CAPITAL LLC, as administrative agent for the Lenders under the Credit Agreement (in such capacity, together with its successors in such capacity, the “Administrative Agent”), and solely for purposes of Section 2.8, MOF I BDC LLC, a Delaware limited liability company, MCC INVESTMENT HOLDINGS LLC, a Delaware limited liability company (“MCCIH”), MCC INVESTMENT HOLDINGS SENDERO LLC, a Delaware limited liability company (“MCCIHS”), MCC INVESTMENT HOLDINGS RT1 LLC, a Delaware limited liability company (“MCCRT1”), and MCC INVESTMENT HOLDINGS OMNIVERE LLC, a Delaware limited liability company (together with MOF I, MCCIH, MCCIHS and MCCRT1, the “Subsidiary Guarantors”, and together with the Borrower, the “Obligors”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (as amended hereby).

WITNESSETH:

WHEREAS, pursuant to the Credit Agreement, the Lenders have made certain loans and other extensions of credit to the Borrower; and

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement and the Lenders signatory hereto and the Administrative Agent have agreed to do so on the terms and subject to the conditions contained in this Amendment.

WHEREAS, the Borrower wishes to prepay in full the pro rata portion of the Loans and other obligations owing to certain lenders under the Credit Agreement identified in writing by the Administrative Agent to the Borrower (the “Exiting Lenders”) with a corresponding termination of each such Exiting Lenders’ commitments (the “Prepayment”).

NOW THEREFORE, in consideration of the promises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION I AMENDMENT TO CREDIT AGREEMENT

Effective as of the Effective Date (as defined below), and subject to the terms and conditions set forth below, the Credit Agreement is hereby amended as follows:

(a)  The Credit Agreement is hereby amended as described in the marked version attached hereto as Exhibit A.

(b)  The Schedules to the Credit Agreement are hereby amended by deleting Schedules 1.01(b), 1.01(d), 3.11(a), 3.11(b), 3.12(a), 3.12(b) and 6.08 thereto and replacing them with Schedules 1.01(b), 1.01(d), 3.11(a), 3.11(b), 3.12(a), 3.12(b) and 6.08 attached hereto.

SECTION II MISCELLANEOUS

2.1.          Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date (the “Effective Date”) on which the Borrower and each Subsidiary Guarantor party hereto have satisfied each of the following conditions precedent (unless a condition shall have been waived in accordance with Section 9.02 of the Credit Agreement):

(a)    Documents. The Administrative Agent shall have received each of the following documents, each of which shall be reasonably satisfactory to the Administrative Agent (and to the extent specified below to each Lender) in form and substance:

(1) Executed Counterparts. From each of the Lenders, the Administrative Agent and the Obligors, either (1) a counterpart of this Amendment signed on behalf of such party or (2) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission or electronic mail of a signed signature page to this Amendment) that such party has signed a counterpart of this Amendment.

(2) Guarantee and Security Agreement. The Amendment No. 1 (“Amendment No. 1 to Guarantee and Security Agreement”), dated as of the date hereof, with respect to the Amended and Restated Guarantee, Pledge and Security Agreement, dated as of August 31, 2012, among the Borrower, the Subsidiary Guarantors, the Administrative Agent, the administrative agent under the Term Loan Credit Facility, each holder (or a representative, agent or trustee therefor) from time to time of any Secured Longer-Term Indebtedness, if any, and the Collateral Agent, duly executed and delivered by each of the parties thereto.

(3) Term Loan Amendment No. 5. The Amendment No. 5, dated as of the date hereof, with respect to the Senior Secured Term Loan Credit Agreement, dated as of August 31, 2012 (as amended by Amendment No. 1 dated as of December 7, 2012, Amendment No. 2 dated as of January 23, 2013, Amendment No. 3 dated as of March 28, 2012, Amendment No. 4 dated as of May 1, 2013 and as further amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”), among the Borrower, the Subsidiary Guarantors, the lenders party thereto and ING, as administrative agent for the lenders under the Term Loan Credit Agreement, duly executed and delivered by each of the parties thereto.

(4) Opinion of Counsel to the Borrower. A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Dechert LLP, counsel for the Obligors, in form and substance reasonably acceptable to the Administrative Agent and covering this Amendment and such other matters as the Administrative Agent may reasonably request (and the Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

(5) Corporate Documents. (v) Copies of the organizational documents of each Obligor certified as of a recent date by the appropriate governmental official, (w) signature and incumbency certificates of the officers of such Person executing the Amendment and the other Loan Documents to which it is a party, (x) resolutions of the board of directors or similar governing body of each Obligor approving and authorizing the execution, delivery and performance of this Amendment and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Effective Date, certified as of the Effective Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment, (y) a good standing certificate from the applicable Governmental Authority of each Obligor’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Effective Date, and (z) such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Obligors, and the authorization of the Amendment and any other legal matters relating to the Obligors, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(6) Officer’s Certificate. A certificate, dated the Effective Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions set forth in Sections 4.02(a), (c) and (d) of the Credit Agreement and Sections 2.1(i) and (j) of this Amendment.

(b) Liens. The Administrative Agent shall have received results of a recent lien search in each relevant jurisdiction with respect to the Obligors, confirming the priority of the Liens in favor of the Collateral Agent created pursuant to the Security Documents and revealing no liens on any of the assets of the Borrower or its Subsidiaries except for Liens permitted under Section 6.02 of the Credit Agreement (as amended hereby) or Liens to be discharged on or prior to the Effective Date pursuant to documentation satisfactory to the Administrative Agent. Subject to Section 5.08(c)(ii) of the Credit Agreement, all UCC financing statements, control agreements and other documents or instruments required to be filed or executed and delivered in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected security interest in the Collateral (to the extent that such a security interest may be perfected by filing, possession or control under the Uniform Commercial Code and as required by Section 5.08(c) of the Credit Agreement and the Guarantee and Security Agreement) shall have been properly filed or executed and delivered in each jurisdiction required.

(c) Financial Statements. The Administrative Agent and the Lenders shall have received prior to the Effective Date the consolidated statement of assets and liabilities and the related consolidated statements of operations, changes in net assets and cash flows and related schedule of investments of the Borrower and its Subsidiaries as of and for the fiscal quarter ended December 31, 2013, all certified in writing by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes. The Administrative Agent and the Lenders shall have received any other financial statements of the Borrower and its Subsidiaries as they shall reasonably request.

(d) Consents. The Borrower shall have obtained and delivered to the Administrative Agent certified copies of all consents, approvals, authorizations, registrations, or filings (other than any filing required under the Exchange Act or the rules or regulations promulgated thereunder, including, without limitation, any filing required on Form 8-K) required to be made or obtained by the Borrower and all guarantors in connection with this Amendment, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired and no investigation or inquiry by any Governmental Authority regarding the Amendment or any transaction being financed with the proceeds of the Loans shall be ongoing. The Administrative Agent shall have received any other evidence reasonably requested by and reasonably satisfactory to the Administrative Agent as to compliance with all material legal and regulatory requirements applicable to the Borrower and its Subsidiaries and all legal and regulatory requirements applicable to the Transactions.

(e) No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments pending or threatened in any court or before any arbitrator or Governmental Authority that relates to the Amendment or that could have a Material Adverse Effect.

(f) Solvency Certificate. On Effective Date, the Administrative Agent shall have received a solvency certificate of the chief financial officer of the Borrower dated as of the Effective Date and addressed to the Administrative Agent and the Lenders, and in form, scope and substance reasonably satisfactory to the Administrative Agent, with appropriate attachments and demonstrating that both before and after giving effect to the Amendment, (a) the Borrower will be Solvent on a unconsolidated basis, and (b) each Subsidiary Guarantor will be Solvent on a consolidated basis with the other Obligors.

(g) Due Diligence. No information shall have become available which the Administrative Agent believes has had, or could reasonably be expected to have, a Material Adverse Effect or is inconsistent in a material and adverse manner with any information or materials previously provided to Administrative Agent in connection with its due diligence review of the Borrower and its Affiliates.

(h) Fees and Expenses. The Borrower shall have paid in full to the Administrative Agent and the Lenders all fees, expenses and interest owing related to this Amendment and the Credit Agreement owing on Effective Date, including any up-front fee due to any Lender on the Effective Date (provided that such fees, expenses and interest may be paid, at the Administrative Agent's discretion, out of the Loans made on the Effective Date).

(i) Default. No Default or Event of Default shall have occurred and be continuing under the Credit Agreement, nor any default or event of default that permits acceleration of any Material Indebtedness, immediately before and after giving effect to the Amendment, any incurrence of Indebtedness under the Credit Agreement and the use of the proceeds thereof on a pro forma basis.

(j) Financial Covenants. The Borrower is in pro forma compliance with each of the covenants set forth in Sections 6.07(a), (b), (d) and (e) of the Credit Agreement (as amended hereby) at the time of the Effective Date.

(k) Other Documents. The Administrative Agent shall have received such other documents, instruments, certificates, opinions and information as the Administrative Agent may reasonably request in form and substance satisfactory to the Administrative Agent.

(l) Patriot Act. The Administrative Agent and each Lender shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, as reasonably requested by the Administrative Agent and each such Lender.

The contemporaneous exchange and release of executed signature pages by each of the Persons contemplated to be a party hereto shall render this Amendment effective and any such exchange and release of such executed signature pages by all such persons shall constitute satisfaction or waiver (as applicable) of any condition precedent to such effectiveness set forth above.

2.2.     Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and each of the Lenders that, as of the Effective Date and after giving effect to this Amendment:

(a) This Amendment has been duly authorized, executed and delivered by the Borrower and the Subsidiary Guarantor, and constitutes a legal, valid and binding obligation of the Borrower and the Subsidiary Guarantor enforceable in accordance with its terms. The Credit Agreement, as amended by the Amendment, constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its respective terms.

(b) The representations and warranties set forth in Article 3 of the Credit Agreement as amended by this Amendment and the representations and warranties in each other Loan Document are true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct is all respects) on and as of the Effective Date or as to any such representations and warranties that refer to a specific date, as of such specific date, with the same effect as though made on and as of the Effective Date.

(c) No Default or Event of Default has occurred or is continuing under the Credit Agreement.

2.3.     Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment constitutes the entire contract between and among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of this Amendment by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

2.4.     Payment of Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Amendment, including, without limitation, the reasonable fees, charges and disbursements of legal counsel to the Administrative Agent, (but excluding, for the avoidance of doubt, the allocated costs of internal counsel).

2.5.     GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

2.6.     Incorporation of Certain Provisions. The provisions of Sections 9.01, 9.07, 9.09, 9.10 and 9.12 of the Credit Agreement are hereby incorporated by reference with respect to Section I.

2.7.     Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent, the Borrower or the Subsidiary Guarantor under the Credit Agreement or any other Loan Document, and, except as expressly set forth herein, shall not alter, modify, amend or in any way affect any of the other terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Person to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions amended herein of the Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended by this Amendment and each reference in any other Loan Document shall mean the Credit Agreement as amended hereby. This Amendment shall constitute a Loan Document.

2.8.     Consent and Affirmation.

(a) Without limiting the generality of the foregoing, by its execution hereof, each of the Borrower and the Subsidiary Guarantor hereby to the extent applicable as of the Effective Date (i) consents to this Amendment and the transactions contemplated hereby (including the prepayment to the Exiting Lenders as described in Section 2.9 and the New Lenders becoming Lenders under the Credit Agreement as described in Section 2.11), (ii) agrees that the Guarantee and Security Agreement and each of the other Security Documents is in full force and effect, (iii) confirms its guarantee (solely in the case of Subsidiary Guarantor) and affirms its obligations under the Guarantee and Security Agreement and confirms its grant of a security interest in its assets as Collateral for the Secured Obligations (as defined in the Guarantee and Security Agreement), and (iv) acknowledges and affirms that such guarantee and/or grant is in full force and effect in respect of, and to secure, the Secured Obligations (as defined in the Guarantee and Security Agreement).

(b) Without limiting the generality of the foregoing, by its execution hereof, each Lender hereby consents (i) to the Amendment No. 1 to Guarantee and Security Agreement in the form attached hereto as Exhibit B and (ii) to the non-pro-rata payments provided for herein notwithstanding Section 2.15 of the Credit Agreement.

2.9.     Prepayment of Exiting Lenders. On the Effective Date, the Borrower shall prepay to the Exiting Lenders such Exiting Lenders’ pro rata portion of the Loans, including (i) all accrued but unpaid commitment fees relating to such Loans as of such date, (ii) all accrued but unpaid interest relating to such Loans as of such date (in each case, calculated at the rate set forth in the Credit Agreement without giving effect to the Amendment), and (iii) all other amounts, if any, payable under Section 2.13 of the Credit Agreement as a result of, and solely in connection with, such prepayment. Upon the receipt of such prepayment, each Exiting Lender shall cease to be a “Lender” under the Credit Agreement, but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 9.03 with respect to facts and circumstances occurring prior to the Effective Date.

2.10.     Reallocation of Commitments. On the Effective Date, immediately following or substantially contemporaneously with the prepayment described in Section 2.9 hereof, the Borrower shall (A) prepay the Loans (if any) that are outstanding immediately prior to the Effective Date in full (other than any Loans that have already been prepaid pursuant to Section 2.10) and (B) simultaneously borrow new Loans under the Credit Agreement in an amount equal to such prepayment; provided that with respect to subclauses (A) and (B), (x) the prepayment to, and borrowing from, any Lender may, at the discretion of the Administrative Agent, be effected by book entry to the extent that any portion of the amount prepaid to such Lender will be subsequently borrowed from such Lender and (y) the Lenders shall make and receive payments among themselves, as administered by and in a manner acceptable to the Administrative Agent, so that, after giving effect thereto, the Loans are held ratably by the Lenders in accordance with the respective Commitments of such Lenders (as set forth in Schedule 1.01(b) of the Credit Agreement). Each of the Lenders agrees to waive repayment of the amounts, if any, payable under Section 2.13 of the Credit Agreement as a result of, and solely in connection with, any such prepayment.

2.11.     New Lenders.

(a) On the Effective Date, substantially contemporaneously with the reallocation described in Section 2.10 each person identified as a “New Lender” on the signature pages hereto (each, a “New Lender”) shall make a payment to the Administrative Agent, for the account of the other Lenders, in an amount calculated by the Administrative Agent in accordance with such section, so that after giving effect to such payment and to the distribution thereof to other Lenders, the Loans are held ratably by the Lenders in accordance with the respective Commitments of such Lenders.

(b) As of the Effective Date, each New Lender shall become a Lender under the Credit Agreement and shall have all the rights and obligations of a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto.

(c) Each New Lender (a) represents and warrants that (i) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, and (ii) it has received a copy of the Credit Agreement, together with copies of the consolidated statement of assets and liabilities and the related consolidated statements of operations, changes in net assets and cash flows and related schedule of investments of the Borrower and its Subsidiaries as of and for the fiscal year ended September 30, 2013, delivered pursuant to Section 5.01(a) thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to make such Loans on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

MEDLEY CAPITAL CORPORATION, as Borrower

By:	/s/ Richard T. Allorto, Jr.
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer and Secretary

[Amendment No. 5 to Revolving Credit Agreement]

MOF I BDC LLC, as Subsidiary Guarantor

By:	/s/ Richard T. Allorto, Jr.
Name: Richard T. Allorto, Jr.
Title: Manager

[Amendment No. 5 to Revolving Credit Agreement]

MCC INVESTMENT HOLDINGS LLC, as Subsidiary Guarantor

By:	Medley Capital Corporation
Its:	Sole Member

By:	/s/ Richard T. Allorto, Jr.
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer and Secretary

[Amendment No. 5 to Revolving Credit Agreement]

MCC INVESTMENT HOLDINGS SENDERO LLC, as Subsidiary Guarantor

By:	/s/ Richard T. Allorto, Jr.
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer and Secretary

[Amendment No. 5 to Revolving Credit Agreement]

MCC INVESTMENT HOLDINGS RT1 LLC, as Subsidiary Guarantor

By:	/s/ Richard T. Allorto, Jr.
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer and Secretary

[Amendment No. 5 to Revolving Credit Agreement]

MCC INVESTMENT HOLDINGS OMNIVERE LLC, as Subsidiary Guarantor

By:	/s/ Richard T. Allorto, Jr.
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer and Secretary

[Amendment No. 5 to Revolving Credit Agreement]

ING CAPITAL LLC, as Administrative Agent and a Lender

By:	/s/ Patrick Frisch
Name: Patrick Frisch, CFA
Title: Managing Director

By:	/s/ Kunduck Moon
Name: Kunduck Moon
Title: Managing Director

[Amendment No. 5 to Revolving Credit Agreement]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Alicia Borys
Name: Alicia Borys
Title: Vice President

[Amendment No. 5 to Revolving Credit Agreement]

CREDIT SUISSE AG, Cayman Islands Branch, as a Lender

By:	/s/ Doreen Bar
Name: Doreen Barr
Title: Authorized Signatory

By:	/s/ Tyler R. Smith
Name: Tyler R. Smith
Title: Authorized Signatory

[Amendment No. 5 to Revolving Credit Agreement]

UBS AG, STAMFORD Branch, as an Exiting Lender

By:	/s/ Lana Gifas
Name: Lana Gifas
Title: Director

By:	/s/ Jennifer Anderson
Name: Jennifer Anderson
Title: Director

ONEWEST BANK, FSB, as a Lender

By:	/s/ David Ligon
Name: David Ligon
Title: Executive Vice President

[Amendment No. 5 to Revolving Credit Agreement]

Goldman Sachs Bank USA, as a Lender

By:	/s/ Mark Walton
Name: Mark Walton
Title: Authorized Signatory

[Amendment No. 5 to Revolving Credit Agreement]

KEY EQUIPMENT FINANCE, INC., a division of Keybank National Association, as a Lender,

By:	/s/ Michael O’Hern
Name: Michael O’Hern
Title: Designated Signer

[Amendment No. 5 to Revolving Credit Agreement]

SIGNATURE BANK, as a Lender,

By:	/s/ Maria Hegi
Name: Maria Hegi
Title: SVP

[Amendment No. 5 to Revolving Credit Agreement]

WESTERN ALLIANCE BANK, as a Lender,

By:	/s/ Jeremy Linder
Name: Jeremy Linder
Title: Senior Vice President

[Amendment No. 5 to Revolving Credit Agreement]

CITY NATIONAL BANK, as a Lender,

By:	/s/ Brandon L. Feitelson
Name: Brandon L. Feitelson, C.F.A.
Title: Senior Vice President

[Amendment No. 5 to Revolving Credit Agreement]

CIT FINANCE LLC, as a Lender,

By:	/s/ Robert L. Klein
Name: Robert L. Klein
Title: Director

[Amendment No. 5 to Revolving Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender,

By:	/s/ Michael Kusner
Name: Michael Kusner
Title: Vice President

[Amendment No. 5 to Revolving Credit Agreement]

STAMFORD FIRST BANK, A DIVISION
OF THE BANK OF CANAAN, as an Exiting Lender

By:	/s/ David Capet
Name: David Capet
Title: VP.

[Amendment No. 5 to Revolving Credit Agreement]

ALOSTAR BANK OF COMMERCE, as an Exiting Lender,

ALOSTAR BANK OF COMMERCE, as a Lender,

By:	/s/ Brent Layton
Name: Brent Layton
Title: Vice President

[Amendment No. 5 to Revolving Credit Agreement]

STATE STREET BANK AND TRUST COMPANY, as a New Lender,

By:	/s/ John T. Daly
Name: John T. Daly
Title: Vice President

[Amendment No. 5 to Revolving Credit Agreement]

BANKUNITED, n.A., as a New Lender,

By:	/s/ Kenneth M. Lipke
Name: Kenneth M. Lipke
Title: Vice President

[Amendment No. 5 to Revolving Credit Agreement]

CUSTOMERS BANK, as a New Lender,

By:	/s/ Lyle P. Cunningham
Name: Lyle P. Cunningham
Title: Senior Vice President

[Amendment No. 5 to Revolving Credit Agreement]

EVERBANK COMMERCIAL FINANCE, as a New Lender,

By:	/s/ Chris Tucker
Name: Chris Tucker
Title: Managing Director

[Amendment No. 5 to Revolving Credit Agreement]

EXECUTION VERSION

Exhibit A

[See Attached]

SENIOR SECURED
REVOLVING CREDIT AGREEMENT

dated as of

August 4, 2011

as amended by AMENDMENT NO. 1
dated as of
August 31, 2012

as amended by AMENDMENT NO. 2

dated as of

December 7, 2012

as amended by AMENDMENT NO. 3

dated as of

March 28, 2013

as amended by AMENDMENT NO. 4

dated as of

May 1, 2013

as amended by AMENDMENT NO. 5

dated as of

June 2, 2014

among

MEDLEY CAPITAL CORPORATION,

as Borrower

The LENDERS Party Hereto

and

ING CAPITAL LLC,
as Administrative Agent,

Arranger and Bookrunner

(ii)

TABLE OF CONTENTS

Page
Article I

DEFINITIONS
Section 1.01.	Defined Terms	1
Section 1.02.	Classification of Loans and Borrowings	~~29~~33
Section 1.03.	Terms Generally	~~29~~33
Section 1.04.	Accounting Terms; GAAP	~~29~~33

Article II

THE CREDITS

Section 2.01.	The Commitments	~~30~~34
Section 2.02.	Loans and Borrowings	~~30~~34
Section 2.03.	Requests for Borrowings	~~31~~35
Section 2.04.	Funding of Borrowings	~~32~~36
Section 2.05.	Interest Elections	~~32~~36
Section 2.06.	Termination, Reduction or Increase of the Commitments	~~34~~38
Section 2.07.	Repayment of Loans; Evidence of Debt	~~36~~41
Section 2.08.	Prepayment of Loans	~~37~~42
Section 2.09.	Fees	~~40~~44
Section 2.10.	Interest	~~40~~45
Section 2.11.	Eurocurrency Borrowing Provisions	~~41~~46
Section 2.12.	Increased Costs	~~42~~47
Section 2.13.	Break Funding Payments	~~43~~48
Section 2.14.	Taxes	~~44~~48
Section 2.15.	Payments Generally; Pro Rata Treatment: Sharing of Set-offs	~~47~~51
Section 2.16.	Defaulting Lenders	~~49~~53
Section 2.17.	Mitigation Obligations; Replacement of Lenders	~~49~~54

Article III

REPRESENTATIONS AND WARRANTIES

Section 3.01.	Organization; Powers	~~50~~55
Section 3.02.	Authorization; Enforceability	~~51~~55
Section 3.03.	Governmental Approvals; No Conflicts	~~51~~55
Section 3.04.	Financial Condition; No Material Adverse Effect	~~51~~56
Section 3.05.	Litigation	~~52~~56
Section 3.06.	Compliance with Laws and Agreements	~~52~~56
Section 3.07.	Taxes	~~52~~57
Section 3.08.	ERISA	~~52~~57

(i)

Section 3.09.	Disclosure	~~52~~57
Section 3.10.	Investment Company Act; Margin Regulations.	~~53~~58
Section 3.11.	Material Agreements and Liens	~~53~~58
Section 3.12.	Subsidiaries and Investments	~~54~~59
Section 3.13.	Properties	~~54~~59
Section 3.14.	Solvency	~~54~~59
Section 3.15.	Affiliate Agreements	~~55~~59
Section 3.16.	Structured Subsidiaries	~~55~~60
Section 3.17.	Security Documents.	60
Section 3.18.	Compliance with Sanctions.	60
Section 3.19.	Anti-Money Laundering Program	60
Section 3.20.	Foreign Corrupt Practices Act.	60

Article IV

CONDITIONS

Section 4.01.	Effective Date	~~55~~61
Section 4.02.	Each Credit Event	~~58~~64

Article V

AFFIRMATIVE COVENANTS

Section 5.01.	Financial Statements and Other Information	~~59~~65
Section 5.02.	Notices of Material Events	~~62~~68
Section 5.03.	Existence; Conduct of Business	~~62~~68
Section 5.04.	Payment of Obligations	~~62~~68
Section 5.05.	Maintenance of Properties; Insurance	~~62~~69
Section 5.06.	Books and Records; Inspection and Audit Rights	~~63~~69
Section 5.07.	Compliance with Laws and Agreements	~~63~~70
Section 5.08.	Certain Obligations Respecting Subsidiaries; Further Assurances	~~63~~70
Section 5.09.	Use of Proceeds	~~67~~73
Section 5.10.	Status of RIC and BDC	~~67~~74
Section 5.11.	Investment Policies	~~67~~74
Section 5.12.	Portfolio Valuation and Diversification Etc.; Risk Factor Ratings	~~67~~74
Section 5.13.	Calculation of Borrowing Base	~~73~~80

Article VI

NEGATIVE COVENANTS

Section 6.01.	Indebtedness	~~81~~89
Section 6.02.	Liens	~~82~~91
Section 6.03.	Fundamental Changes	~~83~~92
Section 6.04.	Investments	~~84~~94
Section 6.05.	Restricted Payments	~~85~~95

(ii)

Section 6.06.	Certain Restrictions on Subsidiaries	~~86~~96
Section 6.07.	Certain Financial Covenants	~~86~~96
Section 6.08.	Transactions with Affiliates	~~87~~97
Section 6.09.	Lines of Business	~~87~~97
Section 6.10.	No Further Negative Pledge	~~87~~97
Section 6.11.	Modifications of Indebtedness and Affiliate Agreements	~~88~~98
Section 6.12.	Payments of Term Loans and Longer-Term Indebtedness	~~88~~98
Section 6.13.	Modification of Investment Policies	~~89~~99
Section 6.14.	SBIC Guarantee	~~89~~99
Section 6.15.	Derivative Transactions	99

Article VII

EVENTS OF DEFAULT

Article VIII

THE ADMINISTRATIVE AGENT

Section 8.01.	Appointment of the Administrative Agent	~~92~~103
Section 8.02.	Capacity as Lender	~~92~~103
Section 8.03.	Limitation of Duties; Exculpation	~~92~~103
Section 8.04.	Reliance	~~93~~104
Section 8.05.	Sub-Agents	~~93~~104
Section 8.06.	Resignation; Successor Administrative Agent	~~93~~104
Section 8.07.	Reliance by Lenders	~~94~~105
Section 8.08.	Modifications to Loan Documents	~~94~~105

Article IX

MISCELLANEOUS

Section 9.01.	Notices; Electronic Communications	~~95~~106
Section 9.02.	Waivers; Amendments	~~97~~108
Section 9.03.	Expenses; Indemnity; Damage Waiver	~~99~~110
Section 9.04.	Successors and Assigns	~~101~~112
Section 9.05.	Survival	~~105~~116
Section 9.06.	Counterparts; Integration; Effectiveness; Electronic Execution	~~105~~117
Section 9.07.	Severability	~~105~~117
Section 9.08.	Right of Setoff	~~106~~117
Section 9.09.	Governing Law; Jurisdiction; Etc	~~106~~118
Section 9.10.	WAIVER OF JURY TRIAL	~~106~~118
Section 9.11.	Judgment Currency	~~107~~118
Section 9.12.	Headings	~~107~~119
Section 9.13.	Treatment of Certain Information; Confidentiality	~~107~~119
Section 9.14.	USA PATRIOT Act	~~109~~120

(iii)

Section 9.15.	Termination	~~109~~120

SCHEDULE 1.01(a) -	Approved Dealers and Approved Pricing Services
SCHEDULE 1.01(b) -	Commitments
SCHEDULE 1.01(c) -	Risk Factors
SCHEDULE 1.01(d) -	Eligibility Criteria
SCHEDULE 3.11(a) -	Material Agreements
SCHEDULE 3.11(b) -	Liens
SCHEDULE 3.12(a) -	Subsidiaries
SCHEDULE 3.12(b) -	Investments
SCHEDULE 6.08 -	Certain Affiliate Transactions

EXHIBIT A	-	Form of Assignment and Assumption
EXHIBIT B	-	Form of Borrowing Base Certificate
EXHIBIT C	-	Form of Amended and Restated Promissory Note
EXHIBIT D	-	Form of Borrowing Request

(iv)

SENIOR SECURED REVOLVING CREDIT AGREEMENT dated as of August 4, 2011 (this “Agreement”), among MEDLEY CAPITAL CORPORATION, a Delaware corporation (the “Borrower”), the LENDERS party hereto, and ING CAPITAL LLC, as Administrative Agent.

WHEREAS, the Borrower has requested that the Lenders (as defined herein) extend credit to the Borrower from time to time pursuant to the commitments as set forth herein and the Lenders have agreed to extend such credit upon the terms and conditions hereof; and

WHEREAS, the Borrower and the Lenders have agreed to amend this Agreement pursuant to the Amendment No. ~~1~~5, dated as of ~~August 31~~June 2, ~~2012~~2014.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below and the terms defined in Section 5.13 have the meanings assigned thereto in such section:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted Borrowing Base” means the Borrowing Base minus the aggregate amount of Cash and Cash Equivalents included in the Borrowing Base.

“Adjusted Covered Debt Balance” means, on any date, the aggregate Covered Debt Amount on such date minus the aggregate amount of Cash and Cash Equivalents included in the Borrowing Base.

“Adjusted LIBO Rate” means, for the Interest Period for any Eurocurrency Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period.

“Administrative Agent” means ING, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Agent’s Account” means an account designated by the Administrative Agent in a notice to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance Rate” has the meaning assigned to such term in Section 5.13.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Anything herein to the contrary notwithstanding, the term “Affiliate” of an Obligor shall not include any Person that constitutes an Investment held by any Obligor in the ordinary course of business.

“Affiliate Agreements” means, collectively, (a) the Investment Management Agreement, dated as of January 19, 2011, between the Borrower and the Investment Advisor, and (b) the Administration Agreement, dated as of January 19, 2011, between the Borrower and the Investment Advisor.

“Agency Account” has the meaning assigned to such term in Section 5.08(c)(v).

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate for such day plus 1/2 of 1% and (c) the LIBO Rate for deposits in Dollars for a period of three (3) months plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or such LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate, or such LIBO Rate, as the case may be.

“Amendment No. 1” means the Amendment No. 1 to Senior Secured Revolving Credit Agreement, dated as of August 31, 2012, among the Borrower, the Subsidiary Guarantors, the Lenders party thereto and the Administrative Agent.

“Amendment No. 1 Effective Date” means August 31, 2012.

“Amendment No. 2 Effective Date” means December 7, 2012.

“Amendment No. 5 Effective Date” means June 2, 2014.

“Applicable Commitment Fee Rate” means, with respect to any day during the period commencing on the Effective Date and ending on the earlier of the date the Commitments are terminated and the Revolving Termination Date, a rate per annum equal to (x) 1.00%, if the used portion of the aggregate Commitments as of the close of business on such day (after giving effect to Borrowings, prepayments and Commitment reductions on such day) is less than or equal to an amount equal to ~~fifty~~thirty-five percent (~~50~~35%) of such aggregate Commitments and (y) 0.50% if the used portion of the aggregate Commitments as of the close of business on such day (after giving effect to Borrowings, prepayments and Commitment reductions on such day) is greater than an amount equal to ~~fifty~~thirty-five percent (~~50~~35%) of such aggregate Commitments. For purposes of determining the Applicable Commitment Fee Rate, the Commitments shall be deemed to be used to the extent of the outstanding Loans of all Lenders.

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“Applicable Margin” means (a) 1.75% per annum ~~rate determined on a daily basis according to the following pricing grid:~~, in the case of ABR Loans and (b) 2.75% per annum, in the case of Eurocurrency Loans.

	Before the Step-Down Condition	On or After the Step-Down Condition
Eurocurrency Loans	~~3.75%~~	~~3.25%~~
ABR Loans	~~2.75%~~	~~2.25%~~

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitments. If the Commitments have terminated or expired in full, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments pursuant to Section 9.04(b).

“Approved Dealer” means (a) in the case of any Eligible Portfolio Investment that is not a U.S. Government Security, a bank or a broker-dealer registered under the Securities Exchange Act of 1934 of nationally recognized standing or an Affiliate thereof as set forth on Schedule 1.01(a), (b) in the case of a U.S. Government Security, any primary dealer in U.S. Government Securities as set forth on Schedule 1.01(a) or (c) any other bank or broker-dealer acceptable to the Administrative Agent in its reasonable determination.

“Approved Pricing Service” means a pricing or quotation service as set forth in Schedule 1.01(a) or any other pricing or quotation service (a) approved by the Board of Directors of the Borrower, (b) designated in writing by the Borrower to the Administrative Agent ~~by the Borrower~~ (which designation shall be accompanied by a copy of a resolution of the Board of Directors of the Borrower that such pricing or quotation service has been approved by the Borrower), and (c) acceptable to the Administrative Agent in its reasonable determination.

“Approved Third-Party Appraiser” means any of Houlihan ~~Capital Advisors, LLC~~Lokey, Duff & Phelps LLC, Murray, Devine and Company, Lincoln Advisors ~~and~~, Valuation Research Corporation and their respective Affiliates that provide valuation services, in each case only so long as such firm has been approved by a resolution of the Board of Directors of the Borrower to assist the Board of Directors of the Borrower in making valuations of portfolio assets to determine the Borrower’s compliance with the applicable provisions of this Agreement, or any other Independent nationally recognized third-party appraisal firm approved by the Board of Directors and engaged for that purpose and acceptable to the Administrative Agent in its reasonable discretion~~.~~; provided that, in each case to the extent such Approved Third-Party Appraiser requests or requires a non-reliance letter, confidentiality agreement or similar agreement prior to allowing the Administrative Agent to review the written valuation report of the Approved Third-Party Appraiser referred to in the first sentence of Section 5.12(b)(ii)(B)(y), such Administrative Agent and such Approved Third-Party Appraiser shall have entered into such a letter or agreement.

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“Asset Coverage Ratio” means, on a consolidated basis for Borrower and its Subsidiaries, the ratio which the value of total assets, less all liabilities and indebtedness not represented by Senior Securities, bears to the aggregate amount of Senior Securities representing indebtedness of the Borrower and its Subsidiaries (all as determined pursuant to the Investment Company Act and any orders of the SEC issued to the Borrower thereunder). For clarity, the calculation of the Asset Coverage Ratio shall be made in accordance with any exemptive order issued by the Securities and Exchange Commission under Section 6(c) of the Investment Company Act relating to the exclusion of any Indebtedness of any SBIC Subsidiary from the definition of Senior Securities only so long as (a) such order is in effect, and (b) no obligations have become due and owing pursuant to the terms of any Permitted SBIC Guarantee. For the avoidance of doubt, the outstanding utilized notional amount of any Total Return Swap less all of the cash collateral supporting such Total Return Swap at such time shall be treated as a Senior Security for the purposes of calculating the Asset Coverage Ratio.

“Asset Sale” means a sale, lease or sub lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person, in one transaction or a series of transactions, of all or any part of any Obligor’s assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired; provided, however, the term “Asset Sale” as used in this Agreement shall not include the disposition of Portfolio Investments originated by the Borrower and ~~immediately~~promptly transferred to a Financing Subsidiary pursuant to the terms of Section 6.03(f) hereof.

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent as provided in Section 9.04, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Assuming Lender” has the meaning assigned to such term in Section 2.06(f).

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolver Termination Date and the date of termination of the Commitments.

“Board” means the Board of Governors of the Federal Reserve System of the United States.

“Board of Directors” means, with respect to any person, (a) in the case of any corporation, the board of directors of such person, (b) in the case of any limited liability company, the board of managers of such person, or if there is none, the Board of Directors of the managing member of such Person, (c) in the case of any partnership, the Board of Directors of the general partner of such person and (d) in any other case, the functional equivalent of the foregoing.

“Borrower” has the meaning assigned to such term in the preamble to this Agreement.

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“Borrower External Unquoted Value” has the meaning assigned to such term in Section 5.12(b)(ii).

“Borrower Tested Assets” has the meaning assigned to such term in Section 5.12(b)(ii).

“Borrowing” means Loans of the same Type made, converted or continued on the same date and, in the case of Eurocurrency Loans, that have the same Interest Period.

“Borrowing Base” has the meaning assigned to such term in Section 5.13.

“Borrowing Base Certificate” means a certificate of a Financial Officer of the Borrower, substantially in the form of Exhibit B and appropriately completed.

“Borrowing Base Deficiency” means, at any date on which the same is determined, the amount, if any, that (i) (a) the aggregate Covered Debt Amount as of such date exceeds (b) the Borrowing Base as of such date, or (ii) (a) the aggregate Covered Debt Amount as of such date exceeds the sum of (b) (x) the aggregate Value of all Eligible Portfolio Investments included in the Borrowing Base, less (y) the aggregate Value of all Eligible Portfolio Investments issued by the four largest issuers (for the avoidance of doubt, the calculation of Value for purposes of this clause (ii) shall be made without taking into account any Advance Rate).

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, substantially in the form of Exhibit D hereto or such other form as is reasonably acceptable to the Administrative Agent.

“Business Day” means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Eurocurrency Borrowing, or to a notice by the Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in deposits denominated in Dollars are carried out in the London interbank market.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash” means any immediately available funds in Dollars or in any currency other than Dollars (measured in terms of the Dollar Equivalent thereof) which is a freely convertible currency.

“Cash Equivalents” means investments (other than Cash) that are one or more of the following obligations:

5

(a)           Short-Term U.S. Government Securities (as defined in Section 5.13);

(b)           investments in commercial paper maturing within 180 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A 1 from S&P and at least P 1 from Moody’s;

(c)           investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof (i) issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any State thereof; provided that such certificates of deposit, banker’s acceptances and time deposits are held in a securities account (as defined in the Uniform Commercial Code) through which the Collateral Agent can perfect a security interest therein and (ii) having, at such date of acquisition, a credit rating of at least A 1 from S&P and at least P 1 from Moody’s;

(d)           fully collateralized repurchase agreements with a term of not more than 30 days from the date of acquisition thereof for U.S. Government Securities and entered into with (i) a financial institution satisfying the criteria described in clause (c) of this definition or (ii) an Approved Dealer having (or being a member of a consolidated group having) at such date of acquisition, a credit rating of at least A 1 from S&P and at least P 1 from Moody’s; and

(e)           investments in money market funds and mutual funds which invest substantially all of their assets in Cash or assets of the types described in clauses (a) through (~~e~~d) above;

provided, that (i) in no event shall Cash Equivalents include any obligation that provides for the payment of interest alone (for example, interest-only securities or “IOs”); (ii) if any of Moody’s or S&P changes its rating system, then any ratings included in this definition shall be deemed to be an equivalent rating in a successor rating category of Moody’s or S&P, as the case may be; (iii) Cash Equivalents (other than U.S. Government Securities, certificates of deposit or repurchase agreements) shall not include any such investment representing more than 25% of total assets of the Obligors in any single issuer; and (iv) in no event shall Cash Equivalents include any obligation that is not denominated in Dollars.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), other than the Permitted Holders, of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the requisite members of the board of directors of the Borrower nor (ii) appointed by a majority of the directors so nominated; or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group other than the Permitted Holders.

6

“Change in Law” means (a) the adoption of any law, rule or regulation or treaty after the Amendment No. 1 Effective Date, (b) any change in any law, rule or regulation or treaty or in the interpretation, implementation or application thereof by any Governmental Authority after the Amendment No. 1 Effective Date or (c) compliance by any Lender (or, for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Amendment No. 1 Effective Date; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee On Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning assigned to such term in the Guarantee and Security Agreement.

“Collateral Agent” means ING Capital LLC in its capacity as Collateral Agent under the Guarantee and Security Agreement, and includes any successor Collateral Agent thereunder.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans, as such commitment may be (a) reduced or increased from time to time pursuant to Sections 2.06 and 2.08(c) and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The aggregate amount of each Lender’s Commitment as of the Amendment No. ~~2~~5 Effective Date is set forth on Schedule 1.01(b), or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders’ Commitments as of the Amendment No. ~~2~~5 Effective Date is $~~182,000,000~~346,000,000.

“Commitment Increase” has the meaning assigned to such term in Section 2.06(f).

“Commitment Increase Date” has the meaning assigned to such term in Section 2.06(f).

“Consolidated Adjusted Interest Expense” means, for any period with respect to the Borrower and its Subsidiaries on a consolidated basis, the sum of (x) cash interest paid in respect of the stated rate of interest (including any default rate of interest, if applicable) applicable to any Indebtedness plus (y) the net amount paid in cash (or minus the net amount received in cash) under Hedging Agreements permitted under Section 6.04 relating to interest during such period and to the extent not already taken into account under clause (x)~~.~~, plus (z) if any Financing Subsidiary is a counterparty to any Total Return Swap, the net amount paid in cash relating to interest (on the outstanding utilized notional amount of such Total Return Swap less all of the cash collateral supporting such Total Return Swap) during such period.

7

“Consolidated EBIT” means, for any period with respect to the Borrower and its Subsidiaries on a consolidated basis, income (including, for the avoidance of doubt, interest and fees generated by Total Return Swap reference assets) after deduction of all expenses and other proper charges other than Taxes, Consolidated Interest Expense and non-cash employee stock options expense and excluding (a) net realized gains or losses (including, for the avoidance of doubt, in connection with the sale or repayment of Total Return Swap reference assets), (b) net change in unrealized appreciation or depreciation, (c) gains on re-purchases of Indebtedness, (d) the amount of interest paid-in-kind to the Borrower or any of its Subsidiaries (“PIK”) to the extent such amount exceeds the sum of (i) PIK interest collected in cash (including any amortization payments on such applicable debt instrument up to the amount of PIK interest previously capitalized thereon) and (ii) realized gains collected in cash (net of realized losses); provided that the amount determined pursuant to this clause (d)(ii) shall not be less than zero, all as determined in accordance with GAAP, and (e)  other non-cash charges and gains to the extent included to calculate income.

“Consolidated Interest Coverage Ratio” means the ratio of as of the last day of any fiscal quarter of the Borrower of (a) Consolidated EBIT for the four fiscal quarter period then ending, taken as a single accounting period, to (b) Consolidated Adjusted Interest Expense for such four fiscal quarter period.

“Consolidated Interest Expense” means, with respect to a Person and for any period, the sum of (x) the total consolidated interest expense in respect of Indebtedness (including capitalized interest expense and interest expense attributable to Capital Lease Obligations) of such Person and in any event shall include all interest expense with respect to any Indebtedness in respect of which such Person is wholly or partially liable plus (y) the net amount payable (or minus the net amount receivable) under Hedging Agreements permitted under Section 6.04 relating to interest during such period (whether or not actually paid or received during such period) and to the extent not already taken into account under clause (x)~~.~~, plus (z) if any Financing Subsidiary is a counterparty to any Total Return Swap, the interest payable (on the outstanding utilized notional amount of such Total Return Swap less all of the cash collateral supporting such Total Return Swap) during such period (whether or not actually paid or received during such period).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Account” has the meaning assigned to such term in Section 5.08(c)(ii).

“Covered Debt Amount” means, on any date, the sum of (x) all of the Revolving Credit Exposures of all Lenders on such date plus (y) the aggregate principal amount (including any increase in the aggregate principal amount resulting from payable-in-kind interest) of Other Covered Indebtedness outstanding on such date.

8

“Covered Taxes” means Taxes other than Excluded Taxes and Other Taxes.

“Custodian” means U.S. Bank National Association, or any other financial institution mutually agreeable to the Collateral Agent and the Borrower, as custodian holding documentation for Portfolio Investments, and accounts of the Borrower holding Portfolio Investments, on behalf of the Obligors and, pursuant to the Custodian Agreement, the Collateral Agent. The term “Custodian” includes any agent or sub-custodian acting on behalf of the Custodian.

“Custodian Account” means an account subject to a Custodian Agreement.

“Custodian Agreement” means a control agreement entered into by and among an Obligor, the Collateral Agent and a Custodian, in form and substance acceptable to the Collateral Agent.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that has, as reasonably determined by the Administrative Agent, (a) failed to fund any portion of its Loans within three (3) Business Days of the date required to be funded by it hereunder, unless, in the case of any Loans, such Lender’s failure is based on such Lender’s reasonable determination that the conditions precedent to funding such Loan under this Agreement have not been met, such conditions have not otherwise been waived in accordance with the terms of this Agreement and such Lender has advised the Administrative Agent in writing (with reasonable detail of those conditions that have not been satisfied) prior to the time at which such funding was to have been made, (b) notified the Borrower, the Administrative Agent, or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement that it does not intend to comply with its funding obligations under this Agreement (unless such writing or public statement states that such position is based on such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) cannot be satisfied), (c) failed, within three (3) Business Days after request by the Administrative Agent to confirm in writing that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans (provided ~~that such request shall only have been made after conditions precedent to funding have been satisfied, and provided further~~ that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent), (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount (other than a de minimis amount) required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, or (e) other than via an Undisclosed Administration, either (i) has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or has a parent company that has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it (unless in the case of any Lender referred to in this clause (e) the Borrower and the Administrative Agent shall be satisfied in the exercise of their respective reasonable discretion that such Lender intends, and has all approvals required to enable it, to continue to perform its obligations as a Lender hereunder); provided that a Lender shall not qualify as a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender or its parent company, or of the exercise of control over such Lender or any Person controlling such Lender, by a Governmental Authority or instrumentality thereof, or solely as a result of an Undisclosed Administration, so long as such ownership interest or Undisclosed Administration does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

9

“Direct Competitor” means any Person designated by the Borrower to the Administrative Agent that is a business development company and is a “direct competitor” of the Borrower, and is specified on a list, which shall not include more than twenty (20) such Persons, on file with the Administrative Agent on the Effective Date, which such list may be updated (but in no event will include more than twenty (20) Persons) from time to time when no Event of Default is in existence by the Borrower with the consent of the Administrative Agent.

“Disqualified Equity Interests” means stock of the Borrower that after its issuance is subject to any agreement between the holder of such stock and the Borrower where the Borrower is required to purchase, redeem, retire, acquire, cancel or terminate such stock, other than (x) as a result of a Change of Control, or (y) in connection with any purchase, redemption, retirement, acquisition, cancellation or termination with, or in exchange for, shares of stock.

“Dollar Equivalent” means, on any date of determination, with respect to an amount denominated in any currency other than Dollars, the amount of Dollars that would be required to purchase such amount of such currency on the date two Business Days prior to such date, based upon the spot selling rate at which the Administrative Agent (or other foreign currency broker reasonably acceptable to the Administrative Agent) offers to sell such currency for Dollars in the London foreign exchange market at approximately 11:00 a.m., London time, for delivery two Business Days later.

“Dollars” or “$” refers to lawful money of the United States.

“Effective Date” means August 4, 2011.

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“Eligible Liens” means, any right of offset, banker’s lien, security interest or other like rights against the Portfolio Investments held by the Custodian pursuant to or in connection with its rights and obligations relating to the Custodian Account; provided that such rights are subordinated, pursuant to the terms of the Custodian Agreement, to the first priority perfected security interest in the Collateral created in favor of the Collateral Agent, except to the extent expressly provided therein.

“Eligible Portfolio Investment” means any Portfolio Investment held by any Obligor (and solely for purposes of determining the Borrowing Base, Cash and Cash Equivalents held by any Obligor) that, in each case, meets all of the criteria set forth on Schedule 1.01(d) hereto; provided, that no Portfolio Investment, Cash or Cash Equivalent shall constitute an Eligible Portfolio Investment or be included in the Borrowing Base if the Collateral Agent does not at all times maintain a first priority, perfected Lien (subject to no other Liens other than Eligible Liens) on such Portfolio Investment, Cash or Cash Equivalent or if such Portfolio Investment, Cash or Cash Equivalent has not been or does not at all times continue to be Delivered (as defined in the Guarantee and Security Agreement). Without limiting the generality of the foregoing, it is understood and agreed that (i) any Portfolio Investments that have been contributed or sold, purported to be contributed or sold or otherwise transferred to any Financing Subsidiary, or held by any Financing Subsidiary, or which secure obligations of any Financing Subsidiary, and (ii) Special Equity Interests shall not be treated as Eligible Portfolio Investments until distributed, sold or otherwise transferred to the Borrower free and clear of all Liens (other than Eligible Liens). Notwithstanding the foregoing, nothing herein shall limit the provisions of Section 5.12(b)(i), which provide that, for purposes of this Agreement, all determinations of whether an Investment is to be included as an Eligible Portfolio Investment shall be determined on a settlement-date basis (meaning that any Investment that has been purchased will not be treated as an Eligible Portfolio Investment until such purchase has settled, and any Eligible Portfolio Investment which has been sold will not be excluded as an Eligible Portfolio Investment until such sale has settled); provided that no such Investment shall be included as an Eligible Portfolio Investment to the extent it has not been paid for in full.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest. As used in this Agreement, “Equity Interests” shall not include convertible debt unless and until such debt has been converted to capital stock.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

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“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) with respect to any Plan, the failure to satisfy the minimum funding standard (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the occurrence of any nonexempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA which could result in liability to an Lender; (h) the failure to make any required contribution to a Multiemployer Plan or failure to make by its due date any required contribution to any Plan; (i) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or (j) the incurrence with respect to any “employee benefit plan” as defined in Section 3(3) of ERISA that is sponsored or maintained by the Borrower of any material liability for post-retirement health or welfare benefits, except as may be required by 4980B of the Code or similar laws.

“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate. For clarity, a Loan or Borrowing bearing interest by reference to clause (c) of the definition of the Alternate Base Rate shall not be a Eurocurrency Loan or Eurocurrency Borrowing.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States or by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having become a party to any Loan Document), (b) any branch profits taxes or backup withholding taxes imposed by the United States or any tax similar to a branch profits tax imposed by any other jurisdiction in which the Borrower is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 2.14(e), except to the extent, other than in a case of failure to comply with Section 2.14(e), that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.14(a) and (d) any taxes imposed on amounts payable to or for the account of any Foreign Lender as a result such Foreign Lender’s failure to satisfy the applicable requirements of FATCA to establish a complete exemption from withholding thereunder.

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“Existing Affiliate Investment” has the meaning assigned to such term in Section 5.13.

“External Quoted Value” has the meaning set forth in Section 5.12(b)(ii).

“External Unquoted Value” means (i) with respect to Borrower Tested Assets, the Borrower External Unquoted Value and (ii) with respect to IVP Tested Assets, the IVP External Unquoted Value.

“FATCA” means sections 1471 through 1474 of the Code, as of the ~~Amendment No. 1~~ Effective Date (or any amendment or successor version that is substantially comparable and not materially more onerous to comply with) ~~and~~, any current or future regulations or official interpretations thereof~~.~~ and any agreements entered into pursuant to Section 1471(b)(1) of the Code or any legislation or other official guidance or official requirements adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the chief executive officer, president, co-president, chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Financing Subsidiary” means (a) any Structured Subsidiary or (b) any SBIC Subsidiary.

“Foreign Lender” means any Lender or any other recipient of payments hereunder from the Borrower that, in each case, is not (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States (or any jurisdiction thereof) or (c) any estate or trust that is subject to U.S. federal income taxation regardless of the source of its income.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means the government of the United States or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

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“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary indemnification agreements entered into in the ordinary course of business in connection with obligations that do not constitute Indebtedness. The amount of any Guarantee at any time shall be deemed to be an amount equal to the maximum stated or determinable amount of the primary obligation in respect of which such Guarantee is incurred, unless the terms of such Guarantee expressly provide that the maximum amount for which such Person may be liable thereunder is a lesser amount (in which case the amount of such Guarantee shall be deemed to be an amount equal to such lesser amount).

“Guarantee and Security Agreement” means the Amended and Restated Guarantee, Pledge and Security Agreement, dated as of the Amendment No. 1 Effective Date, among the Borrower, the Subsidiary Guarantors, the Administrative Agent, the administrative agent under the Term Loan Credit Facility, each holder (or a representative, agent or trustee therefor) from time to time of any Secured Longer-Term Indebtedness, and the Collateral Agent, as the same shall be amended, restated, modified and supplemented from time to time.

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit B to the Guarantee and Security Agreement between the Collateral Agent and an entity that pursuant to Section 5.08 is required to become a “Subsidiary Guarantor” under the Guarantee and Security Agreement (with such changes as the Administrative Agent shall request consistent with the requirements of Section 5.08).

“Hedging Agreement” means (i) any interest rate protection agreement, foreign currency exchange protection agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement and (ii) any credit default swaps.

“Hedging Agreement Obligations” has the meaning specified in the Guarantee and Security Agreement as in effect on the Amendment No. 1 Effective Date.

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“Immaterial Subsidiaries” means those Subsidiaries of the Borrower that are “designated” as “Immaterial Subsidiaries” by the Borrower from time to time (it being understood that the Borrower may at any time change any such designation); provided that such designated Immaterial Subsidiaries shall collectively meet all of the following criteria at all times: (a) such Subsidiaries and their Subsidiaries do not hold any Eligible Portfolio Investment; (b) the aggregate assets of all such Subsidiaries and their Subsidiaries (on a consolidated basis) do not exceed an amount equal to 3% of the consolidated assets of the Borrower and its Subsidiaries; and (c) the aggregate revenues of all such Subsidiaries and their Subsidiaries (on a consolidated basis) for the most recent period of four consecutive fiscal quarters of such Subsidiaries and their Subsidiaries for which financial statements required to be delivered pursuant to Section 5.01 do not exceed an amount equal to 3% of the consolidated revenues of the Borrower and its Subsidiaries on a pro forma basis for such period; provided, further that if the aggregate assets or revenues of all Subsidiaries designated by the Borrower as “Immaterial Subsidiaries” (and not redesignated) shall as at any such time exceed the limits set forth in clauses (a), (b) and (c) above, then all such Subsidiaries shall be deemed not to be Immaterial Subsidiaries unless and until the Borrower shall redesignate one or more as not Immaterial Subsidiaries, in each case in a written notice to the Administrative Agent, and, as a result thereof, the aggregate assets and revenues of all Subsidiaries still designated as “Immaterial Subsidiaries” do not exceed such limits.

“Increasing Lender” has the meaning assigned to such term in Section 2.06(f).

“Indebtedness” of any Person means, without duplication, (a) (i) all obligations of such Person for borrowed money or ~~with respect to~~(ii) deposits, loans or advances of any kind that are required to be accounted for under GAAP as a liability on the financial statements of an Obligor (other than deposits received in connection with a Portfolio Investment in the ordinary course of the Obligor’s business (including, but not limited to, any deposits or advances in connection with expense reimbursement, prepaid agency fees, other fees, indemnification, work fees, tax distributions or purchase price adjustments)), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar debt instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade accounts payable and accrued expenses in the ordinary course of business not past due for more than 90 days after the date on which such trade account payable was due), (e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (with the value of such debt being the lower of the outstanding amount of such debt and the fair market value of the property subject to such Lien), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty ~~and (i~~, (i) the amount such Person would be obligated for under any Hedging Agreement if such Hedging Agreement was terminated at the time of determination, (j) Disqualified Equity Interests and (k) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances ~~or, for purposes of Sections 3.11, 3.16, 6.01 and 6.04 only, Hedging Agreements~~. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor (or such Person is not otherwise liable for such Indebtedness). Notwithstanding the foregoing, “Indebtedness” shall not include (x) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset or Investment to satisfy unperformed obligations of the seller of such asset or Investment or (y) a commitment arising in the ordinary course of business to make a future Portfolio Investment or fund the delayed draw or unfunded portion of any existing Portfolio Investment.

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“Independent” when used with respect to any specified Person means that such Person (a) does not have any direct financial interest or any material indirect financial interest in the Borrower or any of its Subsidiaries or Affiliates (including its investment adviser or any Affiliate thereof) other than ownership of publicly traded stock of the Borrower or any such Subsidiary or Affiliate with a market value not to exceed $1,000,000 and (b) is not an officer, employee, promoter, underwriter, trustee, partner, director or a Person performing similar functions of the Borrower or of its Subsidiaries or Affiliates (including its investment advisor or any Affiliate thereof).

“Independent Valuation Provider” means any of Houlihan ~~Capital Advisors, LLC~~Lokey, Duff & Phelps LLC, Murray, Devine and Company, Lincoln Advisors, Valuation Research Corporation, Alvarez & Marsal and ~~Houlihan Lokey~~their respective Affiliates that provide valuation services, or any other Independent nationally recognized third-party appraisal firm selected by the Administrative Agent and reasonably acceptable to the Borrower.

“Industry Classification Group” means ~~(a)~~ any of the industry group classification groups that are currently in effect by Moody’s or may be subsequently established by Moody’s and provided by the Borrower to the Lenders~~, and (b) up to three (3) additional industry group classifications established by the Borrower pursuant to Section 5.12(a)~~.

“ING” means ING Capital LLC.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.

“Interest Payment Date” means (a) with respect to any ABR Loan, each Quarterly Date and (b) with respect to any Eurocurrency Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period.

“Interest Period” means, for any Eurocurrency Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter or, with respect to such portion of any Loan or Borrowing that is scheduled to be repaid on the Maturity Date, a period of less than one month’s duration commencing on the date of such Loan or Borrowing and ending on the Maturity Date, as specified in the applicable Borrowing Request or Interest Election Request; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period (other than an Interest Period that ends on the Maturity Date that is permitted to be of less than one month’s duration as provided in this definition) that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Borrowing comprising Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.

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“Internal Value” has the meaning set forth in Section 5.12(b)(ii).

“Investment” means, for any Person: (a) Equity Interests, bonds, notes, debentures or other securities of any other Person or any agreement to acquire any Equity Interests, bonds, notes, debentures or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) deposits, advances, loans or other extensions of credit made to any other Person (including purchases of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); or (c) Hedging Agreements.

“Investment Advisor” means MCC Advisors LLC, a Delaware limited liability company, or an Affiliate thereof.

“Investment Advisor Departure Event” means any of the following events:

(a        the Investment Advisor shall cease to be the investment adviser of the Borrower; or

(b       the Permitted Holders cease to, directly or indirectly, Control the Investment Advisor.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.

“Investment Policies” means (i) the investment policies and procedures outlined on pages 53 to 56 of the Prospectus filed in connection with the Borrower’s initial public offering of 11,111,112 shares of common stock, (ii) the written statement of the Borrower’s qualifying asset policy delivered on the Effective Date pursuant to Section 4.01(g), and (iii) the written statement of the Borrower’s investment allocation policies between affiliated investment vehicles managed directly or indirectly by Medley Capital LLC, delivered on the Effective Date pursuant to Section 4.01(g) (and any modification thereof that is consistent with Amendment No.2 to the Application for an Order Pursuant to Sections 57(a)(4) and 57(i) of the Investment Company Act filed on July 8, 2011), as each of the above may be amended from time to time by a Permitted Policy Amendment.

“IVP External Unquoted Value” has the meaning assigned to such term in Section 5.12(b)(ii).

“IVP Supplemental Cap” has the meaning assigned to such term in Section 9.03(a).

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“IVP Tested Assets” has the meaning assigned to such term in Section 5.12(b)(ii).

“Largest Industry Classification Group” means, as of any date of determination, the single Industry Classification Group to which the greatest portion of Eligible Portfolio Investments in the Borrowing Base has been assigned pursuant to Section 5.12(a).

“Lenders” means the Persons listed on Schedule 1.01(b) as having Commitments and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption that provides for it to assume a Commitment or to acquire Revolving Credit Exposure, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“LIBO Rate” means, for any Interest Period, the ~~British Bankers’ Association Interest Settlement Rate~~Intercontinental Exchange Benchmark Administration Ltd. LIBOR Rate (or the successor thereto if the Intercontinental Exchange Benchmark Administration is no longer making such rates available) per annum for deposits in Dollars for a period equal to the Interest Period appearing on the display designated as Reuters Screen LIBOR01 Page (or such other page on that service or such other service designated by the ~~British Bankers’ Association~~Intercontinental Exchange Benchmark Administration Ltd. (or the successor thereto if the Intercontinental Exchange Benchmark Administration is no longer making such rates available) for the display of such ~~Association’s~~Administration’s Interest Settlement Rates for Dollar deposits) as of 11:00 a.m., London time on the day that is two Business Days prior to the first day of the Interest Period (or if such Reuters Screen LIBOR01 Page is un-available for any reason at such time, the rate which appears on the Reuters Screen ISDA Page as of such date and such time); provided, that if the Administrative Agent determines that the relevant foregoing sources are unavailable for the relevant Interest Period, LIBO Rate for purposes of this definition shall mean the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates per annum at which deposits in Dollars are offered to the Administrative Agent two (2) business days preceding the first day of such Interest Period by leading banks in the London interbank market as of 11:00 a.m. for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount comparable to the amount of the Administrative Agent’s portion of the relevant Eurocurrency Borrowing.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities (other than on market terms at fair value so long as in the case of any Portfolio Investment, the Value used in determining the Borrowing Base is not greater than the purchase or call price), except in favor of the issuer thereof (and, for the avoidance of doubt, in the case of Investments that are loans or other debt obligations, restrictions on assignments or transfers thereof on customary and market based terms pursuant to the underlying documentation relating to such Investment shall not be deemed to be a “Lien” and, in the case of Portfolio Investments that are equity securities, excluding customary drag-along, tag-along, right of first refusal and other similar rights in favor of other equity holders of the same issuer). For the avoidance of doubt, no Portfolio Investment shall be an Eligible Portfolio Investment unless, among the other requirements set forth in this Agreement, (i) such Investment is subject only to Eligible Liens and (ii) such Investment is Transferable.

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“Loan Documents” means, collectively, this Agreement, any promissory notes delivered pursuant to Section 2.07(f) and the Security Documents.

“Loans” means the revolving loans made by the Lenders to the Borrower pursuant to this Agreement.

“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X.

“Material Adverse Effect” means a material adverse effect on (a) the business, Portfolio Investments of the Obligors (taken as a whole) and other assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrower and its Subsidiaries (other than the Financing Subsidiaries), taken as a whole, or (b) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder or the ability of the Obligors to perform their respective obligations thereunder.

“Material Indebtedness” means (a) Term Loan Indebtedness, (b) other Indebtedness (other than the Loans and Hedging Agreements), of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $~~5,000,000 and~~10,000,000, (c) obligations in respect of one or more Hedging Agreements or other swap or derivative transactions (including any Total Return Swap) under which the maximum aggregate amount (giving effect to any legally enforceable netting agreements) that the Borrower and the Subsidiaries would be required to pay if such Hedging Agreement(s) or other swap or derivative transactions (including Total Return Swaps) were terminated at such time would exceed $~~5,000,000~~10,000,000.

“Maturity Date” means the date that is the one (1) year anniversary of the Revolver Termination Date.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

19

“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to (a) the sum of Cash payments and Cash Equivalents received by the Obligors from such Asset Sale (including any Cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received), minus (b) any costs, fees, commissions, premiums and expenses actually incurred by any Obligor directly incidental to such Asset Sale and paid in cash to a Person that is not an Affiliate of any Obligor (or if paid in cash to an Affiliate, only to the extent such expenses are reasonable and customary), including reasonable legal fees and expenses minus (c) all taxes paid or reasonably estimated to be payable by the Borrower as a result of such Asset Sale (after taking into account any available tax credits or deductions)~~.~~, minus (d) amounts estimated in good faith by the Borrower to be necessary for the Borrower to make distributions sufficient in amount to achieve the objectives set forth in clauses (i), (ii) and (iii) of Section 6.05(b) hereof, solely to the extent that the Required Payment Amount in or with respect to any taxable year (or any calendar year, as relevant) is increased as a result of such Asset Sale and minus (e) in the case of an Asset Sale consisting of a Portfolio Investment that is Capital Stock, reserves for indemnification, purchase price adjustments or analogous arrangements reasonably estimated by the Borrower or the relevant Subsidiary in connection with such Asset Sale; provided that, (i) such reserved amount shall not be included in the Borrowing Base and (ii) if the amount of any estimated reserves pursuant to this clause (d) exceeds the amount actually required to be paid in cash in respect of indemnification, purchase price adjustments or analogous arrangements for such Asset Sale, the aggregate amount of such excess shall constitute Net Asset Sale Proceeds (as of the date the Borrower determines such excess exists).

“Net Extraordinary Receipts” means an amount equal to (a) any Cash amount (and Cash proceeds of any non-Cash amount) received by or paid to any Obligor on account of any foreign, United States, state or local tax refunds, pension plan reversions, judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, condemnation awards (and payments in lieu thereof), indemnity payments received not in the ordinary course of business, purchase price adjustments received not in the ordinary course of business in connection with any purchase agreement and proceeds of insurance, minus (b) any costs, fees, commissions, premiums and expenses actually incurred by any Obligor directly incidental to such Cash receipts and paid in cash to a Person that is not an Affiliate of any Obligor (or paid in cash to an Affiliate, only to the extent such expenses are reasonable and customary), including reasonable legal fees and expenses, minus (c) all taxes paid or reasonably estimated to be payable as a result of such Cash receipts (after taking into account any available tax credits or deductions); minus (d) amounts estimated in good faith by the Borrower to be necessary for the Borrower to make distributions sufficient in amount to achieve the objectives set forth in clauses (i), (ii) and (iii) of Section 6.05(b) hereof, solely to the extent that the Required Payment Amount in or with respect to any taxable year (or any calendar year, as relevant) is increased as a result of such Cash receipts; provided, however, that Net Extraordinary Receipts shall not include (i) proceeds of any issuance of Equity Interests or issuances of Indebtedness by any Obligor, (ii) amounts that any Obligor receives from the Administrative Agent or any Lender in connection with the Loan Documents, (iii) Cash receipts to the extent received from proceeds of any casualty insurance or condemnation awards (or payments in lieu thereof) to the extent that such proceeds are used within 90 days to repair or replace the assets giving rise to such proceeds (provided that any amounts not so used within 90 days shall constitute Net Extraordinary Receipts), (iv) proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings, or (v) indemnity payments or payments in respect of judgments or settlements of claims, litigation or proceedings to the extent that such payments are received by any Person in respect of any unaffiliated third party claim against or loss by such Person and promptly applied to pay (or to reimburse such Person for its prior payment of) such claim or loss and the costs and expenses of such Person with respect thereto.

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“Net Return of Capital” means an amount equal to (a) any Cash amount (and Cash proceeds of any non-Cash amount) received by any Obligor at any time in respect of the outstanding principal of any Portfolio Investment (whether at stated maturity, by acceleration or otherwise), plus (b) without duplication of amounts received under clause (a), any Cash proceeds (including Cash proceeds of any non-Cash consideration) received by any Obligor at any time from the sale of any property or assets pledged as collateral in respect of any Portfolio Investment to the extent such Cash proceeds are less than or equal to the outstanding principal balance of such Portfolio Investment, plus (c) any cash amount (and Cash proceeds of any non-Cash amount) received by any Obligor at any time in respect of any Portfolio Investment that is an Equity Interest (x) upon the liquidation or dissolution of the Portfolio Company of such Portfolio Investment, (y) as a distribution of capital made on or in respect of such Portfolio Investment (other than, in the case of a Portfolio Investment that are Equity Interests, any distribution on account of actual taxes paid or reasonably estimated to be payable as a result of such distribution), or (z) pursuant to the recapitalization or reclassification of the capital of the Portfolio Company of such Portfolio Investment or pursuant to the reorganization of such Portfolio Company plus (d) any similar return of capital received by any Obligor in Cash (and Cash proceeds of any non-Cash amount) in respect of any Portfolio Investment, minus (e) (i) any costs, fees~~,~~ commissions, premiums and expenses actually incurred by any Obligor directly incidental to such Cash receipts and paid in cash to a Person that is not an Affiliate of an Obligor (or if paid in cash to an Affiliate, only to the extent such expenses are reasonable and customary), including reasonable legal fees and expenses~~.~~, (ii) any amounts necessary to meet tax obligations from associated gain and (iii) amounts estimated in good faith by the Borrower to be necessary for the Borrower to make distributions sufficient in amount to achieve the objectives set forth in clauses (i), (ii) and (iii) of Section 6.05(b) hereof, solely to the extent that the Required Payment Amount in or with respect to any taxable year (or any calendar year, as relevant) is increased as a result of such Return of Capital.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).

“Non-Pledged Financing Subsidiary” means, with respect to any Financing Subsidiary, the Equity Interest of such Financing Subsidiary is not subject to a first priority perfected security interest in favor of the Collateral Agent securing the Secured Obligations under and as defined in the Guarantee and Security Agreement.

“Obligors” means, collectively, the Borrower and the Subsidiary Guarantors.

“Obligors’ Net Worth” means, at any date, the Stockholders’ Equity at such date, minus the net asset value held by any Obligor in any non-Obligor Subsidiary.

“Other Covered Indebtedness” means, collectively, Secured Longer-Term Indebtedness, Term Loan Indebtedness and Unsecured Shorter-Term Indebtedness.

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“Other Permitted Indebtedness” means (a) accrued expenses and current trade accounts payable incurred in the ordinary course of any Obligor’s business that are overdue for a period of more than 90 days ~~or~~and which are not being contested in good faith by appropriate proceedings, (b) Indebtedness (other than Indebtedness for borrowed money) arising in connection with transactions in the ordinary course of any Obligor’s business in connection with its purchasing of securities, ~~Hedging Agreements entered into for financial planning purposes and not for speculative purposes,~~ reverse repurchase agreements or dollar rolls to the extent such transactions are permitted under the Investment Company Act and the Borrower’s Investment Policies; provided that such Indebtedness does not arise in connection with the purchase of ~~Eligible~~ Portfolio Investments other than Cash Equivalents and U.S. Government Securities, (c) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default under clause (k) of Article VII, (d) Indebtedness incurred in the ordinary course of business to finance equipment and fixtures; provided that such Indebtedness does not exceed $2,000,000 in the aggregate at any time outstanding; and (e) other Indebtedness not to exceed $1,000,000 in the aggregate.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Equity Interests” means common stock of the Borrower that after its issuance is not subject to any agreement between the holder of such common stock and the Borrower where the Borrower is required to purchase, redeem, retire, acquire, cancel or terminate any such common stock ~~at any time prior to the first anniversary of the later of the Maturity Date (as in effect from time to time) and the Termination Date~~.

“Permitted Holders” means Medley ~~Capital~~ LLC (but only so long as it is Controlled by any two (2) of (i) Brook Taube, (ii) ~~Andrew Fentress~~Jeff Tonkel, or (iii) Seth Taube (including, in each case, any trust, partnership, corporation, limited liability company or other entity Controlled by such individual), except if any such individuals are replaced with managers reasonably acceptable to the Administrative Agent and the Required Lenders after the death, disability or termination (for cause, by the board of directors of the Borrower) of any such individuals).

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“Permitted Liens” means (a) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; (b) Liens of clearing agencies, broker-dealers and similar Liens incurred in the ordinary course of business; provided that such Liens (i) attach only to the securities (or proceeds) being purchased or sold and (ii) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with margin financing; (c) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmens’, storage, landlord, and repairmen’s Liens and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; (d) Liens incurred or pledges or deposits made to secure obligations incurred in the ordinary course of business under workers’ compensation laws, unemployment insurance or other similar social security legislation (other than in respect of employee benefit plans subject to ERISA) or to secure public or statutory obligations; (e) Liens securing the performance of, or payment in respect of, bids, insurance premiums, deductibles or co-insured amounts, tenders, government or utility contracts (other than for the repayment of borrowed money), surety, stay, customs and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business; (f) Liens arising out of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default; (g) customary rights of setoff and liens upon (i) deposits of cash in favor of banks or other depository institutions in which such cash is maintained in the ordinary course of business, (ii) cash and financial assets held in securities accounts in favor of banks and other financial institutions with which such accounts are maintained in the ordinary course of business and (iii) assets held by a custodian in favor of such custodian in the ordinary course of business, in the case of each of clauses (i) through (iii) above, securing payment of fees, indemnities, charges for returning items and other similar obligations; (h) Liens arising solely from precautionary filings of financing statements under the Uniform Commercial Code of the applicable jurisdictions in respect of operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business; (i) zoning restrictions, easements, licenses, or other restrictions on the use of any real estate (including leasehold title), in each case which do not interfere with or affect in any material respect the ordinary course conduct of the business of the Borrower and its Subsidiaries; (j) purchase money Liens on specific equipment and fixtures provided that (i) such Liens only attach to such equipment and fixtures, (ii) the Indebtedness secured thereby is incurred pursuant to clause (d) of the definition of “Other Permitted Indebtedness” and (iii) the Indebtedness secured thereby does not exceed the lesser of the cost and the fair market value of such equipment and fixtures at the time of the acquisition thereof; (k) deposits of money securing leases to which Borrower is a party as lessee made in the ordinary course of business; ~~and~~ (l) Eligible Liens~~.~~; and (m) Liens in favor of any escrow agent solely on and in respect of any cash earnest money deposits made by any Obligor in connection with any letter of intent or purchase agreement (to the extent that the acquisition or disposition with respect thereto is otherwise permitted hereunder).

“Permitted Policy Amendment” is an amendment, modification, termination or restatement of the Investment Policies, that is either (a) approved in writing by the Administrative Agent (with the consent of the Required Lenders), (b) required by applicable law or Governmental Authority, or (c) could not reasonably be expected to have a material adverse effect on the Lenders.

“Permitted SBIC Guarantee” means a guarantee by the Borrower of SBA Indebtedness of an SBIC Subsidiary on SBA’s then applicable form; provided that the recourse to the Obligors thereunder is expressly limited only to periods after the occurrence of an event or condition that is an impermissible change in the control of such SBIC Subsidiary (it being understood that, as provided in clause (r) of Article VII, it shall be an Event of Default hereunder if any such event or condition giving rise to such recourse occurs).

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“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Portfolio Company” means the issuer or obligor under any Portfolio Investment held by any Obligor.

“Portfolio Company Data” means historic (not to exceed 6 months) and pro-forma financial information and market data associated with a Portfolio Company which has been delivered by such Portfolio Company to the Borrower (without independent substantive verification by the Borrower), which may include pro-forma financial information in connection with, among other things, (a) an Investment that was originated by the Borrower within the preceding twelve month period, (b) a Portfolio Company that has, within the preceding twelve month period, been the acquirer of substantially all of the business assets or stock of another Person, (c) a Portfolio Company that has, within the preceding twelve month period, been the target of an acquisition of substantially all of its business assets or stock, and/or (d) a Portfolio Company that does not have an entire fiscal year under its current capital structure.

“Portfolio Investment” means any Investment held by the Borrower and its Subsidiaries in their asset portfolio.

“Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section, as the “U.S. Prime Rate” (or its successor), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any Lender may make commercial loans or other loans at rates of interest at, above, or below the Prime Rate.

“Quarterly Dates” means the last Business Day of March, June, September and December in each year, commencing on September 30, 2011.

“Quoted Investments” has the meaning set forth in Section 5.12(b)(ii).

“Register” has the meaning set forth in Section 9.04.

“Regulations D, T, U and X” means, respectively, Regulations D, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

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“Required Lenders” means, at any time, subject to Section 2.16(b), Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided, that, (a) if there are only three (3) Lenders at such time, “Required Lenders” shall mean Lenders having Revolving Credit Exposures and unused Commitments representing more than 67% of the sum of the total Revolving Credit Exposures and unused Commitments at such time and (b) if there are only two (2) Lenders at such time, “Required Lenders” shall mean all Lenders.

“Required Payment Amount” has the meaning set forth in Section 6.05(b).

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower (other than any equity awards granted to employees, officers, directors and consultants of the Borrower and its Affiliates); provided, for clarity, neither the conversion of convertible debt into capital stock nor the purchase, redemption, retirement, acquisition, cancellation or termination of convertible debt made solely with capital stock (other than interest or expenses, which may be payable in cash) shall be a Restricted Payment hereunder.

“Revolver Termination Date” means the date that is the three year anniversary of the Amendment No. ~~1~~5 Effective Date, unless extended with the consent of each Lender in its sole and absolute discretion.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans at such time.

“Revolving Percentage” means, as of any date of determination, the result, expressed as a percentage, of the aggregate Revolving Credit Exposure on such date divided by the aggregate outstanding Covered Debt Amount on such date.

“RIC” means a Person qualifying for treatment as a “regulated investment company” under the Code.

“Risk Factor” means, with respect to any Portfolio Investment, for any calendar quarter, the risk factor set forth on Schedule 1.01(c) corresponding to the Risk Factor Rating that has been most recently assigned to such Portfolio Investment by the Borrower in accordance with the definition of Risk Factor Rating.

“Risk Factor Rating” means, with respect to any Portfolio Investment, a rating assigned by the Borrower from time to time to such Portfolio Investment by, at the Borrower’s option, either (i) using a public rating of the Portfolio Company from Moody’s; (ii) using a comparable shadow rating performed by a Moody’s analyst with respect to the Portfolio Company Data relating to such Portfolio Investment; (iii) if such a public rating or comparable shadow rating referred to in clauses (i) and (ii) above is not available, using a comparable rating determined by the Borrower inputting the Portfolio Company Data relating to such Portfolio Investment into RiskCalc (Moody’s KMV Expected Default Frequency model); or (iv) determining a rating by another method that has been approved for such Portfolio Investment by the Administrative Agent and Lenders (which approval, for the avoidance of doubt, may be given electronically) holding not less than two-thirds of the total Revolving Credit Exposures and unused Commitments.

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“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., a New York corporation, or any successor thereto.

“SBA” means the United States Small Business Administration or any Governmental Authority succeeding to any or all of the functions thereof.

“SBIC Subsidiary” means any Subsidiary of the Borrower (or such Subsidiary’s general partner or manager entity) that is (x) either (i) a “small business investment company” licensed by the SBA (or that has applied for such a license and is actively pursuing the granting thereof by appropriate proceedings promptly instituted and diligently conducted) under the Small Business Investment Act of 1958, as amended, or (ii) any wholly-owned, directly or indirectly, Subsidiary of an entity referred to in clause (x)(i) of this definition, and (y) designated by the Borrower (as provided below) as an SBIC Subsidiary, so long as:

(a)          other than pursuant to a Permitted SBIC Guarantee or the requirement by the SBA that the Borrower make an equity or capital contribution to the SBIC Subsidiary in connection with its incurrence of SBA Indebtedness (provided that such contribution is permitted by Section 6.03(f) and is made substantially contemporaneously with such incurrence), no portion of the Indebtedness or any other obligations (contingent or otherwise) of such Person (i) is Guaranteed by the Borrower or any of its Subsidiaries (other than any SBIC Subsidiary), (ii) is recourse to or obligates the Borrower or any of its Subsidiaries (other than any SBIC Subsidiary) in any way, or (iii) subjects any property of the Borrower or any of its Subsidiaries (other than any SBIC Subsidiary) to the satisfaction thereof;

(b)          other than pursuant to a Permitted SBIC Guarantee, neither the Borrower nor any of its Subsidiaries has any material contract, agreement, arrangement or understanding with such Person other than on terms no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower or such Subsidiary;

(c)          neither the Borrower nor any of its Subsidiaries (other than any SBIC Subsidiary) has any obligation to such Person to maintain or preserve its financial condition or cause it to achieve certain levels of operating results; and

(d)          such Person has not Guaranteed or become a co-borrower under, and has not granted a security interest in any of its properties to secure, and the Equity Interests it has issued are not pledged to secure, in each case, any indebtedness, liabilities or obligations of any one or more of the Obligors.

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Any designation by the Borrower under clause (y) above shall be effected pursuant to a certificate of a Financial Officer delivered to the Administrative Agent, which certificate shall include a statement to the effect that, to the best of such Financial Officer’s knowledge, such designation complied with the foregoing conditions.

“SEC” means the United States Securities and Exchange Commission or any Governmental Authority succeeding to any or all of the functions thereof.

“Secured Longer-Term Indebtedness” means, as at any date, Indebtedness for borrowed money (other than Indebtedness hereunder and under the Term Loan Credit Facility) of the Borrower (which may be Guaranteed by Subsidiary Guarantors) that:

(a) has no amortization or mandatory redemption, repurchase or prepayment prior to, and a final maturity date not earlier than, six months after the Maturity Date (it being understood (i) that the conversion features into Permitted Equity Interests under convertible notes (as well as the triggering of such conversion and/or settlement thereof solely with Permitted Equity Interests, except in the case of interest or expenses (which may be payable in cash)) shall not constitute “amortization”, “redemption”, “repurchase” or “repayment” for the purposes of this definition)~~, (~~ and (ii) any mandatory amortization, redemption, repurchase or prepayment obligation or put right that is contingent upon the happening of an event that is not certain to occur (including, without limitation, a change of control or bankruptcy) shall not in and of itself be deemed to disqualify such Indebtedness under this clause (a) (notwithstanding the foregoing, in this clause (ii), the Borrower acknowledges that any payment prior to the Termination Date in respect of any such obligation or right shall only be made to the extent permitted by Section 6.12));

(b) is incurred pursuant to documentation containing ~~other terms (including~~(i) financial ~~and other~~ covenants, covenants ~~regarding~~governing the borrowing base, if any, portfolio valuations~~,~~ and events of default (other than events of default customary in indentures or similar instruments that have no analogous provisions in this Agreement or credit agreements generally) that are no more restrictive upon the Borrower and its Subsidiaries than those set forth in this Agreement (provided that, upon the Borrower’s written notice to the Administrative Agent at least five Business Days prior to the incurrence of any Secured Longer-Term Indebtedness that otherwise would not meet the requirements of this clause (b)(i), this Agreement will be deemed automatically amended (and, upon the request of the Administrative Agent or the Required Lenders, the Borrower shall promptly enter into a written amendment evidencing such amendment), mutatis mutandis, solely to the extent necessary that the financial covenants, covenants governing the borrowing base, if any, portfolio valuations and events of default, ~~but excluding~~as applicable, in this Agreement shall be at least as restrictive as such covenants in the Secured Longer-Term Indebtedness and (ii) other terms (other than interest) that are no more restrictive in any material respect upon the Borrower and its Subsidiaries, prior to the Termination Date, than those set forth in this Agreement (it being understood that put rights or repurchase or redemption obligations (x) in the case of convertible securities, in connection with the suspension or delisting of the Capital Stock of the Borrower or the failure of the Borrower to satisfy a continued listing rule with respect to its Capital Stock or (y) arising out of circumstances that would constitute a “fundamental change” (as such term is customarily defined in convertible note offerings) or be Events of Default under this Agreement shall not be deemed to be more restrictive for purposes of this definition); and

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(c) ranks pari passu with the obligations under this Agreement and under the Term Loan Credit Facility and is not secured by any assets of any Person other than any assets of any Obligor pursuant to the Security Documents and the holders of which, or the agent, trustee or representative of such holders, have agreed to either (x) be bound by the provisions of the Security Documents by executing the joinder attached as Exhibit E to the Guarantee and Security Agreement or (y) be bound by the provisions of the Security Documents in a manner reasonably satisfactory to the Administrative Agent and the Collateral Agent. For the avoidance of doubt, Secured Longer-Term Indebtedness shall also include any refinancing, refunding, renewal or extension of any Secured Longer-Term Indebtedness so long as such refinanced, refunded, renewed or extended Indebtedness continues to satisfy the requirements of this definition.

“Security Documents” means, collectively, the Guarantee and Security Agreement, the Custodian Agreement, all Uniform Commercial Code financing statements filed with respect to the security interests in personal property created pursuant to the Guarantee and Security Agreement, and all other assignments, pledge agreements, security agreements, control agreements and other instruments executed and delivered at any time by any of the Obligors pursuant to the Guarantee and Security Agreement or otherwise providing or relating to any collateral security for any of the Secured Obligations under and as defined in the Guarantee and Security Agreement.

“Senior Securities” means senior securities (as such term is defined and determined pursuant to the Investment Company Act and any orders of the SEC issued to the Borrower thereunder).

“Significant Unsecured Indebtedness Event” means that the aggregate principal amount of Unsecured Longer-Term Indebtedness plus the aggregate principal amount of Unsecured Shorter-Term Indebtedness plus the aggregate amount of Other Permitted Indebtedness exceeds, at any time of determination, the sum of (A) the excess of the Borrowing Base over the Covered Debt Amount plus (B) 30% of the excess of Stockholders’ Equity over Obligors’ Net Worth.

“Solvent” means, with respect to any Obligor, that as of the date of determination, both (a) (i) the sum of such Obligor’s debt and liabilities (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets, (ii) such Obligor’s capital is not unreasonably small in relation to its business as contemplated on the Amendment No. ~~1~~5 Effective Date and reflected in any projections delivered to the Lenders or with respect to any transaction contemplated or undertaken after the Amendment No. ~~1~~5 Effective Date, and (iii) such Obligor has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (b) such Obligor is “solvent” within the meaning given to such term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

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“Special Equity Interest” means any Equity Interest that is subject to a Lien in favor of creditors of the issuer of such Equity Interest, provided that (a) such Lien was created to secure Indebtedness owing by such issuer to such creditors, (b) such Indebtedness was (i) in existence at the time the Obligors acquired such Equity Interest, (ii) incurred or assumed by such issuer substantially contemporaneously with such acquisition or (iii) already subject to a Lien granted to such creditors and (c) unless such Equity Interest is not intended to be included in the Collateral, the documentation creating or governing such Lien does not prohibit the inclusion of such Equity Interest in the Collateral.

“Standard Securitization Undertakings” means, collectively, (a) customary arms-length servicing obligations (together with any related performance guarantees), (b) obligations (together with any related performance guarantees) to refund the purchase price or grant purchase price credits for breach of representations and warranties referred to in clause (c), and (c) representations, warranties, covenants and indemnities (together with any related performance guarantees) of a type that are reasonably customary in commercial loan securitizations (in each case in clauses (a), (b) and (c) excluding obligations related to the collectability of the assets sold or the creditworthiness of the underlying obligors and excluding obligations that constitute credit recourse).

“Statutory Reserve Rate” means, for the Interest Period for any Eurocurrency Borrowing, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the arithmetic mean, taken over each day in such Interest Period, of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentages shall include those imposed pursuant to Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

~~“~~Step-Down Condition~~” means the date on which Stockholders’ Equity first exceeds $350,000,000.~~

“Stockholders’ Equity” means, at any date, the amount determined on a consolidated basis, without duplication, in accordance with GAAP, of stockholders’ equity for the Borrower and its Subsidiaries at such date.

“Structured Finance Obligations and Finance Leases” means any obligation issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgaged-backed securities, or any finance lease. For the avoidance of doubt, if an obligation satisfies this definition, such obligation shall not (a) qualify as any other category of Portfolio Investment or (b) be included in the Borrowing Base.

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“Structured Subsidiaries” means a direct or indirect Subsidiary of the Borrower to which any Obligor sells, conveys or otherwise transfers (whether directly or indirectly) Portfolio Investments, which is formed in connection with, and which continues to exist for the sole purpose of, such Subsidiary obtaining and maintaining third-party financing from an unaffiliated third party, and which engages in no material activities other than in connection with the purchase ~~or~~and financing of such assets from the Obligors or any other Person, and which is designated by the Borrower (as provided below) as a Structured Subsidiary, so long as:

(a)          no portion of the Indebtedness or any other obligations (contingent or otherwise) of such Subsidiary (i) is Guaranteed by any Obligor (other than Guarantees in respect of Standard Securitization Undertakings), (ii) is recourse to or obligates any Obligor in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property of any Obligor (other than property that has been contributed or sold or otherwise transferred to such Subsidiary in accordance with the terms Section 6.03(f)), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or any Guarantee thereof;

(b)          no Obligor has any material contract, agreement, arrangement or understanding with such Subsidiary other than on terms no less favorable to such Obligor than those that might be obtained at the time from Persons that are not Affiliates of any Obligor, other than fees payable in the ordinary course of business in connection with servicing loan assets; ~~and~~

(c)          no Obligor has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results~~.~~; and

(d)          definitive documentation relating to a third party financing provided to such subsidiary by an unaffiliated third party (1) remains in full force and effect at all times and (2) does not permit such subsidiary to become an Obligor hereunder.

Any such designation by the Borrower shall be effected pursuant to a certificate of a Financial Officer delivered to the Administrative Agent, which certificate shall include a statement to the effect that, to the best of such Financial Officer’s knowledge, such designation complied with the foregoing conditions. Each Subsidiary of a Structured Subsidiary shall be deemed to be a Structured Subsidiary and shall comply with the foregoing requirements of this definition.

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“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Anything herein to the contrary notwithstanding, the term “Subsidiary” shall not include any Person that constitutes an Investment held by the Borrower in the ordinary course of business and that is not, under GAAP, consolidated on the financial statements of the Borrower. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

“Subsidiary Guarantor” means any Subsidiary that is or is required to be a Guarantor under the Guarantee and Security Agreement. It is understood and agreed that, subject to Section 5.08(a), no Financing Subsidiary shall be required to be a Subsidiary Guarantor as long as it remains a Financing Subsidiary as defined and described herein.

“Taxes” means any and all present or future taxes levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Term Loans” means the “Loans” as defined in the Term Loan Credit Facility.

“Term Loan Credit Facility” means (i) the Senior Secured Term Loan Credit Agreement dated as of August 31, 2012 among the Borrower, the lenders party thereto and ING Capital LLC, as administrative agent (the “Existing Term Loan Credit Agreement”) and (ii) any amendment, modification, supplement, amendment and restatement, extension, refinancing or replacement of the Existing Term Loan Credit Agreement, provided that any such amendment, modification, supplement, amendment and restatement, extension, refinancing or replacement (a) has no amortization prior to, and a final maturity date not earlier than, six months after the Maturity Date, (b) is incurred pursuant to documentation containing other terms (including financial and other covenants, covenants regarding the borrowing base, if any, portfolio valuations, and events of default, but excluding interest) that are no more restrictive in any material respect upon the Borrower and its Subsidiaries, while the Commitments are outstanding, than those set forth in the Existing Term Loan Credit Agreement and (c) is not secured by any assets of any Obligor other than pursuant to the Security Documents and the holders of which, or the agent, trustee or representative of such holders, have agreed to either (x) be bound by the provisions of the Security Documents by executing the joinder attached as Exhibit E to the Guarantee and Security Agreement or (y) be bound by the provisions of the Security Documents in a manner reasonably satisfactory to the Administrative Agent and the Collateral Agent.

“Term Loan Indebtedness” means Indebtedness under the Term Loan Credit Facility and all agreements related thereto.

“Termination Date” means the date on which the Commitments have expired or been terminated and the principal of and accrued interest on each Loan and all fees and other amounts payable hereunder by the Borrower or any other Obligor shall have been paid in full (excluding, for the avoidance of doubt, any amount in connection with any contingent, unasserted obligations).

“Total Return Swap” means any total return swap entered into by a Financing Subsidiary.

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“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and other Loan Documents, the borrowing of Loans, and the use of the proceeds thereof.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or its direct or indirect parent company is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed and such appointment has not been publicly disclosed.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“United States” means the United States of America.

“Unquoted Investments” has the meaning set forth in Section 5.12(b)(ii).

“Unsecured Longer-Term Indebtedness” means any Indebtedness for borrowed money of the Borrower that:

(a) has no amortization or mandatory redemption, repurchase or prepayment prior to, and a final maturity date not earlier than, six months after the Maturity Date (it being understood that (i) the conversion features into Permitted Equity Interests under convertible notes (as well as the triggering of such conversion and/or settlement thereof solely with Permitted Equity Interests, except in the case of interest or expenses (which may be payable in cash)) shall not constitute “amortization”, “redemption”, “repurchase” or “repayment” for the purposes of this definition and (ii) any mandatory amortization, redemption, repurchase or prepayment obligation or put right that is contingent upon the happening of an event that is not certain to occur (including, without limitation, a change of control or bankruptcy) shall not in and of itself be deemed to disqualify such Indebtedness under this clause (a) (notwithstanding the foregoing, in this clause (ii), the Borrower acknowledges that any payment prior to the Termination Date in respect of any such obligation or right shall only be made to the extent permitted by Section 6.12))~~,~~;

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(b) is incurred pursuant to terms that are substantially comparable to market terms for substantially similar debt of other similarly situated borrowers as reasonably determined in good faith by Borrower (other than financial covenants and events of default (other than events of default customary in indentures or similar instruments that have no analogous provisions in this Agreement or credit agreements generally), which shall be no more restrictive upon the Borrower and its Subsidiaries, prior to the Termination Date, than those set forth in this Agreement; provided that, upon the Borrower’s written notice to the Administrative Agent at least five Business Days prior to the incurrence of any Unsecured Longer-Term Indebtedness that otherwise would not meet the requirements set forth in this parenthetical of this clause (b), this Agreement will be deemed automatically amended (and, upon the request of the Administrative Agent or the Required Lenders, the Borrower shall promptly enter into a written amendment evidencing such amendment), mutatis mutandis, solely to the extent necessary such that the financial covenants and events of default, as applicable, in this Agreement shall be at least as restrictive as such provisions in the Unsecured Longer-Term Indebtedness) (it being understood that put rights or repurchase or redemption obligations (x) in the case of convertible securities, in connection with the suspension or delisting of the Capital Stock of the Borrower or the failure of the Borrower to satisfy a continued listing rule with respect to its Capital Stock or (y) arising out of circumstances that would constitute a “fundamental change” (as such term is customarily defined in convertible note offerings) or be Events of Default under this Agreement shall not be deemed to be more restrictive for purposes of this definition)~~,~~; and

(c) is not secured by any assets of any Person. For the avoidance of doubt, Unsecured Longer-Term Indebtedness shall also include any refinancing, refunding, renewal or extension of any Unsecured Longer-Term Indebtedness so long as such refinanced, refunded, renewed or extended Indebtedness continues to satisfy the requirements of this definition.

“Unsecured Shorter-Term Indebtedness” means, collectively, (a) any Indebtedness of the Borrower or any of its Subsidiaries for borrowed money that is not secured by any assets of any Person and that does not constitute Unsecured Longer-Term Indebtedness and (b) any Indebtedness of the Borrower or any of its Subsidiaries that is designated as “Unsecured Shorter-Term Indebtedness” pursuant to Section 6.11(a). For the avoidance of doubt, Unsecured Shorter-Term Indebtedness shall also include any refinancing, refunding, renewal or extension of any Unsecured Shorter-Term Indebtedness so long as such refinanced, refunded, renewed or extended Indebtedness continues to satisfy the requirements of clause (a).

“U.S. Government Securities” means securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States and in the form of conventional bills, bonds, and notes.

“Valuation Testing Date” has the meaning assigned to such term in Section 5.12(b)(ii).

“Value” has the meaning assigned to such term in Section 5.13.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02.         Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., an “ABR Loan”). Borrowings also may be classified and referred to by Type (e.g., an “ABR Borrowing”).

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SECTION 1.03.         Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on such successors and assigns set forth herein), (c) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04.         Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Amendment No. 1 Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), then Borrower, Administrative Agent and the Lenders agree to enter into negotiations in good faith in order to amend such provisions of the Agreement so as to equitably reflect such change to comply with GAAP with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such change to comply with GAAP as if such change had not been made; provided, however, until such amendments to equitably reflect such changes are effective and agreed to by Borrower, Administrative Agent and the Required Lenders, the Borrower’s compliance with such financial covenants shall be determined on the basis of GAAP as in effect and applied immediately before such change in GAAP becomes effective. Notwithstanding the foregoing or anything herein to the contrary, the Borrower covenants and agrees with the Lenders that whether or not the Borrower may at any time adopt Financial Accounting Standard No. 159 or Accounting Standard Codification 825, all determinations relating to fair value accounting for liabilities or compliance with the terms and conditions of this Agreement shall be made on the basis that the Borrower has not adopted Financial Accounting Standard No. 159 or Accounting Standard Codification 825.

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ARTICLE II

THE CREDITS

SECTION 2.01.         The Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment, (b) the aggregate Revolving Credit Exposure of all of the Lenders exceeding the aggregate Commitments, (c) the total Covered Debt Amount exceeding the Borrowing Base then in effect or (d) the Covered Debt Amount exceeding the sum of (i) the aggregate Value of all Eligible Portfolio Investments included in the Borrowing Base, less (ii) the aggregate Value of all Eligible Portfolio Investments issued by the four largest issuers (for the avoidance of doubt, the calculation of Value for purposes of this clause (d) shall be made without taking into account any Advance Rate). Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

SECTION 2.02.         Loans and Borrowings.

(a)          Obligations of Lenders. Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)          Type of Loans. Subject to Section 2.11, each Borrowing shall be constituted entirely of ABR Loans or of Eurocurrency Loans as the Borrower may request in accordance herewith. Each Loan shall be denominated in Dollars. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement, and (ii) in exercising such option, such Lender shall use reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.12 shall apply).

(c)          Minimum Amounts. Each Borrowing shall be in an aggregate amount of $1,000,000 or a larger multiple of $100,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. Borrowings of more than one Type may be outstanding at the same time.

(d)          Limitations on Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Eurocurrency Borrowing (or to elect to convert to or continue as a Eurocurrency Borrowing) if the Interest Period requested therefor would end after the Maturity Date.

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SECTION 2.03.         Requests for Borrowings.

(a)          Notice by the Borrower. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by delivery of a signed Borrowing Request or by telephone (followed promptly by delivery of a signed Borrowing Request) (i) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such request for a Borrowing shall be irrevocable.

(b)          Content of Borrowing Requests. Each request for a Borrowing (whether a written Borrowing Request or a telephonic request) shall specify the following information in compliance with Section 2.02:

(i)          the aggregate amount of the requested Borrowing;

(ii)         the date of such Borrowing, which shall be a Business Day;

(iii)        whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(iv)        in the case of a Eurocurrency Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d); and

(v)         the location and number of the Borrower’s account (or such other account(s) as the Borrower may designate in a written Borrowing Request accompanied by information reasonably satisfactory to the Administrative Agent as to the identity and purpose of such other account(s)) to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

(c)          Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

(d)          Failure to Elect. If no election as to the Type of a Borrowing is specified in a request for a Borrowing, then the requested Borrowing shall be a Eurocurrency Borrowing having an Interest Period of one (1) month. If a Eurocurrency Borrowing is requested but no Interest Period is specified, the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration.

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SECTION 2.04.         Funding of Borrowings.

(a)          Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to the account(s) designated by the Borrower in the applicable Borrowing Request.

(b)          Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and, in reliance upon such assumption, the Administrative Agent may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate and (ii) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Nothing in this paragraph shall relieve any Lender of its obligation to fulfill its commitments hereunder or shall prejudice any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.05.         Interest Elections.

(a)          Elections by the Borrower for Borrowings. Subject to Section 2.03(d), the Loans constituting each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, subject to Section 2.05(e), the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurocurrency Borrowing, may elect the Interest Period therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders (except as provided under Section 2.11(b)), and the Loans constituting each such portion shall be considered a separate Borrowing.

(b)          Notice of Elections. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by delivery of a signed Interest Election Request in a form approved by the Administrative Agent or by telephone (followed promptly, but no later than the close of business on the date of such request, by a signed Interest Election Request in a form approved by the Administrative Agent) by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic and written notice of election shall be irrevocable.

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(c)          Content of Interest Election Requests. Each telephonic and written notice of election pursuant to Section 2.05(b) shall specify the following information in compliance with Section 2.02:

(i)          the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

(ii)         the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)        whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv)        if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d); provided that there shall be no more than ten (10) separate Borrowings outstanding at any one time.

(d)          Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)          Failure to Elect; Events of Default. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Eurocurrency Borrowing having an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, (i) any Eurocurrency Borrowing shall, at the end of the applicable Interest Period for such Eurocurrency Borrowing, be automatically converted to an ABR Borrowing and (ii) the Borrower shall not be entitled to elect to convert or continue any Borrowing into or as a Eurocurrency Borrowing.

SECTION 2.06.         Termination, Reduction or Increase of the Commitments.

(a)          Scheduled Termination. Unless previously terminated in accordance with the terms of this Agreement, on the Revolver Termination Date the Commitments shall automatically be reduced to an amount equal to the aggregate principal amount of the Loans of all Lenders outstanding on the Revolver Termination Date and thereafter to an amount equal to the aggregate principal amount of the Loans outstanding after giving effect to each payment of principal ~~thereunder~~hereunder; provided that, for clarity, no Lender shall have any obligation to make new Loans on or after the Revolver Termination Date, and any Loans outstanding on the Revolving Termination Date shall be due and payable on the Maturity Date in accordance with Section 2.07.

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(b)          Voluntary Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments pursuant to this Section 2.06(b) shall be in an amount that is $5,000,000 or a larger multiple of $1,000,000 in excess thereof and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.08, the total Revolving Credit Exposures would exceed the total Commitments.

(c)          Notice of Voluntary Termination or Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(d)          Effect of Termination or Reduction. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

(e)          [Intentionally Omitted].

(f)          Increase of the Commitments.

(i)          Requests for Increase by Borrower. The Borrower ~~may~~shall have the right, at any time prior to the Revolver Termination Date, to propose that the Commitments hereunder be increased (each such proposed increase being a “Commitment Increase”) by notice to the Administrative Agent specifying each existing Lender (each an “Increasing Lender”) and/or each additional lender (each an “Assuming Lender”) that shall have agreed to an additional Commitment and the date on which such increase is to be effective (the “Commitment Increase Date”), which shall be a Business Day at least three (3) Business Days (or such lesser period as the Administrative Agent may reasonably agree) after delivery of such notice and thirty (30) days prior to the Revolver Termination Date; provided that each Lender may determine in its sole discretion whether or not it chooses to participate in a Commitment Increase; provided, further that:

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(A)         the minimum amount of the Commitment of any Assuming Lender, and the minimum amount of the increase of the Commitment of any Increasing Lender, as part of such Commitment Increase shall be $1,000,000 or a larger multiple of $500,000 (or, in each case, in such other amounts as agreed by the Administrative Agent),

(B)         immediately after giving effect to such Commitment Increase, the sum of (i) the total Commitments of all of the Lenders hereunder and (ii) the aggregate outstanding principal amount of the Term Loans as of the Commitment Increase Date shall not exceed the lesser of (x) 100% of the Obligors’ Net Worth at such time and (y) $~~400,000,000~~600,000,000;

(C)         each Assuming Lender shall be consented to by the Administrative Agent (which consent shall not be unreasonably withheld or delayed);

(D)         no Default shall have occurred and be continuing on such Commitment Increase Date or shall result from the proposed Commitment Increase; and

(E)         the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the Commitment Increase Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(ii)         Effectiveness of Commitment Increase by Borrower. On the Commitment Increase Date for any Commitment Increase, each Assuming Lender part of such Commitment Increase, if any, shall become a Lender hereunder as of such Commitment Increase Date with Commitment in the amount set forth in the agreement referred to in Section 2.06(f)(ii)(y) and the Commitment of any Increasing Lender part of such Commitment Increase shall be increased as of such Commitment Increase Date to the amount set forth in the agreement referred to in Section 2.06(f)(ii)(y); provided that:

(x)          the Administrative Agent shall have received on or prior to 11:00 a.m., New York City time, on such Commitment Increase Date (or on or prior to a time on an earlier date specified by the Administrative Agent) a certificate of a duly authorized officer of the Borrower stating that each of the applicable conditions to such Commitment Increase set forth in the foregoing paragraph (i) has been satisfied; and

(y)          each Assuming Lender or Increasing Lender shall have delivered to the Administrative Agent, on or prior to 11:00 a.m., New York City time on such Commitment Increase Date (or on or prior to a time on an earlier date specified by the Administrative Agent), an agreement, in form and substance satisfactory to the Borrower and the Administrative Agent, pursuant to which such Lender shall, effective as of such Commitment Increase Date, undertake a Commitment or an increase of Commitment, as applicable, duly executed by such Assuming Lender or Increasing Lender, as applicable, and the Borrower and acknowledged by the Administrative Agent.

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Promptly following satisfaction of such conditions, the Administrative Agent shall notify the Lenders (including any Assuming Lenders) thereof and of the occurrence of the Commitment Increase Date by facsimile transmission or electronic messaging system.

(iii)        Recordation into Register. Upon its receipt of an agreement referred to in clause (ii)(y) above executed by an Assuming Lender or any Increasing Lender, together with the certificate referred to in clause (ii)(x) above, the Administrative Agent shall, if such agreement has been completed, (x) accept such agreement, (y) record the information contained therein in the Register and (z) give prompt notice thereof to the Borrower.

(iv)        Adjustments of Borrowings upon Effectiveness of Increase. On each Commitment Increase Date, the Borrower shall (A) prepay the outstanding Loans (if any) in full, (B) simultaneously borrow new Loans hereunder in an amount equal to such prepayment; provided that with respect to subclauses (A) and (B), (x) the prepayment to, and Borrowing from, any existing Lender shall be effected by book entry to the extent that any portion of the amount prepaid to such Lender will be subsequently borrowed from such Lender and (y) the existing Lenders, the Increasing Lenders and the Assuming Lenders shall make and receive payments among themselves, in a manner acceptable to the Administrative Agent, so that, after giving effect thereto, the Loans are held ratably by the Lenders in accordance with the respective Commitments of such Lenders (after giving effect to such Commitment Increase) and (C) pay to the Lenders the amounts, if any, payable under Section 2.13 as a result of any such prepayment. Notwithstanding the foregoing, unless otherwise consented in writing by the Borrower, no Commitment Increase Date shall occur on any day other than the last day of an Interest Period. Immediately prior to the effectiveness of the new Commitments on the Commitment Increase Date, the Administrative Agent shall amend Schedule 1.01(b) to reflect the aggregate amount of each Lender’s Commitments (including Increasing Lenders and Assuming Lenders). Each reference to Schedule 1.01(b) in this Agreement shall be to Schedule 1.01(b) as amended pursuant to this Section.

SECTION 2.07.         Repayment of Loans; Evidence of Debt.

(a)          Repayment. Subject to, and in accordance with, the terms of this Agreement, the Borrower hereby unconditionally promises to pay to the Administrative Agent for account of the Lenders the outstanding principal amount of the Loans on the Maturity Date.

(b)          Manner of Payment. Prior to any repayment or prepayment of any Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than the time set forth in Section 2.08(f) prior to the scheduled date of such repayment; provided that each repayment of Borrowings shall be applied to repay any outstanding ABR Borrowings before any other Borrowings. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings and, second, to other Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each payment of a Borrowing shall be applied ratably to the Loans included in such Borrowing (except as otherwise provided in Section 2.11(b)).

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(c)          Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d)          Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender’s share thereof.

(e)          Effect of Entries. The entries made in the records maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence, absent manifest error, of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(f)          Promissory Notes. Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its permitted registered assigns) and in a form attached hereto as Exhibit C. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its permitted registered assigns).

SECTION 2.08.         Prepayment of Loans.

(a)          Optional Prepayments. The Borrower shall have the right at any time and from time to time (but subject to Section 2.08(e)) to prepay any Borrowing in whole or in part, without premium or fee (but subject to Section 2.13), subject to the requirements of this Section. Each prepayment in part under this Section 2.08(a) shall be in a minimum amount of $1,000,000 or a larger multiple of $100,000.

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(b)          Mandatory Prepayments due to Borrowing Base Deficiency. In the event that the amount of total Revolving Credit Exposure exceeds the total Commitments, the Borrower shall prepay (but subject to Section 2.08(e)) Loans in such amounts as shall be necessary so that the amount of total Revolving Credit Exposure does not exceed the total Commitments. In the event that at any time any Borrowing Base Deficiency shall exist, within 5 Business Days, the Borrower shall (subject to Section 2.08(e)) either prepay (x) the Loans so that the Borrowing Base Deficiency is promptly cured or (y) the Loans and the Other Covered Indebtedness in such amounts as shall be necessary so that such Borrowing Base Deficiency is promptly cured (and, as among the Loans and the Other Covered Indebtedness, at least ratably (based on the outstanding principal amount of such indebtedness) as to payments of Loans in relation to Other Covered Indebtedness); provided, that if within such 5 Business Day period, the Borrower shall present to the Administrative Agent a reasonably feasible plan that is reasonably acceptable to the Administrative Agent that will enable any such Borrowing Base Deficiency to be cured within 30 Business Days of the occurrence of such Borrowing Base Deficiency (which 30-Business Day period shall include the 5 Business Days permitted for delivery of such plan), then such prepayment or reduction shall be effected in accordance with such plan (subject, for the avoidance of doubt, to the limitations as to the allocation of such prepayments set forth above in this Section 2.08(b)). Notwithstanding the foregoing, the Borrower shall pay interest in accordance with Section 2.10(c) for so long as the Covered Debt Amount exceeds the Borrowing Base during such 30-Business Day Period. For clarity, in the event that the Borrowing Base Deficiency is not cured prior to the end of such 5 Business Day period (or, if applicable, such 30- Business Day period), it shall constitute an Event of Default under clause (a) of Article VIII.

(c)          Mandatory Prepayments due to Certain Events Following Availability Period. Subject to 2.08(e) and (f) below:

(i)          Asset Sales. In the event that any Obligor shall receive any Net Asset Sale Proceeds at any time after the Availability Period, the Borrower shall, no later than the third Business Day following the receipt of such Net Asset Sale Proceeds, prepay the Loans in an amount equal to such Net Asset Sale Proceeds (and the Commitments shall be permanently reduced by such amount); provided that with respect to Asset Sales of assets that are not Portfolio Investments, the Borrower shall not be required to prepay the Loans unless and until (and to the extent that) the aggregate Net Asset Sale Proceeds relating to all such Asset Sales are greater than $2,000,000.

(ii)         Extraordinary Receipts. In the event (but only to the extent) that the aggregate Net Extraordinary Receipts received by the Obligors at any time after the Availability Period exceed $2,000,000, the Borrower shall, no later than the third Business Day following the receipt of such excess Net Extraordinary Receipts, prepay the Loans in an amount equal to such excess Net Extraordinary Receipts (and the Commitments shall be permanently reduced by such amount).

(iii)        Return of Capital. In the event that any Obligor shall receive any Net Return of Capital at any time after the Availability Period, the Borrower shall, no later than the third Business Day following the receipt of such Net Return of Capital, prepay the Loans in an amount equal to 100% of such Net Return of Capital (and the Commitments shall be permanently reduced by such amount).

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(iv)        Equity Issuances. In the event that the Borrower shall receive any Cash proceeds from the issuance of Equity Interests of the Borrower (other than up to $2,000,000 of proceeds from issuance(s) of Equity Interests to managers, partners, members, directors, officers, employees or consultants of the Investment Advisor) at any time after the Availability Period, the Borrower shall, no later than the third Business Day following the receipt of such Cash proceeds, prepay the Loans in an amount equal to fifty percent (50%) of such Cash proceeds, net of underwriting discounts and commissions or other similar payments and other costs, fees, premiums and expenses directly associated therewith, including reasonable legal fees and expenses (and the Commitments shall be permanently reduced by such amount).

(v)         Indebtedness. In the event that any Obligor shall receive any Cash proceeds from the issuance of Indebtedness (excluding Hedging Agreements permitted by Section 6.01 and other Indebtedness permitted by Section 6.01(g) and (h)) at any time after the Availability Period, such Obligor shall, no later than the third Business Day following the receipt of such Cash proceeds, prepay the Loans in an amount equal to such Cash proceeds, net of underwriting discounts and commissions or other similar payments and other costs, fees, commissions, premiums and expenses directly associated therewith, including, without limitation, reasonable legal fees and expenses (and the Commitments shall be permanently reduced by such amount).

(d)          Mandatory Prepayment of Eurocurrency Loans. If the Loans to be prepaid pursuant to Section 2.08(c) are Eurocurrency Loans, the Borrower may defer such prepayment (and permanent Commitment reduction) until the last day of the Interest Period applicable to such Loans, so long as the Borrower deposits an amount equal to an amount required to be prepaid, no later than the third Business Day following the receipt of such amount, into a segregated collateral account in the name and under the control (within the meaning of Section 9-104 of the Uniform Commercial Code) of the Administrative Agent pending application of such amount to the prepayment of the Loans (and permanent reduction of the Commitments) on the last day of such Interest Period.

(e)          Mandatory Prepayments after the Occurrence and During the Continuance of Events of Default. Unless otherwise expressly provided in Section 8 of the Guaranty and Security Agreement, upon the occurrence and during the continuance of an Event of Default or an event of default under the Term Loan Credit Facility, each mandatory and optional prepayment by the Borrower of the Loans shall, to the extent required by the Term Loan Credit Facility, be made and applied ratably (based on the outstanding principal amounts of such indebtedness) to the Loans and the Term Loans, except to the extent the Term Loan Credit Facility permits a greater proportion of such prepayment to be applied to the Loans.

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(f)          Notices, Etc. The Borrower shall notify the Administrative Agent in writing or by telephone (followed promptly by written confirmation) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing under Section 2.08(a), not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing under Section 2.08(a), or any prepayment under Section 2.08(b) or (c), not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided, that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.06, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06 and any such notices given in connection with any of the events specified in Section 2.08(c) may be conditioned upon (x) the consummation of the Asset Sale or the issuance of Equity Interests or Indebtedness (as applicable) or (y) the receipt of net cash proceeds from Net Extraordinary Receipts or Net Return of Capital. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10 and shall be made in the manner specified in Section 2.07(b).

SECTION 2.09.         Fees.

(a)          Commitment Fee. The Borrower agrees to pay to the Administrative Agent for account of each Lender a commitment fee, which shall accrue at the Applicable Commitment Fee Rate on the unused amount of the Commitment of such Lender, if any, on each day during the period from and including the Effective Date to the earlier of the date the Commitments terminate and the Revolver Termination Date. Accrued commitment fees shall be payable (x) on the Amendment No. 1 Effective Date, (y) within one Business Day after each Quarterly Date and (z) on the earlier of the date the Commitments terminate and the Revolver Termination Date, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, the Commitments shall be deemed to be used to the extent of the outstanding Loans of all Lenders.

(b)          Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(c)          Payment of Fees and Expenses. All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances absent manifest error. Any fees representing the Borrower’s reimbursement obligations of expenses, to the extent requirements of invoice not otherwise specified in this Agreement, shall be due (subject to the other terms and conditions contained herein) within ten Business Days of the date that the Borrower receives from the Administrative Agent a reasonably detailed invoice for such reimbursement obligations.

SECTION 2.10.         Interest.

(a)          ABR Loans. The Loans constituting each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

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(b)          Eurocurrency Loans. The Loans constituting each Eurocurrency Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the related Interest Period for such Borrowing plus the Applicable Margin.

(c)          Default Interest. Notwithstanding the foregoing, if any Event of Default described in clause (a), (b), (d) (only with respect to Section 6.07), (h), (i), (j) or (p) of Article VII has occurred and is continuing, or on demand of the Administrative Agent or the Required Lenders if any Event of Default described in any other clause of Article VII has occurred and is continuing, or if the Covered Debt Amount exceeds the Borrowing Base during the 30-Business Day period referred to in Section 2.08(b), the interest applicable to Loans shall accrue, and any fee or other amount not paid when due by the Borrower hereunder shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above, or (ii) in the case of any fee or other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d)          Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan in Dollars and upon termination in full of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

(e)          Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent and such determination shall be conclusive absent manifest error.

SECTION 2.11.         Eurocurrency Borrowing Provisions.

(a)          Alternate Rate of Interest. If prior to the commencement of the Interest Period for any Eurocurrency Borrowing:

(i)          the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(ii)         the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Eurocurrency Loans included in such Borrowing for such Interest Period;

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then the Administrative Agent shall give notice thereof to the Borrower and the Lenders in writing or by telephone (promptly confirmed in writing) or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or the continuation of any Borrowing as, a Eurocurrency Borrowing and such Borrowing (unless prepaid) shall be continued as, or converted to, an ABR Borrowing and (ii) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing. Any such notice shall set forth the basis for any such determination by the Administrative Agent or the Required Lenders, as applicable.

(b)          Illegality. Without duplication of any other rights that any Lender has hereunder, if any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful for any Lender to make, maintain or fund Loans whose interest is determined by reference to the LIBO Rate, or to determine or charge interest rates based upon the LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower and the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Borrowings or to convert ABR Borrowings to Eurocurrency Borrowings shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Eurocurrency Borrowings the interest rate on which is determined by reference to the LIBO Rate component of the Alternate Base Rate, the interest rate on which ABR Borrowings of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBO Rate component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) all Eurocurrency Borrowings of such Lender shall automatically convert to ABR Borrowings (the interest rate on which ABR Borrowings of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBO Rate component of the Alternate Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Borrowings and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the LIBO Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the LIBO Rate component thereof until the Administrative is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the LIBO Rate. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted.

SECTION 2.12.         Increased Costs.

(a)          Increased Costs Generally. If any Change in Law shall:

(i)          impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge, or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

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(ii)         impose on any Lender or the London interbank market any other condition, cost or expense (other than (x) Covered Taxes and Other Taxes, in each case to the extent covered by Section 2.14, and (y) Excluded Taxes) affecting this Agreement or Eurocurrency Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Eurocurrency Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) with respect to such Lender’s Eurocurrency Loans, then the Borrower will pay to such Lender, in Dollars, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)          Capital Requirements. If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity position), by an amount deemed to be material by such Lender, then from time to time the Borrower will pay to such Lender, in Dollars, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)          Certificates from Lenders. A certificate of a Lender setting forth the amount or amounts, in Dollars, necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be promptly delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)          Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that no Obligor shall be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies the Borrower in writing of any such Change in Law giving rise to such increased costs or reductions.

SECTION 2.13.         Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.08(f) and is revoked in accordance herewith), or (d) the assignment as a result of a request by the Borrower pursuant to Section 2.17(b) of any Eurocurrency Loan other than on the last day of an Interest Period therefor, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of

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(i)          the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan referred to in clauses (a), (b), (c) or (d) of this Section 2.13 denominated in Dollars for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Eurocurrency Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for Dollars for such Interest Period, over

(ii)         the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for deposits denominated in Dollars from other banks in the Eurocurrency market at the commencement of such period.

Payments under this Section shall be made upon written request of a Lender delivered to the Borrower not later than 30 Business Days following a payment, conversion, or failure to borrow, convert, continue or prepay that gives rise to a claim under this Section, accompanied by a written certificate of such Lender setting forth in reasonable detail the amount or amounts that such Lender is entitled to receive pursuant to this Section, which certificate shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.14.         Taxes.

(a)          Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Covered Taxes; provided that if the Borrower shall be required to deduct any Covered Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) the Administrative Agent or Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)          Payment of Other Taxes by the Borrower. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

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(c)          Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender for and, within 10 Business Days after written demand therefor, pay the full amount of any Covered Taxes or Other Taxes (including Covered Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.14(c)) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Covered Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)          Evidence of Payments. As soon as practicable after any payment of Covered Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. If the Borrower fails to pay any Covered Taxes or Other Taxes when due to the appropriate Governmental Authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and each Lender for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or such Lender as a result of such failure.

(e)          Lenders. Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, if the Borrower is resident for U.S. federal income tax purposes in the United States, (A) any Lender that is a “United States person” as defined in section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent), executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirement; and (B) each Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent, but, in any event, only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

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(i)          duly completed executed originals of Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E, or any successor form claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii)         duly completed executed originals of Internal Revenue Service Form W-8ECI or any successor form certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States,

(iii)        in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (A) a certificate, signed under penalties of perjury, to the effect that such Foreign Lender is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (B) duly completed executed originals of Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E (or any successor form) certifying that the Foreign Lender is not a United States Person, or

(iv)        any other form including Internal Revenue Service Form W-8IMY, as prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

In addition, each Lender shall deliver such forms promptly upon the expiration or invalidity of any form previously delivered by such Lender; provided it is legally able to do so at the time. Each Lender shall promptly notify the Borrower and the Administrative Agent at any time that it becomes aware that it no longer satisfies the legal requirements to provide any previously delivered form or certificate to the Borrower (or any other form of certification adopted by the U.S. or other taxing authorities for such purpose).

(f)          If a payment made to a Lender under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Administrative Agent and the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Agent or the Borrower, at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Agent or the Borrower, as may be necessary for the Administrative Agent and the Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from any such payment. Solely for purposes of this Section 2.14(f), “FATCA” shall include any amendment made to FATCA after the Amendment No. 1 Effective Date.

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(g)          Treatment of Certain Refunds. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund or credit of any Covered Taxes or Other Taxes as to which it has been indemnified by any Obligor or with respect to which any Obligor has paid additional amounts pursuant to this Section 2.14, it shall pay to the Borrower an amount equal to such refund or credit (but only to the extent of indemnity payments made, or additional amounts paid, by any Obligor with respect to the Covered Taxes or Other Taxes giving rise to such refund or credit), net of all reasonable out-of-pocket expenses of the Administrative Agent or any Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit); provided that the Borrower, upon the request of the Administrative Agent or any Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or any Lender in the event the Administrative Agent or any Lender is required to repay such refund or credit to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower pursuant to this paragraph (g) the payment of which would place the Administrative Agent or such Lender in a less favorable net position after-Taxes than the Administrative Agent or such Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns or its books or records (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

SECTION 2.15.         Payments Generally; Pro Rata Treatment: Sharing of Set-offs.

(a)          Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or under Section 2.12, 2.13 or 2.14, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off, deduction or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Administrative Agent’s Account, except as otherwise expressly provided in the relevant Loan Document and except payments pursuant to Sections 2.12, 2.13, 2.14 and 9.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

All amounts owing under this Agreement (including commitment fees, payments required under Sections 2.12 and 2.13 or under any other Loan Document (except to the extent otherwise provided therein) are payable in Dollars.

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(b)          Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)          Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing shall be made from the Lenders, each payment of commitment fee under Section 2.09 shall be made for account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.06, Section 2.08 or otherwise shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (ii) each Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Loans) or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (iv) each payment of interest on Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

(d)          Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans, resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans, and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

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(e)          Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent at the Federal Funds Effective Rate.

(f)          Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(a) or (b) or 2.15(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.16.         Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)          commitment fees pursuant to Section 2.09(a) shall cease to accrue on the unused portion of the Commitment of such Defaulting Lender to the extent and during the period such Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such commitment fee that otherwise would have accrued and been required to have been paid to such Defaulting Lender to the extent and during the period such Lender is a Defaulting Lender);

(b)          the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, two-thirds of the Lenders or the Required Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment or waiver pursuant to Section 9.02, except for any amendment or waiver described in Section 9.02(b)(i), (ii) or (iii)); provided that any waiver, amendment or modification requiring the consent of all Lenders, two-thirds of the Lenders or each affected Lender which affects such Defaulting Lender differently than other Lenders or affected Lender, as applicable, shall require the consent of such Defaulting Lender.

In the event that the Administrative Agent and the Borrower agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then, on the date of such agreement, such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for the Lenders to hold the Loans in accordance with their Applicable Percentage.

SECTION 2.17.         Mitigation Obligations; Replacement of Lenders.

(a)          Designation of a Different Lending Office. If any Lender exercises its rights under Section 2.11(b) or requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.14, then such Lender shall (at the request of the Borrower) use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future, or eliminate the circumstance giving rise to such Lender exercising its rights under Section 2.11(b) and (ii) would not subject such Lender to any cost or expense not required to be reimbursed by the Borrower and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

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(b)          Replacement of Lenders. If any Lender exercises its rights under Section 2.11(b) or requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.14, or if any Lender becomes a Defaulting Lender, or if any Lender becomes a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent which consent shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(c)          Defaulting Lenders. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04 or 9.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

SECTION 3.01.         Organization; Powers. Each of the Borrower and its Subsidiaries, as applicable, is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where the failure to do so could reasonably be expected to result in a Material Adverse Effect. There is no existing default under any charter, by-laws or other organizational documents of Borrower or its Subsidiaries or any event which, with the giving of notice or passage of time or both, would constitute a default by any party thereunder other than such defaults, individually or collectively, as could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.02.         Authorization; Enforceability. The Transactions are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary stockholder action and the Board of Directors of the Borrower and its Subsidiaries have approved the transactions contemplated in this Agreement. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each of the other Loan Documents to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 3.03.         Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been or will be obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority (including the Investment Company Act and the rules, regulations and orders issued by the SEC thereunder), (c) will not violate or result in a default in any material respect under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

SECTION 3.04.         Financial Condition; No Material Adverse Effect.

(a)          Financial Statements. The financial statements delivered to the Administrative Agent and the Lenders by the Borrower pursuant to Sections 5.01(a) and (b) as of and for the fiscal year ended September 30, ~~2011~~2013 and as of and for the fiscal quarters ended March 31, ~~2012 and June 30, 2012~~2014 present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of the end of and for the applicable period in accordance with GAAP, subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes. ~~None~~As of the Amendment No. 5 Effective Date, none of the Borrower or any of its Subsidiaries has any material contingent liabilities, material liabilities for taxes, material unusual forward or material long-term commitments or material unrealized or anticipated losses from any unfavorable commitments not reflected in the financial statements referred to above.

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(b)          The financial statements delivered to the Administrative Agent and the Lenders by the Borrower pursuant to Sections 5.01(a) and (b) present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of the end of and for the applicable period in accordance with GAAP, subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes. As of the end of the period covered by the most recent financial statements referred to in this clause (b), none of the Borrower or any of its Subsidiaries has any material contingent liabilities, material liabilities for taxes, material unusual forward or material long-term commitments which are not reflected in such financial statements.

(~~b~~c)         No Material Adverse Effect. Since September 30, ~~2011~~2013, there has not been any event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 3.05.         Litigation. There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (a) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (b) that involve this Agreement or the Transactions.

SECTION 3.06.         Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is subject to any contract or other arrangement, the performance of which by the Borrower could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.07.         Taxes. Each of the Borrower and its Subsidiaries has timely filed or has caused to be timely filed all material U.S. federal, state and local Tax returns that are required to be filed by it and all other material Tax returns that are required to be filed by it and has paid all material Taxes for which it is directly or indirectly liable and any assessments made against it or any of its property and all other material Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, other than any Taxes, fees or other charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be. The charges, accruals and reserves on the books of the Borrower and any of its Subsidiaries in respect of Taxes and other governmental charges are adequate. Neither the Borrower nor any of its Subsidiaries has given or been requested to give a waiver of the statute of limitations relating to the payment of any federal, state, local and foreign Taxes or other impositions, and no Tax lien has been filed with respect to the Borrower or any of its Subsidiaries. There is no proposed Tax assessment against the Borrower or any of its Subsidiaries, and there is no basis for such assessment. The period within which United States federal income Taxes may be assessed against any of the Borrower or any of its Subsidiaries has expired for all taxable years ending on or before December 31, 2006.

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SECTION 3.08.         ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.09.         Disclosure.

(a)          All written reports, financial statements, certificates and other written information (other than projected financial information, other forward-looking information, information relating to third parties, and information of a general economic or general industry nature) which has been made available to the Administrative Agent or any Lender by or on behalf of the Borrower in connection with the transactions contemplated by this Agreement or delivered under any Loan Document, taken as a whole, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein at the time made and taken as a whole (and after giving effect to all written updates provided by the Borrower to the Administrative Agent for delivery to the Lenders from time to time) not misleading in any material respect in light of the circumstances under which such statements were made; and

(b)          All financial projections, pro forma financial information and other forward-looking information which has been delivered to the Administrative Agent or any Lender by or on behalf of Borrower in connection with the transactions contemplated by this Agreement or delivered under any Loan Document are based upon good faith assumptions and, in the case of financial projections and pro forma financial information, good faith estimates, in each case, believed to be reasonable at the time made, it being recognized that (i) such financial information as it relates to future events is subject to significant uncertainty and contingencies (many of which are beyond the control of the Borrower) and are therefore not to be viewed as fact, and (ii) actual results during the period or periods covered by such financial information may materially differ from the results set forth therein.

SECTION 3.10.         Investment Company Act; Margin Regulations.

(a)          Status as Business Development Company. The Borrower is an “investment company” that has elected to be regulated as a “business development company” within the meaning of the Investment Company Act and qualifies as a RIC (and has qualified as a RIC at all times since June 13, 2012).

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(b)          Compliance with Investment Company Act. The business and other activities of the Borrower and its Subsidiaries do not result in a violation or breach of the provisions of the Investment Company Act or any rules, regulations or orders issued by the SEC thereunder, except where such breaches or violations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c)          Investment Policies. The Borrower is in compliance in all material respects with the Investment Policies.

(d)          Use of Credit. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock. On the Amendment No. ~~1~~5 Effective Date, neither the Borrower nor any of its Subsidiaries own any Margin Stock.

SECTION 3.11.         Material Agreements and Liens.

(a)          Material Agreements. Schedule 3.11(a) is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower or any of its Subsidiaries outstanding on the Amendment No. ~~1~~5 Effective Date, and, other than in the case of Hedging Agreement Obligations, the aggregate principal or face amount outstanding or that is, or may become, outstanding under each such arrangement, in each case on the Amendment No. 5 Effective Date, is correctly described in Schedule 3.11(a).

(b)          Liens. Schedule 3.11(b) is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the Amendment No. ~~1~~5 Effective Date covering any property of the Borrower or any of its Subsidiaries, and, other than in the case of Hedging Agreement Obligations, the aggregate principal amount of such Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien as of the Amendment No. ~~1~~5 Effective Date is correctly described in Schedule 3.11(b).

SECTION 3.12.         Subsidiaries and Investments.

(a)          Subsidiaries. Set forth in Schedule 3.12(a) is a complete and correct list of all of the Subsidiaries of the Borrower as of the Amendment No. ~~1~~5 Effective Date together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Schedule 3.12(a), as of the Amendment No. ~~1~~5 Effective Date, (x) the Borrower owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Subsidiary shown to be held by it in Schedule 3.12(a), and (y) all of the issued and outstanding capital stock of each such Subsidiary organized as a corporation is validly issued, fully paid and nonassessable.

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(b)          Investments. Set forth in Schedule 3.12(b) is a complete and correct list of all Investments (other than Investments of the types referred to in clauses (b), (c), (d), (e) and (g) of Section 6.04) held by the Borrower or any of its Subsidiaries in any Person on the Amendment No. ~~1~~5 Effective Date and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Schedule 3.12(b), as of the Amendment No. ~~1~~5 Effective Date each of the Borrower and its Subsidiaries owns, free and clear of all Liens (other than Liens permitted pursuant to Section 6.02), all such Investments.

SECTION 3.13.         Properties.

(a)          Title Generally. Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b)          Intellectual Property. Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.14.         Solvency. On the Amendment No. ~~1~~5 Effective Date, and upon the incurrence of any extension of credit hereunder, on any date on which this representation and warranty is made, (a) the Borrower will be Solvent on a unconsolidated basis, and (b) each Subsidiary Guarantor will be Solvent on a consolidated basis with the other Obligors.

SECTION 3.15.         Affiliate Agreements. As of the Amendment No. ~~1~~5 Effective Date, the Borrower has heretofore delivered to each of the Lenders true and complete copies of each of the Affiliate Agreements as in effect on the Amendment No. 5 Effective Date (including any schedules and exhibits thereto, and any amendments, supplements or waivers executed and delivered thereunder). As of the Amendment No. ~~1~~5 Effective Date, (a) each of the Affiliate Agreements is in full force and effect, ~~and~~ (b) Medley ~~Capital~~ LLC (which, as of the Amendment No. ~~1~~5 Effective Date, is under the Control of Brook Taube, ~~Andrew Fentress~~Jeff Tonkel and Seth Taube) Controls the Investment Advisor and (c) other than the Affiliate Agreements, there is no contract, agreement or understanding, in writing, between the Borrower or any of its Subsidiaries, on the one hand, and any Affiliate of the Borrower, on the other hand.

SECTION 3.16.         Structured Subsidiaries

(a)          There are no agreements or other documents relating to any Structured Subsidiary binding upon the Borrower or any of its Subsidiaries (other than such Structured Subsidiary) other than as permitted under the definition thereof.

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(b)          The Borrower has not Guaranteed the Indebtedness or other obligations in respect of any credit facility relating to the Structured Subsidiaries, other than pursuant to Standard Securitization Undertakings.

SECTION 3.17.         Security Documents. The Guarantee and Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties (as defined in the Guarantee and Collateral Agreement), legal, valid and enforceable Liens on, and security interests in, the Collateral and, when (i) all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law and, as applicable, (ii) upon the taking of possession or control by the Collateral Agent of the Collateral with respect to which a security interest may be perfected by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Guarantee and Security Agreement), the Liens created by the Guarantee and Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors in the Collateral (other than such Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.

SECTION 3.18.         Compliance with Sanctions. Neither the Borrower nor any of its Subsidiaries nor, to the knowledge of the Borrower, any Affiliate of the Borrower, (i) is subject of sanctions administered by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the European Union, Her Majesty’s Treasury, the United Nations Security Council, or any other relevant sanctions authority (collectively, “Sanctions”), or (ii) is located, has a place of business or is organized or resident in a country or territory that is, or whose government is, the subject of Sanctions. Furthermore, no part of the proceeds of a Loan will be used, directly or indirectly, by the Borrower or any Affiliate of the Borrower to finance or facilitate a transaction with a person subject of Sanctions.

SECTION 3.19.         Anti-Money Laundering Program. The Borrower has implemented an anti-money laundering program to the extent required by the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism, as amended (the “USA PATRIOT Act”), and the rules and regulations thereunder.

SECTION 3.20.         Foreign Corrupt Practices Act. Neither the Borrower nor any of its Subsidiaries and, to the Borrower’s knowledge, any director, officer, agent, employee, Affiliate or other person associated with or acting on behalf of the Borrower or any Subsidiary of the Borrower has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or to influence official action; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”); and each of the Borrower and its Subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, compliance therewith.

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ARTICLE IV

CONDITIONS

SECTION 4.01.         Effective Date. The effectiveness of this Agreement and of the obligations of the Lenders to make Loans hereunder shall not become effective until completion of each of the following conditions precedent (unless a condition shall have been waived in accordance with Section 9.02):

(a)          Documents. Administrative Agent shall have received each of the following documents, each of which shall be reasonably satisfactory to the Administrative Agent (and to the extent specified below to each Lender) in form and substance:

(i)          Executed Counterparts. From each party hereto either (1) a counterpart of this Agreement signed on behalf of such party or (2) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

(ii)         Guarantee and Security Agreement. The Guarantee and Security Agreement, duly executed and delivered by each of the parties to the Guarantee and Security Agreement.

(iii)        Opinion of Counsel to the Borrower. A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Morrison & Foerster LLP, counsel for the Obligors, in form and substance reasonably acceptable to the Administrative Agent and covering such matters as the Administrative Agent may reasonably request (and the Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

(iv)        Corporate Documents. (v) Copies of the organizational documents of each Obligor certified as of a recent date by the appropriate governmental official, (w) signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party, (x) resolutions of the board of directors or similar governing body of each Obligor approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Effective Date, certified as of the Effective Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment, (y) a good standing certificate from the applicable Governmental Authority of each Obligor’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Effective Date, and (z) such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Obligors, and the authorization of the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

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(v)         Officer’s Certificate. A certificate, dated the Effective Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions set forth in Sections 4.02(a), (b), (c) and (d).

(vi)        Custodian Agreement. A duly executed and delivered Custodian Agreement among the Borrower, the Collateral Agent and the Custodian and all other control arrangements required at the time under this Agreement with respect to the Obligors’ other deposit accounts and securities accounts.

(b)          Liens. The Administrative Agent shall have received results of a recent lien search in each relevant jurisdiction with respect to the Obligors, confirming the priority of the Liens in favor of the Collateral Agent created pursuant to the Security Documents and revealing no liens on any of the assets of the Borrower or its Subsidiaries except for Liens permitted under Section 6.02 or Liens to be discharged on or prior to the Effective Date pursuant to documentation satisfactory to the Administrative Agent. Subject to Section 5.08(c)(ii), all UCC financing statements, control agreements and other documents or instruments required to be filed or executed and delivered in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected security interest in the Collateral (to the extent that such a security interest may be perfected by filing, possession or control under the Uniform Commercial Code and as required by Section 5.08(c) and the Guarantee and Security Agreement) shall have been properly filed or executed and delivered in each jurisdiction required.

(c)          Financial Statements. The Administrative Agent and the Lenders shall have received prior to the execution of this Agreement the consolidated statement of assets and liabilities and the related consolidated statements of operations, changes in net assets and cash flows and related schedule of investments of the Borrower and its Subsidiaries as of and for the fiscal quarter ended June 30, 2011, all certified in writing by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes. The Administrative Agent and the Lenders shall have received any other financial statements of the Borrower and its Subsidiaries as they shall reasonably request.

(d)          Consents. The Borrower shall have obtained and delivered to the Administrative Agent certified copies of all consents, approvals, authorizations, registrations, or filings (other than any filing required under the Exchange Act or the rules or regulations promulgated thereunder, including, without limitation, any filing required on Form 8-K) required to be made or obtained by the Borrower and all guarantors in connection with the Transactions, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired and no investigation or inquiry by any Governmental Authority regarding the Transactions or any transaction being financed with the proceeds of the Loans shall be ongoing. The Administrative Agent shall have received any other evidence reasonably requested by and reasonably satisfactory to the Administrative Agent as to compliance with all material legal and regulatory requirements applicable to the Borrower and its Subsidiaries and all legal and regulatory requirements applicable to the Transactions.

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(e)          No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments pending or threatened in any court or before any arbitrator or Governmental Authority that relates to the Transactions or that could have a Material Adverse Effect.

(f)          Solvency Certificate. On the Effective Date, the Administrative Agent shall have received a solvency certificate of the chief financial officer of the Borrower dated as of the Effective Date and addressed to the Administrative Agent and the Lenders, and in form, scope and substance reasonably satisfactory to Administrative Agent, with appropriate attachments and demonstrating that both before and after giving effect to the Transactions, (a) the Borrower will be Solvent on a unconsolidated basis, and (b) each Subsidiary Guarantor will be Solvent on a consolidated basis with the other Obligors.

(g)          Investment Policies. The Administrative Agent shall have received the Investment Policies as in effect on the Effective Date in form and substance satisfactory to the Administrative Agent.

(h)          Due Diligence. No information shall have become available which the Administrative Agent believes has had, or could reasonably be expected to have, a Material Adverse Effect or is inconsistent in a material and adverse manner with any information or materials previously provided to Administrative Agent in connection with its due diligence review of the Borrower and its Affiliates.

(i)          Fees and Expenses. The Borrower shall have paid in full to the Administrative Agent and the Lenders all fees and expenses related to this Agreement owing on the Effective Date, including any up-front fee due to any Lender on the Effective Date.

(j)          Default. No Default or Event of Default shall have occurred and be continuing under this Agreement, nor any default or event of default that permits acceleration of any Material Indebtedness, immediately before and after giving effect to the Transactions, any incurrence of Indebtedness hereunder and the use of the proceeds hereof on a pro forma basis.

(k)          Evidence of Insurance. The Administrative Agent shall have received a certificate from the Borrower’s insurance broker or other evidence reasonably satisfactory to it that all insurance required to be maintained pursuant to the Loan Documents is in full force and effect.

(l)          Other Documents. The Administrative Agent shall have received such other documents, instruments, certificates, opinions and information as the Administrative Agent may reasonably request in form and substance satisfactory to the Administrative Agent.

The contemporaneous exchange and release of executed signature pages by each of the Persons contemplated to be a party hereto shall render this Agreement effective and any such exchange and release of such executed signature pages by all such persons shall constitute satisfaction or waiver (as applicable) of any condition precedent to such effectiveness set forth above.

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SECTION 4.02.         Each Credit Event. The obligation of each Lender to make any Loan, including any such extension of credit on the Effective Date is additionally subject to the satisfaction of the following conditions:

(a)          the representations and warranties of the Borrower set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the date of such Loan, or, as to any such representation or warranty that refers to a specific date, as of such specific date;

(b)          at the time of such Loan, no Default shall have occurred and be continuing or would result from such Loan after giving effect thereto;

(c)          either (i) the aggregate Covered Debt Amount (after giving effect to such extension of credit) shall not exceed the Borrowing Base reflected on the Borrowing Base Certificate most recently delivered to the Administrative Agent or (ii) the Borrower shall have delivered an updated Borrowing Base Certificate demonstrating that the Covered Debt Amount (after giving effect to such extension of credit) shall not exceed the Borrowing Base after giving effect to such extension of credit as well as any concurrent acquisitions of Portfolio Investments by the Borrower or payment of outstanding Loans or Other Covered Indebtedness;

(d)          the Covered Debt Amount (after giving effect to such extension of credit) shall not exceed the sum of (i) the aggregate Value of all Eligible Portfolio Investments included in the Borrowing Base, less (ii) the aggregate Value of all Eligible Portfolio Investments issued by the four largest issuers (for the avoidance of doubt, the calculation of Value for purposes of this clause (d) shall be made without taking into account any Advance Rate), as reflected on the Borrowing Base Certificate most recently delivered to the Administrative Agent or an updated Borrowing Base Certificate after giving effect to such extension of credit as well as any concurrent acquisitions of Portfolio Investments by the Borrower or payment of outstanding Loans or Other Covered Indebtedness;

(e)          after giving effect to such extension of credit, the Borrower shall be in pro forma compliance with each of the covenants set forth in Sections 6.07(a), (b), (d) and (e); and

(f)          the proposed date of such extension of credit shall take place during the Availability Period~~; and~~.

~~(g)          in the case of the first Borrowing, the Administrative Agent shall have received a Borrowing Base Certificate dated as of the date of the Borrowing Request, showing a calculation of the Borrowing Base as of the date thereof in form and substance reasonably satisfactory to the Administrative Agent.~~

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.

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ARTICLE V

AFFIRMATIVE COVENANTS

Until the Termination Date, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01.         Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent for distribution to each Lender:

(a)          within 90 days after the end of each fiscal year of the Borrower, the audited consolidated statement of assets and liabilities and the related consolidated statements of operations, changes in net assets and cash flows and related schedule of investments of the Borrower and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year (to the extent full fiscal year information is available), all reported on by Ernst and Young LLP or other independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (which report shall be unqualified as to going concern and scope of audit and shall not contain any explanatory paragraph or paragraph of emphasis with respect to going concern); provided that the requirements set forth in this clause (a) may be fulfilled by providing to the Administrative Agent for distribution to each Lender the report filed by the Borrower with the SEC on Form 10-K for the applicable fiscal year;

(b)          within 45 days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, the consolidated statement of assets and liabilities and the related consolidated statements of operations, changes in net assets and cash flows and related schedule of investments of the Borrower and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the statement of assets and liabilities, as of the end of) the corresponding period or periods of the previous fiscal year (to the extent such information is available for the previous fiscal year), all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided that the requirements set forth in this clause (b) may be fulfilled by providing to the Administrative Agent for distribution to each Lender the report filed by the Borrower with the SEC on Form 10-Q for the applicable quarterly period;

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(c)          concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of the Borrower (i) to the extent the requirements in clause (a) and (b) are not fulfilled by the Borrower delivering the applicable report delivered to (or filed with) the SEC, certifying that such statements are consistent with the financial statements filed by the Borrower with the SEC, (ii) certifying as to whether the Borrower has knowledge that a Default has occurred during the most recent period covered by such financial statements (or has occurred and is continuing from a prior period) and, if a Default has occurred during such period (or has occurred and is continuing from a prior period), specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01(b), (c), (d) and (e), 6.02(f), 6.04(i) and 6.05(b) (except that with respect to any certificate delivered in connection with the delivery of any financial statement under clause (b) of this Section, instead of showing compliance with Section 6.05(b) the Borrower shall provide (A) a reasonably detailed calculation of net investment income and taxable income of the Borrower for (x) the applicable quarterly period (the “testing quarter”) and (y), as applicable, for the period commencing at the start of the applicable fiscal year of the Borrower (such fiscal year shall be the year during which such testing quarter occurs) and ending on the last day of such testing quarter, (B) a statement of the amount of distributions that the Borrower has made pursuant to Section 6.05(b), solely with respect to the net investment income or taxable income of the Borrower for such fiscal year, for the period commencing at the start of such fiscal year and ending on the last day of such testing quarter and (C) an estimate of what the Borrower in good faith believes will be the net investment income and taxable income of the Borrower for the period commencing on the first day immediately following such testing quarter and ending on the last day of such fiscal year) and 6.07 and (iv) stating whether any change in GAAP as applied by (or in the application of GAAP by) the Borrower has occurred since the Amendment No. ~~1~~5 Effective Date (but only if the Borrower has not previously reported such change to the Administrative Agent and if such change has had a material effect on the financial statements) and, if any such change has occurred (and has not been previously reported to the Administrative Agent), specifying the effect of such change on the financial statements accompanying such certificate, and (v) attaching a list of Subsidiaries and Immaterial Subsidiaries as of the date of delivery of such certificate or a confirmation that there is no change in such information since the date of the last such list;

(d)          as soon as available and in any event not later than twenty (20) calendar days after the end of each monthly accounting period (ending on the last day of each calendar month) of the Borrower and its Subsidiaries, a Borrowing Base Certificate as of the last day of such accounting period;

(e)          promptly but no later than two Business Days after any Financial Officer of the Borrower shall at any time have knowledge that there is a Borrowing Base Deficiency, a Borrowing Base Certificate as at the date such Financial Officer has knowledge of such Borrowing Base Deficiency indicating the amount of the Borrowing Base Deficiency as at the date such Financial Officer obtained knowledge of such deficiency and the amount of the Borrowing Base Deficiency as of the date not earlier than two Business Days prior to the date the Borrowing Base Certificate is delivered pursuant to this paragraph;

(f)          promptly upon receipt thereof copies of all significant and non-routine written reports submitted to the management or board of directors of the Borrower by the Borrower’s independent public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Borrower or any of its Subsidiaries delivered by such accountants to the management or board of directors of the Borrower (other than the periodic reports that the Borrower’s independent auditors provide, in the ordinary course, to the Borrower’s audit committee);

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(g)          promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials sent to stockholders and filed by the Borrower or any of its Subsidiaries with the SEC or with any national securities exchange, as the case may be;

(h)          within 45 days after each Valuation Testing Date, all final internal and external valuation reports relating to the Eligible Portfolio Investments (excluding all valuation reports prepared by an Independent Valuation Provider pursuant to Sections 5.12(b)(ii)(B)(x) and 5.12(b)(iii), but including all valuation reports delivered by the Approved Third-Party Appraiser in connection with the quarterly appraisals of Unquoted Investments in accordance with Section 5.12(b)(ii)(B)) and the underwriting memoranda for all Eligible Portfolio Investments included in such valuation reports, along with any other information relating to the Eligible Portfolio Investments as reasonably requested by the Administrative Agent or any Lender; provided that the underwriting memoranda for a particular Eligible Portfolio Investment of an Obligor shall only be required to be delivered within 30 days of the initial closing of such Eligible Portfolio Investment and at no other time;

(i)          to the extent not otherwise provided by the Custodian, within thirty (30) days after the end of each month, updated copies of custody reports (including, to the extent available, an itemized list of each Portfolio Investment held in any Custodian Account owned by the Borrower or any of its Subsidiaries) with respect to any custodian account owned by the Borrower or any of the Subsidiary Guarantors;

(j)          within 45 days after the end of each fiscal quarter of the Borrower commencing with the first fiscal quarter to end on or after the date on which the Borrower has any Financing Subsidiary and such Financing Subsidiary owns or holds a Portfolio Investment, a certificate of a Financial Officer of the Borrower certifying that attached thereto is a complete and correct description of all Portfolio Investments as of the date thereof, including, with respect to each such Portfolio Investment, the name of the Borrower or Subsidiary holding such Portfolio Investment and the name of the Portfolio Company of such Portfolio Investment; and

(k)          to the extent such information is not otherwise available in the financial statements delivered pursuant to clause (a) or (b) of this Section 5.01, upon the reasonable request of the Administrative Agent prior to the end of the applicable fiscal quarter or year, the Borrower shall deliver within 45 days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower and ninety (90) days after the end of each fiscal year of the Borrower, a schedule setting forth in reasonable detail with respect to each Portfolio Investment where there has been a realized gain or loss in the most recently completed fiscal quarter, (i) the cost basis of such Portfolio Investment, (ii) the realized gain or loss associated with such Portfolio Investment, (iii) the associated reversal of any previously unrealized gains or losses associated with such Portfolio Investment, (iv) the proceeds received with respect to such Portfolio Investment representing repayments of principal during the most recently ended fiscal quarter, and (v) any other amounts received with respect to such Portfolio Investment representing exit fees or prepayment penalties during the most recently ended fiscal quarter; and

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(~~k~~l)         promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request.

SECTION 5.02.         Notices of Material Events. Upon the Borrower becoming aware of any of the following, the Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)          the occurrence of any Default (provided that if such Default is subsequently cured within the time periods set forth herein, the failure to provide notice of such Default shall not itself result in an Event of Default hereunder);

(b)          the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)          the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $2,500,000; and

(d)          any other development (excluding matters of a general economic, financial or political nature to the extent that they could not reasonably be expected to have a disproportionate effect on the Borrower) that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.         Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries (other than Immaterial Subsidiaries) to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any transaction permitted under Section 6.03.

SECTION 5.04.         Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including tax liabilities and material contractual obligations, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

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SECTION 5.05.         Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries (other than Immaterial Subsidiaries) to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar business, operating in the same or similar locations.

SECTION 5.06.         Books and Records; Inspection and Audit Rights.

(a)          Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep books of record and account in accordance with GAAP. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice to the Borrower, to (i) visit and inspect its properties, to examine and make extracts from its books and records, and (ii) discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that the Borrower or such Subsidiary shall be entitled to have its representatives and advisors present during any inspection of its books and records or meeting with its independent accountants; provided, further, that the Administrative Agent and the Lenders shall not conduct more than two (2) such visits and inspections in any calendar year unless an Event of Default has occurred and is continuing at the time of any subsequent visits and inspections during such calendar year.

(b)          Audit Rights. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to conduct evaluations and appraisals of the Borrower’s computation of the Borrowing Base and the assets included in the Borrowing Base (including, for clarity, audits of any Agency Accounts, funds transfers and custody procedures), all at such reasonable times and as often as reasonably requested. The Borrower shall pay the reasonable, documented fees and expenses of representatives retained by the Administrative Agent to conduct any such evaluation or appraisal; provided that the Borrower shall not be required to pay such fees and expenses for more than one such evaluation or appraisal during any calendar year unless an Event of Default has occurred and is continuing at the time of any subsequent evaluation or appraisal during such calendar year, and provided further that in no event shall the Borrower be required to pay more than $100,000 in any calendar year for evaluations requested by the Administrative Agent pursuant to this Section 5.06(b); provided, further, that in relation to any fees or expenses required to be paid by the Borrower in connection with any appraisal under this Section 5.06(b) (but, for the avoidance of doubt, other than valuation reports produced pursuant to Section 5.12(b)(ii)(B)(x)), unless an Event of Default has occurred and is continuing such fees and expenses shall be subject to the IVP Supplemental Cap. The Borrower also agrees to modify or adjust the computation of the Borrowing Base and/or the assets included in the Borrowing Base, to the extent required by the Administrative Agent or the Required Lenders as a result of any such evaluation or appraisal indicating that such computation or inclusion of assets is not consistent with the terms of this Agreement; provided that if the Borrower demonstrates that such evaluation or appraisal is incorrect, the Borrower shall be permitted to re-adjust its computation of the Borrowing Base.

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SECTION 5.07.         Compliance with Laws and Agreements. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, including the Investment Company Act (if applicable to such Person), and orders of any Governmental Authority applicable to it (including orders issued by the SEC) or its property and all indentures, agreements and other instruments, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08.         Certain Obligations Respecting Subsidiaries; Further Assurances.

(a)          Subsidiary Guarantors.

(i)          In the event that (1) the Borrower or any of its Subsidiaries shall form or acquire any new Subsidiary (other than a Financing Subsidiary), or that any other Person shall become a “Subsidiary” within the meaning of the definition thereof (other than a Financing Subsidiary); (2) any Structured Subsidiary shall no longer constitute a “Structured Subsidiary” pursuant to the definition thereof (including, for the avoidance of doubt, if such Structured Subsidiary ceases to have, in full force and effect, financing provided by an unaffiliated third party) (in which case such Person shall be deemed to be a “new” Subsidiary for purposes of this Section 5.08); or (3) any SBIC Subsidiary shall no longer constitute a “SBIC Subsidiary” pursuant to the definition thereof (in which case such Person shall be deemed to be a “new” Subsidiary for purposes of this Section 5.08), the Borrower will, in each case, on or before thirty (30) days following such Person becoming a Subsidiary or such Financing Subsidiary no longer qualifying as such, cause such new Subsidiary or former Financing Subsidiary to become a “Subsidiary Guarantor” (and, thereby, an “Obligor”) under the Guarantee and Security Agreement pursuant to a Guarantee Assumption Agreement and to deliver such proof of corporate or other action, incumbency of officers, opinions of counsel and other documents as the Administrative Agent shall have reasonably requested.

(ii)         The Borrower acknowledges that the Administrative Agent and the Lenders have agreed to exclude each Structured Subsidiary as an Obligor only for so long as such Person qualifies as a “Structured Subsidiary” pursuant to the definition thereof, and thereafter such Person shall no longer constitute a “Structured Subsidiary” for any purpose of this Agreement or any other Loan Document.

(iii)        The Borrower acknowledges that the Administrative Agent and the Lenders have agreed to exclude each SBIC Subsidiary as an Obligor only for so long as such Person qualifies as an “SBIC Subsidiary” pursuant to the definition thereof, and thereafter such Person shall no longer constitute an “SBIC Subsidiary” for any purpose of this Agreement or any other Loan Document.

(b)          Ownership of Subsidiaries. The Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a wholly owned Subsidiary; provided that the foregoing shall not prohibit any transaction permitted under Sections 6.03 or 6.04, so long as after giving effect to such permitted transaction each of the remaining Subsidiaries is a wholly owned Subsidiary.

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(c)          Further Assurances. The Borrower will, and will cause each of the Subsidiary Guarantors to, take such action from time to time as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement. Without limiting the generality of the foregoing, the Borrower will, and will cause each of the Subsidiary Guarantors, to:

(i)          take such action from time to time (including filing appropriate Uniform Commercial Code financing statements and executing and delivering such assignments, security agreements and other instruments) as shall be reasonably requested by the Administrative Agent to create, in favor of the Collateral Agent for the benefit of the Lenders (and any Affiliate thereof that is a party to any Hedging Agreement entered into with the Borrower), the holders of the Term Loan Indebtedness and the holders of any Secured Longer-Term Indebtedness, pursuant to the Security Documents, perfected security interests and Liens in the Collateral; provided that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents;

(ii)         with respect to each deposit account or securities account of the Obligors (other than (A) any such accounts that are maintained by the Borrower in its capacity as “servicer” for a Financing Subsidiary or any Agency Account, (B) any such accounts which hold solely money or financial assets of a Financing Subsidiary, (C) any payroll account so long as such payroll account is coded as such, (D) withholding tax and fiduciary accounts or any trust account maintained solely on behalf of a Portfolio Investment, and (E) any account in which the aggregate value of deposits therein, together with all other such accounts under this clause (E), does not at any time exceed $75,000; provided that in the case of each of the foregoing clauses (A) through (E), no other Person (other than the depository institution at which such account is maintained) shall have “control” over such account (within the meaning of the Uniform Commercial Code), cause each bank or securities intermediary (within the meaning of the Uniform Commercial Code) to enter into such arrangements with the Collateral Agent as shall be appropriate in order that the Collateral Agent has “control” (within the meaning of the Uniform Commercial Code) over each such deposit account or securities account (each, a “Control Account”) and in that connection, the Borrower agrees, subject to Sections 5.08(c)(iv) and (v) below, to cause all cash and other proceeds of Portfolio Investments received by any Obligor to be immediately deposited into a Control Account (or otherwise delivered to, or registered in the name of, the Collateral Agent) and, both prior to and following such deposit, delivery or registration such cash and other proceeds shall be held in trust by the Borrower for the benefit of the Collateral Agent and shall not be commingled with any other funds or property of such Obligor or any other Person (including with any money or financial assets of the Borrower in its capacity as “servicer” for a Structured Subsidiary, or any money or financial assets of a Structured Subsidiary, or any money or financial assets of the Borrower in its capacity as an agent or administrative agent for any other Bank Loans (as defined in Section 5.13) subject to Section 5.08(c)(v) below);

(iii)        cause the Financing Subsidiaries to execute and deliver to the Administrative Agent such certificates and agreements, in form and substance reasonably satisfactory to the Administrative Agent, as it shall determine are necessary to confirm that such Financing Subsidiary qualifies or continues to qualify as a “Structured Subsidiary” or an “SBIC Subsidiary”, as applicable, pursuant to the definitions thereof;

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(iv)        in the case of any Portfolio Investment consisting of a Bank Loan that does not constitute all of the credit extended to the underlying borrower under the relevant underlying loan documents and a Financing Subsidiary holds any interest in the loans or other extensions of credit under such loan documents, (x)(1) cause the interest owned by such Financing Subsidiary to be evidenced by a separate note or notes which note or notes are either (A) in the name of such Financing Subsidiary or (B) in the name of the Borrower, endorsed in blank and delivered to the applicable Financing Subsidiary and beneficially owned by the Financing Subsidiary (or, in the case of a Noteless Assigned Loan (as defined in Section 5.13), cause the interest owned by such Financing Subsidiary to be evidenced by separate assignment documentation contemplated by paragraph 1(b) of Schedule 1.01(d) in the name of such Financing Subsidiary) and (2) not permit such Financing Subsidiary to have a participation acquired from an Obligor in such underlying loan documents and the extensions of credit thereunder or any other indirect interest therein acquired from an Obligor; and (y) ensure that, subject to Section 5.08(c)(v) below, all amounts owing to any Obligor by the underlying borrower or other obligated party are remitted by such borrower or obligated party (or the applicable administrative agents, collateral agents or equivalent Person) directly to the Custodian Account and no other amounts owing by such underlying borrower or obligated party are remitted to the Custodian Account;

(v)         in the event that any Obligor is acting as an agent or administrative agent under any loan documents with respect to any Bank Loan (or is acting in an analogous agency capacity under any note purchase agreements with respect to any Mezzanine Investment) and such Obligor does not hold all of the credit extended to the underlying borrower or issuer under the relevant underlying loan documents or note purchase agreements, ensure that (1) all funds held by such Obligor in such capacity as agent or administrative agent is segregated from all other funds of such Obligor and clearly identified as being held in an agency capacity (an “Agency Account”); (2) all amounts owing on account of such Bank Loan or Mezzanine Investment by the underlying borrower or other obligated party are remitted by such borrower or obligated party to either (A) such Agency Account or (B) directly to an account in the name of the underlying lender to whom such amounts are owed (for the avoidance of doubt, no funds representing amounts owing to more than one underlying lender may be remitted to any commingled account other than the Agency Account); and within one (1) Business Day after receipt of such funds, such Obligor acting in its capacity as agent or administrative agent shall distribute any such funds belonging to any Obligor to the Custodian Account (provided that if any distribution referred to in this clause (c) is not permitted by applicable bankruptcy law to be made as a result of the bankruptcy of the underlying borrower, such Obligor shall use commercially reasonable efforts to obtain permission to make such distribution and shall make such distribution as soon as legally permitted to do so);

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(vi)        ~~except as otherwise set forth in clause Section 5.08(c)(iv) above, cause all Portfolio Investments held by an Obligor that are Bank Loans to be evidenced by promissory notes in the name of such Obligor, cause such Obligor to be party to the underlying loan documents as a “lender” having a direct interest (or a participation not acquired from an Affiliate) in such underlying loan documents and the extensions of credit thereunder, and cause all such underlying loan and other documents~~cause the documentation relating to ~~any such Portfolio~~each Investment ~~(including, without limitation, such promissory notes that are owned by an Obligor) to be held by (x) the Collateral Agent or (y) the Custodian pursuant to the terms of a Custodian Agreement and, unless delivered to the Collateral Agent, such Bank Loan shall be credited to the~~in Indebtedness described in paragraph 1 of Schedule 1.01(d) to be delivered to the Custodian ~~Account;~~as provided ~~that Borrower’s obligation to deliver underlying documentation (other than promissory notes, which must be delivered in the original) may be satisfied by delivery of copies of such underlying documentation~~therein; and

(vii)       in the case of any Portfolio Investment held by any Financing Subsidiary, including any cash collection related thereto, ensure that such Portfolio Investment shall not be held in any Custodian Account, or any other account of any Obligor.

Notwithstanding anything to the contrary contained herein, if any instrument, promissory note, agreement, document or certificate held by the Custodian is destroyed or lost not as a result of any action of the Borrower, then:

(i          in the case of any Investment in Indebtedness other than a Noteless Assigned Loan, if such destroyed or lost document is an original promissory note registered in name of an Obligor, such original promissory note shall constitute an "Undelivered Note" and the Borrower shall have up to 20 Business Days from the date when the Borrower has knowledge of such loss or destruction to deliver to the Custodian a replacement promissory note and comply with the requirements of Section (1)(c)(x) of Schedule 1.01(d); provided, that during such 20 Business Day period the limitations under Section (1)(a)(i) and (ii) of Schedule 1.01(d) shall apply; and

(ii         in the case of any Noteless Assigned Loans, if such destroyed instrument or document is an original transfer document or instrument relating to such Noteless Assigned Loan, the Borrower shall have up to 20 Business Days from the date when the Borrower has knowledge of such loss or destruction to deliver to the Custodian a replacement instrument or document and comply with the requirements of Section (1)(c)(x) of Schedule 1.01(d).

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SECTION 5.09.         Use of Proceeds. The Borrower will use the proceeds of the Loans only for general corporate purposes of the Borrower and its Subsidiaries (other than the Financing Subsidiaries, except to the extent permitted by Section 6.03(f)) in the ordinary course of business, including making distributions not prohibited by this Agreement and the acquisition and funding (either directly or through one or more wholly-owned Subsidiary Guarantors) of leveraged loans, mezzanine loans, high-yield securities, convertible securities, preferred stock, common stock and other Portfolio Investments; provided that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds. No part of the proceeds of any Loan will be used in violation of applicable law or, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock. On the first day (if any) an Obligor acquires any Margin Stock or at any other time requested by the Administrative Agent or any Lender, the Borrower shall furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U. Margin Stock shall be purchased by the Obligors only with the proceeds of Indebtedness not directly or indirectly secured by Margin Stock (within the meaning of Regulation U), or with the proceeds of equity capital of the Borrower.

SECTION 5.10.         Status of RIC and BDC. The Borrower shall at all times maintain its status as a RIC under the Code and as a “business development company” under the Investment Company Act.

SECTION 5.11.         Investment Policies. The Borrower shall at all times be in compliance in all material respects with its Investment Policies.

SECTION 5.12.         Portfolio Valuation and Diversification Etc.; Risk Factor Ratings;

(a)          Industry Classification Groups. For purposes of this Agreement, the Borrower shall assign each Eligible Portfolio Investment to an Industry Classification Group as reasonably determined by the Borrower. To the extent that the Borrower reasonably determines that any Eligible Portfolio Investment is not adequately correlated with the risks of other Eligible Portfolio Investments in an Industry Classification Group, such Eligible Portfolio Investment may be assigned by the Borrower to an Industry Classification Group that is more closely correlated to such Eligible Portfolio Investment. ~~In the absence of any such correlation, the Borrower shall be permitted, upon notice to the Administrative Agent for distribution to each Lender, to create up to three (3) additional industry classification groups for purposes of this Agreement.~~

(b)          Portfolio Valuation Etc.

(i)          Settlement Date Basis. For purposes of this Agreement, all determinations of whether a Portfolio Investment is an Eligible Portfolio Investment shall be determined on a settlement-date basis (meaning that any Portfolio Investment that has been purchased will not be treated as an Eligible Portfolio Investment until such purchase has settled, and any Eligible Portfolio Investment which has been sold will not be excluded as an Eligible Portfolio Investment until such sale has settled); provided that no such investment shall be included as an Eligible Portfolio Investment to the extent it has not been paid for in full.

(ii)         Determination of Values. For purposes of the Loan Documents, the Eligible Portfolio Investments shall be valued as follows:

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(A)         Quoted Investments External Review. With respect to Eligible Portfolio Investments (including Cash Equivalents) for which market quotations are readily available and are reflective of an actual trade executed within a reasonable period of such quotation (“Quoted Investments”), the Borrower shall, not less frequently than once each calendar week, determine the market value of such Quoted Investments which shall, in each case, be determined in accordance with one of the following methodologies as selected by the Borrower (each such value, an “External Quoted Value”):

(w)          in the case of public and 144A securities, the average of the bid prices as determined by two Approved Dealers selected by the Borrower,

(x)          in the case of Bank Loans, the average of the bid prices as determined by two Approved Dealers selected by the Borrower or an Approved Pricing Service which makes reference to at least two Approved Dealers with respect to such Bank Loans,

(y)          in the case of any Quoted Investment traded on an exchange, the closing price for such Eligible Portfolio Investment most recently posted on such exchange, and

(z)          in the case of any other Quoted Investment, the fair market value thereof as determined by an Approved Pricing Service; and

(B)         Unquoted Investments External Review. With respect to Eligible Portfolio Investments for which market quotations are not readily available (“Unquoted Investments”):

(x)           Commencing on August 31, 2013, and for each November 30th, February 28th, May 31st and August 31st thereafter (or such other dates as are reasonably agreed by the Borrower and the Administrative Agent (provided that such testing dates shall occur not less than quarterly), each a “Valuation Testing Date”), the Administrative Agent through an Independent Valuation Provider will, solely for purposes of determining the Borrowing Base, test the values as of such Valuation Testing Date of those Unquoted Investments that are Portfolio Investments included in the Borrowing Base selected by the Administrative Agent (such selected assets, the “IVP Tested Assets” and such value, the “IVP External Unquoted Value”); provided that the fair value of such Portfolio Investments tested by the Independent Valuation Provider as of any Valuation Testing Date shall be approximately 25% (but in no event shall exceed 30%) of the aggregate value of the Unquoted Investments in the Borrowing Base (the determination of fair value for such 25% threshold shall be based off of the last determination of value of the Portfolio Investments pursuant to this Section 5.12 and, for the avoidance of doubt, in the case of any Unquoted Investments acquired during the calendar quarter, the value shall be as determined pursuant to clause (E)(z)(2) below); provided, further that the Administrative Agent shall provide written notice to the Borrower, setting forth a description of which Unquoted Investments shall be IVP Tested Assets as of such Valuation Testing Date, not later than August 15, 2013, and on each November 15th, February 15th, May 15th and August 15th thereafter (or such other dates as are reasonably agreed by the Borrower and the Administrative Agent), as applicable. Each such valuation report shall also include the information required to comply with clause (iii) of paragraph 8 and paragraph 23 of Schedule 1.01(d) for an IVP Tested Asset (to the extent such provisions are applicable~~.~~).

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(y)          With respect to all Unquoted Investments that are not IVP Tested Assets as of such Valuation Testing Date (the “Borrower Tested Assets”), the Borrower shall request an Approved Third-Party Appraiser to assist the Board of Directors of the Borrower in determining the fair market value of such Unquoted Investments, as of each Valuation Testing Date (such value, the “Borrower External Unquoted Value”), and to provide the Board of Directors with a written valuation report as part of that assistance each quarter. Each such valuation report shall also include the information required to comply with clause (iii) of paragraph 8 and paragraph 23 of Schedule 1.01(d).

(C)         Internal Review. The Borrower shall conduct internal reviews to determine the value of all Eligible Portfolio Investments at least once each calendar week which shall take into account any events of which the Borrower has knowledge that adversely affect the value of any Eligible Portfolio Investment (each such value, an “Internal Value”).

(D)         Value of Quoted Investments. Subject to ~~clauses~~clause (G~~) and (H~~) of this Section 5.12(b)(ii), the “Value” of each Quoted Investment for all purposes of this Agreement shall be the lowest of (i) the Internal Value of such Quoted Investment as most recently determined by the Borrower pursuant to Section 5.12(b)(ii)(C), (ii) the External Quoted Value of such Quoted Investment as most recently determined pursuant to Section 5.12(b)(ii)(A), and (iii) the par or face value of such Quoted Investment.

(E)         Value of Unquoted Investments. Subject to  ~~clauses~~clause (G~~) and (H~~) of this Section 5.12(b)(ii),

(x)          if the Internal Value of any Unquoted Investment as most recently determined by the Borrower pursuant to Section 5.12(b)(ii)(C) falls below the range of the External Unquoted Value of such Unquoted Investment as most recently determined pursuant to Section 5.12(b)(ii)(B), then the “Value” of such Unquoted Investment for all purposes of this Agreement shall be deemed to be the lower of (i) the Internal Value and (ii) the par or face value of such Unquoted Investment;

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(y)          (i) if the Internal Value of any Unquoted Investment as most recently determined by the Borrower pursuant to Section 5.12(b)(ii)(C) falls above the range of the Borrower External Unquoted Value of such Unquoted Investment as most recently determined pursuant to Section 5.12(b)(ii)(B), then the “Value” of such Unquoted Investment for all purposes of this Agreement shall be deemed to be the lower of (i) the midpoint of the range of the Borrower External Unquoted Value and (ii) the par or face value of such Unquoted Investment;

(ii)         if the Internal Value of any Unquoted Investment as most recently determined by the Borrower pursuant to Section 5.12(b)(ii)(C) falls more than 5% above the midpoint of the range of the IVP External Unquoted Value of such Unquoted Investment as most recently determined pursuant to Section 5.12(b)(ii)(B), then the “Value” of such Unquoted Investment for all purposes of this Agreement shall be deemed to be the lower of (i) the midpoint of the range of the IVP External Unquoted Value and (ii) the par or face value of such Unquoted Investment; and

(z)          if the Internal Value of any Unquoted Investment as most recently determined by the Borrower pursuant to Section 5.12(b)(ii)(C) is within the range of the Borrower External Unquoted Value, or within or not more than 5% above the midpoint of the range of the IVP External Unquoted Value, of such Unquoted Investment as most recently determined pursuant to Section 5.12(b)(ii)(B), then the “Value” of such Unquoted Investment for all purposes of this Agreement shall be deemed to be the lower of (i) the Internal Value and (ii) the par or face value of such Unquoted Investment;

except that:

(1)         if the difference between the highest and lowest Borrower External Unquoted Value in such range exceeds an amount equal to 6% of the midpoint of such range, the “Value” of such Unquoted Investment shall instead be deemed to be the lowest of (i) the lowest Borrower External Unquoted Value in such range, (ii) the Internal Value determined pursuant to Section 5.12(b)(ii)(C), and (iii) the par or face value of such Unquoted Investment; and

(2)         if an Unquoted Investment is acquired during a fiscal quarter, the “Value” of such Unquoted Investment shall be deemed to be equal to the lowest of (x) the Internal Value of such Unquoted Investment as determined by the Borrower pursuant to Section 5.12(b)(ii)(C), (y) the cost of such Unquoted Investment until such time as the External Unquoted Value of such Unquoted Investment is determined in accordance with Section 5.12(b)(ii)(B) as at the Valuation Testing Date, and (z) the par or face value of such Unquoted Investment.

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(F)         Actions Upon a Borrowing Base Deficiency. If, based upon such weekly internal review, the Borrower determines that a Borrowing Base Deficiency exists, then the Borrower shall, promptly and in any event within two Business Days as provided in Section 5.01(e), deliver a Borrowing Base Certificate reflecting the new amount of the Borrowing Base and shall take the actions, and make the payments and prepayments (if any), all as more specifically set forth in Section 2.08(b).

(G)         Failure to Determine Values. If the Borrower shall fail to determine the value of any Eligible Portfolio Investment as at any date pursuant to the requirements (but subject to the exclusions) of the foregoing sub-clauses (A), (B), (C), (D) or (E), then the “Value” of such Eligible Portfolio Investment as at such date shall be deemed to be zero. If the Administrative Agent shall fail to determine the value of any Eligible Portfolio Investment as at any date pursuant to clause (B)(x), then the “Value” of such Eligible Portfolio Investment as at such date ~~(subject to clause (H) below)~~ shall be the lower of (x) the Internal Value and (y) the par or face value of such Unquoted Investment~~.~~; provided, however, that if a Borrower External Unquoted Value has been obtained with respect to such asset for the quarterly period immediately preceding the current quarterly testing period, then the “Value” of such Eligible Portfolio Investment will be determined as provided in clause (E) above.

(H)          Adjustment of Values~~. Notwithstanding anything herein to the contrary, the Administrative Agent, in its sole and absolute discretion exercised in good faith, may, and upon the request of Required Lenders, shall, reduce the Value of any Eligible Portfolio Investment (in which case the “Value” of such Eligible Portfolio Investment shall for all purposes hereof be deemed to be the Value assigned by the Administrative Agent) and/or exclude any Eligible Portfolio Investment from the Borrowing Base entirely, so long as the aggregate reduction in the Borrowing Base resulting from all such revisions and exclusions in any fiscal quarter made pursuant to this clause (H) does not exceed 10%. Any such revision or exclusion shall be effective ten Business Days after the Administrative Agent’s delivery of notice thereof to the Borrower.~~[Intentionally Omitted].

(iii)        Supplemental Testing of Values; Valuation Dispute Resolutions

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(A)         Notwithstanding the foregoing, the Administrative Agent, individually or at the request of the Required Lenders, shall at any time have the right to request any Portfolio Investment (other than IVP Tested Assets as of the most recent Valuation Testing Date) included in the Borrowing Base with a value determined pursuant to Section 5.12(b)(ii) to be independently tested by an Independent Valuation Provider. Subject to Section 5.12(b)(iv)(C) below, there shall be no limit on the number of such appraisals requested by the Administrative Agent and the costs of any such valuation shall be at the expense of the Borrower. If (x) the value of any Borrower Tested Asset determined pursuant to Section 5.12(b)(ii) is less than the value determined by the Independent Valuation Provider pursuant to this clause, then the value determined pursuant to Section 5.12(b)(ii) shall continue to be used as the “Value” for purposes of this Agreement and (y) if the value of any Borrower Tested Asset determined pursuant to Section 5.12(b)(ii) is greater than the value determined by the Independent Valuation Provider and the difference between such values is (1) less than or equal to 5% of the value determined pursuant to Section 5.12(b)(ii), then the value determined pursuant to Section 5.12(b)(ii) shall become the “Value” of such Portfolio Investment, (2) greater than 5% and less than or equal to 20% of the value determined pursuant to Section 5.12(b)(ii), then the “Value” of such Portfolio Investment shall become the average of the value determined pursuant to Section 5.12(b)(ii) and the value determined by the Independent Valuation Provider, and (3) greater than 20% of the value determined pursuant to Section 5.12(b)(ii), then the Borrower and the Administrative Agent shall retain an additional third-party appraiser and, upon the completion of such appraisal, the “Value” of such Portfolio Investment shall become the average of the three valuations (with the average of the value of the Independent Valuation Provider and value determined pursuant to Section 5.12(b)(ii) to be used until the third value is obtained).

(B)         For purposes of this Section 5.12(b)(iii), the Value of any Portfolio Investment for which the Independent Valuation Provider’s value is used shall be the midpoint of the range (if any) determined by the Independent Valuation Provider.

(iv)        Generally Applicable Valuation Provisions

(A)         The Independent Valuation Provider shall apply a recognized valuation methodology that is commonly accepted in the Borrower’s industry for valuing Portfolio Investments of the type being valued and held by the Obligors. Other procedures relating to the valuation will be reasonably agreed upon by the Administrative Agent and the Borrower.

(B)         All valuations shall be on a settlement date basis. For the avoidance of doubt, the value of any Portfolio Investments determined in accordance with any provision of this Section 5.12 shall be the Value of such Portfolio Investment for purposes of this Agreement until a new Value for such Portfolio Investment is subsequently determined in good faith in accordance with this Section 5.12.

(C)         Subject to the last sentence of Section 9.03(a), the documented out-of-pocket costs of any valuation reasonably incurred by the Administrative Agent under this Section 5.12 shall be at the expense of the Borrower; provided that the Administrative Agent shall under no circumstances be required to incur expenses under Section 5.12(b)(iii) in excess of the IVP Supplemental Cap.

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(D)         In addition, the values determined by the Independent Valuation Provider shall be deemed to be “Information” hereunder and subject to Section 9.13 hereof.

(E)         The Administrative Agent shall provide a copy of the final results of any valuation received by the Administrative Agent and performed by the Independent Valuation Provider or the Approved Third-Party Appraiser to any Lender promptly upon such Lender’s request~~.~~, except to the extent that such recipient has not executed and delivered a customary and reasonable non-reliance letter, confidentiality agreement or similar agreement requested or required by such Independent Valuation Provider or Approved Third-Party Appraiser, as applicable.

(F)         The foregoing valuation procedures shall only be required to be used for purposes of calculating the ~~Collateral~~Borrowing Base and shall not be required to be utilized by the Borrower for any other purpose, including, without limitation, the delivery of financial statements or valuations required under ASC820 or the Investment Company Act.

(G)         The Independent Valuation Provider shall be instructed to conduct its tests in a manner not disruptive to the business of the Borrower. The Administrative Agent shall notify the Borrower of its receipt of the final results of any such test promptly upon its receipt thereof and shall provide a copy of such results and the related report to the Borrower promptly upon the Borrower’s request.

(c)          Investment Company Diversification Requirements. The Borrower (together with its Subsidiaries to the extent required by the Investment Company Act) will at all times comply with the portfolio diversification and similar requirements set forth in the Investment Company Act applicable to business development companies. The Borrower will at all times, subject to applicable grace periods set forth in the Code, comply with the portfolio diversification and similar requirements set forth in the Code applicable to RICs.

SECTION 5.13.         Calculation of Borrowing Base. For purposes of this Agreement, the “Borrowing Base” shall be determined, as at any date of determination, as the sum of the products obtained by multiplying (x) the Value of each Eligible Portfolio Investment by (y) the applicable Advance Rate; provided that:

(a)          the Advance Rate applicable to the aggregate Value of all Eligible Portfolio Investments in their entirety shall be 0% at any time when the Borrowing Base is composed entirely of Eligible Portfolio Investments issued by less than 15 different Portfolio Companies;

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(b)          with respect to all Eligible Portfolio Investments issued by a single Portfolio Company, the Advance Rate applicable to that portion of the Value of such Eligible Portfolio Investments that exceeds either (i) 7.5% of the Obligors’ Net Worth or (ii) 10% of the aggregate Value of all Eligible Portfolio Investments included in the Borrowing Base (for the avoidance of doubt, the calculation of Value for purposes of this sub-clause (ii) shall be made without taking into account any Advance Rate), shall be 0%.

(c)          if at any time the weighted average Risk Factor of all Eligible Portfolio Investments in the Borrowing Base (based on the fair value of such Eligible Portfolio Investments) exceeds 2950, the Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent necessary to cause the weighted average Risk Factor of all Eligible Portfolio Investments in the Borrowing Base to be no greater than 2950 (subject to all other constraints, limitations and restrictions set forth herein);

(d)          the portion of the Borrowing Base attributable to Eligible Portfolio Investments with a Risk Factor higher than 3490 shall not exceed 25% of the Borrowing Base and the Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 25% of the Borrowing Base;

(e)          the portion of the Borrowing Base attributable to Eligible Portfolio Investments that are not Cash, Cash Equivalents, Long-Term U.S. Government Securities or Performing First Lien Bank Loans shall not exceed 65% of the Borrowing Base and the Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 65% of the Borrowing Base;

(f)          the portion of the Borrowing Base attributable to Eligible Portfolio Investments that are Performing High Yield Securities and Performing Mezzanine Investments in the aggregate shall not exceed 20% of the Borrowing Base and the Borrowing Base shall be reduced to the extent such portion would otherwise exceed 20% of the Borrowing Base;

(g)          if at any time the Weighted Average Leverage Ratio is greater than 4.5, the Borrowing Base shall be reduced by removing Debt Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent necessary to cause the Weighted Average Leverage Ratio to be no greater than 4.5 (subject to all other constraints, limitations and restrictions set forth herein);

(h)          the portion of the Borrowing Base attributable to Eligible Portfolio Investments in the Largest Industry Classification Group shall not exceed 25% of the Borrowing Base and the Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 25% of the Borrowing Base;

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(i)          the portion of the Borrowing Base attributable to Eligible Portfolio Investments in any single Industry Classification Group (other than the Largest Industry Classification Group) shall not exceed 15% of the Borrowing Base and the Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 15% of the Borrowing Base;

(j)          the portion of the Borrowing Base attributable to Eligible Portfolio Investments issued by a Portfolio Company with a trailing twelve month total debt to EBITDA ratio of greater than 5.75 shall not exceed 15% of the Borrowing Base and the Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 15% of the Borrowing Base;

(~~j~~k)         if at any time the weighted average maturity of all Debt Eligible Portfolio Investments (based on the fair value of such Eligible Portfolio Investments to the extent included in the Borrowing Base) exceeds five (5) years, the Borrowing Base shall be reduced by removing Debt Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent necessary to cause the weighted average maturity of all Debt Eligible Portfolio Investments included in the Borrowing Base to be no greater than five (5) years (subject to all other constraints, limitations and restrictions set forth herein);

(~~k~~l)         the portion of the Borrowing Base attributable to Debt Eligible Portfolio Investments with a maturity greater than 7 years shall not exceed 15% of the Borrowing Base and the Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 15% of the Borrowing Base;

(~~l~~m)         the portion of the Borrowing Base attributable to Performing PIK Obligations, Performing DIP Loans and Performing Covenant-Lite Loans shall not exceed 20% of the Borrowing Base and the Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 20% of the Borrowing Base;

(~~m~~n)         if at any time the Weighted Average Fixed Coupon (after giving effect to any Hedge Agreement) is less than the greater of (i) 8% and (ii) the one-month LIBO Rate plus 4.5%, the Borrowing Base shall be reduced by removing Debt Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent necessary to cause the Weighted Average Fixed Coupon to be at least equal to the greater of (x) 8% and (y) LIBO Rate plus 4.5% (subject to all other constraints, limitations and restrictions set forth herein); and

(~~n~~o)         if at any time the Weighted Average Floating Spread (after giving effect to any Hedge Agreement) is less than 4.5%, the Borrowing Base shall be reduced by removing Debt Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent necessary to cause the Weighted Average Floating Spread to be at least 4.5% (subject to all other constraints, limitations and restrictions set forth herein).

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For all purposes of this Section 5.13, (i) all Portfolio Companies of Eligible Portfolio Investments that are Affiliates of one another shall be treated as a single Portfolio Company (unless such Portfolio Companies are Affiliates of one another solely because they are under the common Control of the same private equity sponsor or similar sponsor) and (ii) to the extent the Borrowing Base is required to be reduced to comply with this Section 5.13, the Borrower shall be permitted to choose the Portfolio Investments, or portions of such, to be so removed to effect such reduction. In addition, as used herein, the following terms have the following meanings:

“Advance Rate” means, as to any Eligible Portfolio Investment and subject to adjustment as provided above, the following percentages with respect to such Eligible Portfolio Investment; provided that the Advance Rate applicable to any Existing Affiliate Investment (only to the extent such Existing Affiliate Investment is also otherwise an Eligible Portfolio Investment) shall be 67% of the Advance Rate otherwise applicable thereto:

Eligible Portfolio Investment	Unquoted	Quoted
Cash and Cash Equivalents (including Short Term U.S. Government Securities)	n/a	100%
Long-Term U.S. Government Securities	n/a	85%
Performing First Lien Bank Loans	60%	70%
Performing Last Out Loans	55%	65%
Performing Second Lien Bank Loans	50%	60%
Performing High Yield Securities	45%	55%
Performing Mezzanine Investments and Performing Covenant-Lite Loans	40%	50%
Performing PIK Obligations and Performing DIP Loans	35%	40%

“Bank Loans” means debt obligations (including, without limitation, term loans, revolving loans, debtor-in-possession financings, the funded portion of revolving credit lines and letter of credit facilities and other similar loans and investments including interim loans, bridge loans and senior subordinated loans) that are generally provided under a syndicated loan or credit facility or pursuant to any loan agreement or other similar credit facility, whether or not syndicated.

“Capital Stock” of any Person means any and all shares of corporate stock (however designated) of and any and all other Equity Interests and participations representing ownership interests (including membership interests and limited liability company interests) in, such Person.

“Cash” has the meaning assigned to such term in Section 1.01 of this Agreement.

“Cash Equivalents” has the meaning assigned to such term in Section 1.01 of this Agreement.

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“Covenant-Lite Loan” means a Bank Loan that does not ~~contain at least one financial maintenance covenant that is either (a) a total debt to EBITDA ratio of no more than 5.5 to 1.0 or (b) a fixed charge coverage ratio of at least 1.0 to 1.0.~~require the borrower thereunder to comply with any financial covenants (including without limitation any covenant relating to a borrowing base, asset valuation or similar asset-based requirement) (regardless of whether compliance with one or more incurrence covenants is otherwise required by such Bank Loan).

“Debt Eligible Portfolio Investment” means an Eligible Portfolio Investment which is an Investment in Indebtedness.

“Defaulted Obligation” means any Investment in Indebtedness (i) as to which, (x) a default as to the payment of principal and/or interest has occurred and is continuing for a period of thirty two (32) consecutive days with respect to such Indebtedness (without regard to any grace period applicable thereto, or waiver thereof) or (y) a default not set forth in clause (x) has occurred and the holders of such Indebtedness have accelerated all or a portion of the principal amount thereof as a result of such default; (ii) as to which a default as to the payment of principal and/or interest has occurred and is continuing on another material debt obligation of the Portfolio Company under such Indebtedness which is senior or pari passu in right of payment to such Indebtedness; (iii) as to which the Portfolio Company under such Indebtedness or others have instituted proceedings to have such Portfolio Company adjudicated bankrupt or insolvent or placed into receivership and such proceedings have not been stayed or dismissed or such Portfolio Company has filed for protection under Chapter 11 of the United States Bankruptcy Code (unless, in the case of clause (ii) or (iii), such debt is a DIP Loan, in which case it shall not be deemed to be a Defaulted Obligation under such clause); (iv) as to which a default rate of interest has been and continues to be charged for more than 120 consecutive days, or foreclosure on collateral for such debt has been commenced and is being pursued by or on behalf of the holders thereof; or (v) as to which the Borrower has delivered written notice to the Portfolio Company declaring such Indebtedness in default or as to which the Borrower otherwise exercises significant remedies following a default.

“DIP Loan” means a Bank Loan that is originated after the commencement of a case under Chapter 11 of the Bankruptcy Code by the Portfolio Company, which is a debtor-in-possession as described in Section 1107 of the Bankruptcy Code or a debtor as defined in Section 101(13) of the Bankruptcy Code in such case (a “Debtor”) organized under the laws of the United States or any state therein and domiciled in the United States, the terms of which have been approved by an order of a United States Bankruptcy court of competent jurisdiction, which order provides that (a) such DIP Loan is secured by liens on otherwise unencumbered property of the Debtor’s bankruptcy estate pursuant to Section 364(c)(2) of the Bankruptcy Code, (b) such DIP Loan is secured by liens of equal or senior priority on property of the Debtor's estate that is otherwise subject to a lien pursuant to Section 364(d) of the Bankruptcy Code, (c) such DIP Loan is secured by junior liens on property of the Debtor’s bankruptcy estate already subject to a lien encumbered assets (so long as such DIP Loan, including all interest and fees accruing thereon, is a fully secured claim within the meaning of Section 506 of the Bankruptcy Code), or (iv) if the DIP Loan or any portion thereof is unsecured, the repayment of such DIP Loan retains priority over all other administrative expenses pursuant to Section 364(c)(1) of the Bankruptcy Code; provided that, (x) not more than 50% of the proceeds of such loan are used to repay prepetition obligations owing to all or some of the same lender(s) in a “roll-up” or similar transaction and (y) in the case of the origination or acquisition of any DIP Loan, the Borrower does not have knowledge that the order set forth above is subject to any pending contested matter or proceeding (as such terms are defined in the Federal Rules of Bankruptcy Procedure) or the subject of an appeal or stay pending appeal.

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“EBITDA” means the consolidated net income of the applicable Person (excluding extraordinary gains and extraordinary losses (to the extent excluded in the definition of “EBITDA” in the relevant agreement relating to the applicable Eligible Portfolio Investment)) for the relevant period plus the following to the extent deducted in calculating such consolidated net income: (i) consolidated interest charges for such period; (ii) the provision for Federal, state, local and foreign income taxes payable for such period; (iii) depreciation and amortization expense for such period; and (iv) such other adjustments included in the definition of “EBITDA” (or similar defined term used for the purposes contemplated herein) in the relevant agreement relating to the applicable Eligible Portfolio Investment, provided that such adjustments are usual and customary and substantially comparable to market terms for substantially similar debt of other similarly situated borrowers at the time such relevant agreements are entered into as reasonably determined in good faith by the Borrower.

“Existing Affiliate Investments” means the Portfolio Investments by any Obligor as existing as of the Effective Date (and any follow-on investments by any Obligor in the same Portfolio Companies) in (x) (i) Allied Cash Holdings LLC, (ii) Applied Natural Gas Fuels, Inc., (iii) Bennu Glass, Inc., (iv) Velum Global Credit Management LLC and (v) Geneva Wood Fuels LLC and (y) Aurora Flight Sciences if any follow-on investments are made by Medley ~~Capital~~ LLC or any of its Affiliates, or any entities advised by any of the foregoing, in Aurora Flight Sciences.

“First Lien Bank Loan” means a Bank Loan that is entitled to the benefit of a first lien and first priority perfected security interest on all or substantially all of the assets of the respective borrower and guarantors obligated in respect thereof, and which has the most senior pre-petition priority in any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings; provided, however, that, in the case of accounts receivable and inventory (and the proceeds thereof), such lien and security interest may be second in priority to a Permitted Prior Working Capital Lien~~.~~ ; and further provided that any portion of such a Bank Loan which has a total debt to EBITDA ratio above 4.00x will have the advance rates of a Second Lien Bank Loan applied to such portion. For the avoidance of doubt, in no event shall a First Lien Bank Loan include a Last Out Loan.

“Fixed Rate Portfolio Investment” means a Debt Eligible Portfolio Investment that bears interest at a fixed rate.

“Floating Rate Portfolio Investment” means a Debt Eligible Portfolio Investment that bears interest at a floating rate.

“High Yield Securities” means debt Securities (a) issued by public or private Portfolio Companies, (b) issued pursuant to an effective registration statement or pursuant to Rule 144A under the Securities Act (or any successor provision thereunder) and (c) that are not Cash Equivalents, Mezzanine Investments (described under clause (i) of the definition thereof) or Bank Loans.

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“Last Out Loan” shall mean, with respect to any Bank Loan that is a term loan structured in a first out tranche and a last out tranche (with the first out tranche entitled to a lower interest rate but priority with respect to payments), that portion of such Bank Loan that is the last out tranche; provided that:

(a) such last out tranche is entitled (along with the first out tranche) to the benefit of a first lien and first priority perfected security interest on all or substantially all of the assets of the respective borrower and guarantors obligated in respect thereof, and which has the most senior pre-petition priority in any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings;

(b) the ratio of (x) the amount of the first out tranche to (y) EBITDA of the underlying obligor does not at any time exceed 2.25x;

(c) such last out tranche (i) gives the holders of such last out tranche full enforcement rights during the existence of an event of default (subject to customary exceptions, including standstill periods and if the holders of the first out tranche have previously exercised enforcement rights), (ii) shall have the same maturity date as the first out tranche, (iii) is entitled to the same representations, covenants and events of default as the holders of the first out tranche (subject to customary exceptions), and (iv) provides the holders of such last out tranche with customary protections (including, without limitation, consent rights with respect to (1) any increase of the principal balance of the first out tranche by more than 15%, (2) any increase of the margins (other than as a result of the imposition of default interest) applicable to the interest rates with respect to the first out tranche by an additional 2.5%, (3) any reduction of the final maturity of the first out tranche, and (4) amending or waiving any provision in the underlying loan documents that is specific to the holders of such last out tranche); and

(d) such first out tranche is not subject to multiple drawings (unless, at the time of such drawing and after giving effect thereto, the ratio referenced in clause (b) above is not exceeded).

“Long-Term U.S. Government Securities” means U.S. Government Securities maturing more than three (3) months from the applicable date of determination.

“Mezzanine Investments” means (i) debt Securities (including convertible debt Securities (other than the “in-the-money” equity component thereof)) (a) issued by public or private Portfolio Companies, (b) issued without registration under the Securities Act, (c) not issued pursuant to Rule 144A under the Securities Act (or any successor provision thereunder), (d) that are not Cash Equivalents and (e) contractually subordinated in right of payment to other debt of the same Portfolio Company and (ii) a Bank Loan that is not a First Lien Bank Loan ~~or~~, a Second Lien Bank Loan, a Covenant Lite Loan, a High Yield Security or a Last Out Loan.

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“Permitted Prior Working Capital Lien~~” means, with respect to a Portfolio Company that is a borrower under a Bank Loan, a security interest to secure a working capital facility for such Portfolio Company in the accounts receivable and inventory of such Portfolio Company and any of its subsidiaries that are guarantors of such working capital facility;~~ provided ~~that (i) such Bank Loan has a second priority lien on such accounts receivable and inventory~~, ~~(ii) such working capital facility is not secured by any other assets (other than a second priority lien, subject to the first priority lien of the Bank Loan) and does not benefit from any standstill rights or other agreements (other than customary rights) with respect to any other assets and (iii) the maximum principal amount of such working capital facility is not at any time greater than 10% (or, for purposes of Section 5.13(e) only, 25%) of the aggregate enterprise value of the Portfolio Company as determined by an Approved Third-Party Appraiser.~~

“Noteless Assigned Loan” means a Bank Loan with respect to which: (a) the underlying documentation does not require the underlying borrower to execute and deliver a promissory note to evidence the indebtedness created under such Bank Loan; (b) none of the Borrower, the Investment Advisor, or any of their respective Affiliates was an agent with respect to such Bank Loan at the time of origination, and (c) the applicable Obligor has affirmatively requested a promissory note from the underlying agent and borrower and has used all commercially reasonable efforts to obtain such promissory note but has been unable to obtain a promissory note from the underlying borrower (but only for so long as the applicable Obligor has not received such a promissory note); provided that, any portion of the Borrowing Base that consists of an Eligible Portfolio Investment that is a Noteless Assigned Loan shall be identified as such in any Borrowing Base Certificate.

“Performing” means with respect to any Eligible Portfolio Investment, such Eligible Portfolio Investment is not a Defaulted Obligation and does not represent debt or Capital Stock of a Portfolio Company that has issued a Defaulted Obligation.

“Performing Covenant-Lite Loans” means Covenant-Lite Loans that (a) are not PIK Obligations and (b) are Performing.

“Performing DIP Loans” means DIP Loans that (a) are not PIK Obligations and (b) are not Defaulted Obligations.

“Performing First Lien Bank Loans” means First Lien Bank Loans that (a) are not PIK Obligations, DIP Loans or Covenant-Lite Loans and (b) are Performing.

“Performing High Yield Securities” means High Yield Securities that (a) are not PIK Obligations and (b) are Performing.

“Performing Last Out Loans” means Last Out Loans that (a) are not PIK Obligations, DIP Loans or Covenant-Lite Loans and (b) are Performing.

“Performing Mezzanine Investments” means Mezzanine Investments that (a) are not PIK Obligations and (b) are Performing.

“Performing Second Lien Bank Loans” means Second Lien Bank Loans that (a) are not PIK Obligations, DIP Loans or Covenant-Lite Loans and (b) are Performing.

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“Permitted Prior Working Capital Lien” means, with respect to a Portfolio Company that is a borrower under a Bank Loan, a security interest to secure a working capital facility for such Portfolio Company in the accounts receivable and/or inventory (and the proceeds thereof) of such Portfolio Company and any of its subsidiaries that are guarantors of such working capital facility; provided that (i) such Bank Loan has a second priority lien on such accounts receivable and/or inventory, as applicable, (ii) such working capital facility is not secured by any other assets (other than a second priority lien, subject to the first priority lien of the Bank Loan, on any other assets) and does not benefit from any standstill rights or other agreements (other than customary rights) with respect to any other assets and (iii) the maximum principal amount of such working capital facility is not at any time greater than 10% (or, for purposes of Section 5.13(e) only, 25%) of the aggregate enterprise value of the Portfolio Company (as determined in accordance with the valuation methodology for determining the enterprise value of the applicable Portfolio Company as established by an Approved Third-Party Appraiser).

“PIK Obligation” means an obligation that provides that any portion of the interest accrued for a specified period of time or until the maturity thereof is, or at the option of the Portfolio Company may be, added to the principal balance of such obligation or otherwise deferred and accrued rather than being paid in cash; provided that any such obligation shall not constitute a PIK Obligation if it (a) is a fixed rate obligation and requires payment of interest in cash on an at least semi-annual basis at a rate of not less than 8% per annum or (b) is not a fixed rate obligation and requires payment of interest in cash on an at least semi-annual basis at a rate of not less than 4.5% per annum in excess of the applicable index.

“Restructured Investment” means, as of any date of determination, (a) any Portfolio Investment that has been a Defaulted Obligation within the past six months, or (b) any Portfolio Investment that has in the past six months been ~~(i)~~ on cash non-accrual, or (~~ii~~c) any Portfolio Investment that has in the past six months been amended or subject to a deferral or waiver if both (i) the effect of ~~which is~~such amendment, deferral or waiver is either, among other things, to (1) change the amount of previously required scheduled debt amortization (other than by reason of ~~earlier~~ repayment thereof) or (2) extend the tenor of previously required scheduled debt amortization, in each case such that the remaining weighted average life of such Portfolio Investment is extended by more than 20% and (ii) the reason for such amendment, deferral or waiver is related to the deterioration of the credit profile of the underlying borrower such that, in the absence of such amendment, deferral or waiver, it is reasonably expected by the Borrower that such underlying borrower either (x) will not be able to make any such previously required scheduled debt amortization payment or (y) is anticipated to incur a breach of a material financial covenant; provided that no Existing Affiliate Investment shall be deemed to be a Restructured Investment, unless either (A) such Existing Affiliate Investment becomes a Defaulted Obligation after the Effective Date, or (B) either of clause (i) or (ii) above are true with respect to such Existing Affiliate Investment after the Effective Date. A DIP Loan shall not be deemed to be a Restructured Investment, so long as it does not meet the conditions of the definition of Restructured Investment.

“Second Lien Bank Loan” means a Bank Loan (other than a First Lien Bank Loan and a Last Out Loan) that is entitled to the benefit of a first and/or second lien and first and/or second priority perfected security interest on all or substantially all of the assets of the respective borrower and guarantors obligated in respect thereof. ~~Second Lien Bank Loans shall include first lien term loans that are part of a last out tranche (with the first out tranche entitled to priority with respect to payments).~~

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“Securities” means common and preferred stock, units and participations, member interests in limited liability companies, partnership interests in partnerships, notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, including debt instruments of public and private issuers and tax-exempt securities (including warrants, rights, put and call options and other options relating thereto, representing rights, or any combination thereof) and other property or interests commonly regarded as securities or any form of interest or participation therein, but not including Bank Loans.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Short-Term U.S. Government Securities” means U.S. Government Securities maturing within three (3) months of the applicable date of determination.

“Spread” means, with respect to Floating Rate Portfolio Investments, the cash interest spread of such Floating Rate Portfolio Investment over the applicable LIBO Rate; provided, that, in the case of any Floating Rate Portfolio Investment that does not bear interest by reference to the LIBO Rate, “Spread” shall mean the cash interest spread of such Floating Rate Portfolio Investment over the LIBO Rate in effect as of the date of determination for deposits in Dollars for a period of three (3) months.

“U.S. Government Securities” has the meaning assigned to such term in Section 1.01 of this Agreement.

“Value” means, with respect to any Eligible Portfolio Investment, the value thereof determined for purposes of this Agreement in accordance with Section 5.12(b)(ii) or 5.12(b)(iii), as applicable.

“Weighted Average Fixed Coupon” means, as of any date of determination, the number, expressed as a percentage, obtained by summing the products obtained by multiplying the cash interest coupon of each Fixed Rate Portfolio Investment included in the Borrowing Base as of such date by the outstanding principal balance of such Fixed Rate Portfolio Investment as of such date, dividing such sum by the aggregate outstanding principal balance of all such Fixed Rate Portfolio Investments and rounding up to the nearest 0.01%. For the purpose of calculating the Weighted Average Fixed Coupon, all Fixed Rate Portfolio Investments that are not currently paying cash interest shall have an interest rate of 0%.

“Weighted Average Floating Spread” means, as of any date of determination, the number, expressed as a percentage, obtained by summing the products obtained by multiplying, in the case of each Floating Rate Portfolio Investment included in the Borrowing Base, on an annualized basis, the Spread of such Floating Rate Portfolio Investments, by the outstanding principal balance of such Floating Rate Portfolio Investments as of such date and dividing such sum by the aggregate outstanding principal balance of all such Floating Rate Portfolio Investments and rounding the result up to the nearest 0.01%.

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“Weighted Average Leverage Ratio” means, as of any date of determination, the number obtained by summing the products obtained by multiplying, in the case of each Debt Eligible Portfolio Investment included in the Borrowing Base, the leverage ratio (the ratio of Indebtedness for borrowed money to EBITDA expressed as a number) for the Portfolio Company of such Eligible Portfolio Investment ~~through~~of all Indebtedness for borrowed money (and excluding any capital lease obligations to the extent excluded from the leverage ratio in the underlying documentation of such Debt Eligible Portfolio Investment) that has a ranking of payment or lien priority senior to or pari passu with and including the tranche that includes the Borrower's Eligible Portfolio Investment, by the fair value of such Eligible Portfolio Investment as of such date and dividing such sum by the aggregate of the fair values of all such Eligible Portfolio Investments and rounding the result up to the nearest 0.01.

SECTION 5.14. Anti-Hoarding of Assets at Non-Pledged Financing Subsidiaries.  If any Non-Pledged Financing Subsidiary is not prohibited by any law, rule or regulation or by any contract or agreement relating to indebtedness from distributing all or any portion of its assets to an Obligor, then such Non-Pledged Financing Subsidiary shall, if a Significant Unsecured Indebtedness Event has occurred and is continuing, distribute to an Obligor the amount of assets held by such Non-Pledged Financing Subsidiary that such Non-Pledged Financing Subsidiary is permitted to distribute and that, in the good faith judgment of the Borrower, such Non-Pledged Financing Subsidiary does not reasonably expect to utilize, in the ordinary course of business, to obtain or maintain a financing from an unaffiliated third party; provided, further, however, that if a Significant Unsecured Indebtedness Event has occurred and is continuing and the value of the assets owned by such Non-Pledged Financing Subsidiary significantly exceeds the amount of indebtedness of such Non-Pledged Financing Subsidiary, even if such Non-Pledged Financing Subsidiary is prohibited by any contract or agreement relating to indebtedness from distributing all or any portion of its assets to an Obligor,  the Borrower shall use its commercially reasonable efforts to take such action as is necessary to cause such Financing Subsidiary to become an Obligor or distribute assets to an Obligor in an amount equal to the amount of assets held by such Non-Pledged Financing Subsidiary that, in the good faith judgment of the Borrower, such Non-Pledged Financing Subsidiary does not reasonably expect to utilize, in the ordinary course of business, to obtain or maintain a financing from an unaffiliated third party that includes advance rates that are substantially comparable to market terms for substantially similar debt financings at such time of determination.

ARTICLE VI

NEGATIVE COVENANTS

Until the Termination Date, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01.         Indebtedness. The Borrower will not nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

(a)          Indebtedness created hereunder or under any other Loan Document;

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(b)          (i) Unsecured Shorter-Term Indebtedness (including any refinancing or replacement thereof) in an aggregate principal amount not to exceed $10,000,000 and (ii) Secured Longer-Term Indebtedness (including any refinancing or replacement thereof), in each case, so long as (w) no Default exists at the time of the incurrence, refinancing or replacement thereof, (x) on the date of incurrence, refinancing or replacement thereof, the Borrower is in pro forma compliance with each of the covenants set forth in Sections 6.07(a), (b), (d) and (e) after giving effect to the incurrence, refinancing or replacement thereof and on the date of such incurrence, refinancing or replacement the Borrower delivers to the Administrative Agent a certificate of a Financial Officer to such effect, (y) prior to and immediately after giving effect to the incurrence, refinancing or replacement thereof, the Covered Debt Amount does not or would not exceed the Borrowing Base then in effect, and (z) on the date of incurrence, refinancing or replacement thereof, the Borrower delivers to the Administrative Agent a Borrowing Base Certificate as at such date demonstrating compliance with (or a certification that the Borrower is in compliance with) subclause (y) after giving effect to such incurrence, refinancing or replacement.

(c)          Unsecured Longer-Term Indebtedness (including any refinancing or replacement thereof), so long as (x) no Default exists at the time of the incurrence, refinancing or replacement thereof and (y) on the date of incurrence, refinancing or replacement thereof, the Borrower is in pro forma compliance with each of the covenants set forth in Sections 6.07(a), (b), (d) and (e) after giving effect to the incurrence, refinancing or replacement thereof and on the date of such incurrence, refinancing or replacement the Borrower delivers to the Administrative Agent a certificate of a Financial Officer to such effect;

(d)          Indebtedness of Financing Subsidiaries; provided that (i) on the date that such Indebtedness is incurred (for clarity, with respect to revolving loan facilities or staged advance loan facilities, “incurrence” shall be deemed to take place at the time such facility is entered into, and not upon each borrowing thereunder) the Borrower is in pro forma compliance with each of the covenants set forth in Sections 6.07(a), (b), (d) and (e) after giving effect to the incurrence thereof and on the date of such incurrence Borrower delivers to the Administrative Agent a certificate of a Financial Officer to such effect, and (ii) in the case of revolving loan facilities or staged advance loan facilities, upon each borrowing thereunder, the Borrower is in pro forma compliance with each of the covenants set forth in Sections 6.07(a), (b), (d) and (e).

(e)          (x) Other Permitted Indebtedness (other than Hedging Agreements specifically provided for in the following clauses (y) and (z)) in an aggregate principal amount not to exceed $10,000,000, (y) Hedging Agreements entered into by Borrower or any Subsidiary (other than any Financing Subsidiary) in the ordinary course of the Borrower’s financial planning and not for speculative purposes, the net amount of which does not exceed $10,000,000 (~~the net amount~~it being ~~determined, at any time, by~~understood that obligations under a Hedging Agreement shall be deemed equal to the net amount such Person would be obligated for under ~~any~~such Hedging Agreement as a result of a termination of such Hedging Agreement), or (z) Hedging Agreements or other derivatives entered into by any Financing Subsidiary ~~in the ordinary course of such Financing Subsidiary’s financial planning and not for speculative purposes~~;

(f)          repurchase obligations arising in the ordinary course of business with respect to U.S. Government Securities;

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(g)          obligations payable to clearing agencies, brokers or dealers in connection with the purchase or sale of securities in the ordinary course of business;

(h)          Indebtedness of an Obligor to any other Obligor;

(i)          obligations of the Borrower under a Permitted SBIC Guarantee and obligations (including Guarantees) in respect of Standard Securitization Undertakings; ~~and~~

(j)          indebtedness of the Borrower on account of the sale by the Borrower of the first out tranche of any First Lien Bank Loan that arises solely as an accounting matter under ASC 860; provided that such Indebtedness (i) is non-recourse to the Borrower and its Subsidiaries and (ii) would not represent a claim against the Borrower or any of its Subsidiaries in a bankruptcy, insolvency or liquidation proceeding of the Borrower or its Subsidiaries, in each case in excess of the amount sold or purportedly sold; and

(~~j~~k)         the Term Loan Indebtedness, so long as (v) no Default exists at the time of the incurrence thereof, (w) after giving effect to the incurrence thereof, the sum of (1) the total Commitments of all Lenders hereunder and (2) the aggregate outstanding principal amount of the Term Loans as of such date of determination does not exceed the lesser of (i) 100% of the Obligors’ Net Worth at such date and (ii) $~~400,000,000~~600,000,000, (x) after giving effect to the incurrence thereof the Borrower is in pro forma compliance with each of the covenants set forth in Sections 6.07(a), (b), (d) and (e) and on the date of such incurrence the Borrower delivers to the Administrative Agent a certificate of a Financial Officer to such effect, (y) prior to and immediately after giving effect to the incurrence thereof, the Covered Debt Amount does not or would not exceed the Borrowing Base then in effect; and (z) on the date of the incurrence thereof, the Borrower delivers to the Administrative Agent and each Lender a Borrowing Base Certificate as at such date demonstrating compliance with (or a certification that the Borrower is in compliance with) subclause (y) after giving effect to such incurrence.

For purposes of preparing the Borrowing Base Certificate described in clause (b) and (~~j~~k) above, (A) the fair market value of Quoted Investments shall be the most recent quotation available for such Eligible Portfolio Investment and (B) the fair market value of Unquoted Investments shall be the Value set forth in the Borrowing Base Certificate most recently delivered by the Borrower to the Administrative Agent pursuant to Section 5.01(d) or if an Unquoted Investment is acquired after the delivery of the Borrowing Base Certificate most recently delivered, then the Value of such Unquoted Investment shall be the lower of the cost of such Unquoted Investment and the Internal Value of such Unquoted Investment; provided, that the Borrower shall reduce the Value of any Eligible Portfolio Investment referred to in this sub-clause (B) to the extent necessary to take into account any events of which the Borrower has knowledge that adversely affect the value of such Eligible Portfolio Investment.

SECTION 6.02.         Liens. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset (including Equity Interests in any Financing Subsidiary or any other Subsidiary) now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof except:

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(a)          any Lien on any property or asset of the Borrower existing on the Amendment No. ~~1~~5 Effective Date and set forth in Schedule 3.11(b); provided that (i) no such Lien shall extend to any other property or asset of the Borrower or any of its Subsidiaries, and (ii) any such Lien shall secure only those obligations which it secures on the Amendment No. ~~1~~5 Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(b)          Liens created pursuant to the Security Documents (including Liens with respect to the Term Loan Credit Facility);

(c)          Liens on assets owned by Financing Subsidiaries;

(d)          Liens securing Hedging Agreement Obligations and Liens securing Secured Longer-Term Indebtedness incurred pursuant to Section 6.01(b) (including Liens in favor of the “Designated Indebtedness Holders” pursuant to the Guarantee and Security Agreement);

(e)          Permitted Liens;

(f)          additional Liens securing Indebtedness not to exceed $3,000,000 in the aggregate provided such Indebtedness is not otherwise prohibited under Section 6.01(e) of this Agreement; ~~and~~

(g)          Liens on Equity Interests in any SBIC Subsidiary created in favor of the SBA~~.~~; and

(h)          Liens on Special Equity Interests included in the Portfolio Investments but only to the extent securing obligations in the manner provided in the definition of “Special Equity Interests” in Section 1.01.

SECTION 6.03.         Fundamental Changes. The Borrower will not, nor will it permit any of its Subsidiaries (other than Financing Subsidiaries or Immaterial Subsidiaries) to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Borrower will not, nor will it permit any of its Subsidiaries (other than Financing Subsidiaries) to, acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person, except for purchases or acquisitions of Portfolio Investments and other assets in the normal course of the day-to-day business activities of the Borrower and its Subsidiaries and not in violation of the terms and conditions of this Agreement or any other Loan Document. The Borrower will not, nor will it permit any of its Subsidiaries (other than Financing Subsidiaries or Immaterial Subsidiaries) to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its assets (including, without limitation, Cash, Cash Equivalents and Equity Interests), whether now owned or hereafter acquired, but excluding (x) assets (including Cash and Cash Equivalents but excluding Portfolio Investments) sold or disposed of in the ordinary course of business of the Borrower and its Subsidiaries (other than the Financing Subsidiaries) (including to make expenditures of cash in the normal course of the day-to-day business activities of the Borrower and its Subsidiaries (other than the Financing Subsidiaries)) and (y) subject to the provisions of clauses (~~d~~e) and (~~e~~f) below, Portfolio Investments.

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Notwithstanding the foregoing provisions of this Section:

(a)          any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower or any other Subsidiary Guarantor; provided that if any such transaction shall be between a Subsidiary and a wholly owned Subsidiary Guarantor, the wholly owned Subsidiary Guarantor shall be the continuing or surviving corporation;

(b)          any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any wholly owned Subsidiary Guarantor of the Borrower;

(c)          any Subsidiary of the Borrower may be liquidated or dissolved; provided that (i) in connection with such liquidation or dissolution, any and all of the assets of such Subsidiary shall be distributed or otherwise transferred to the Borrower or any wholly owned Subsidiary Guarantor of the Borrower and (ii) the Borrower determines in good faith that such liquidation is in the best interests of the Borrower and is not materially disadvantageous to the Lenders;

(d)          the capital stock of any Subsidiary of the Borrower may be sold, transferred or otherwise disposed of to the Borrower or any wholly owned Subsidiary Guarantor of the Borrower;

(e)          the Obligors may sell, transfer or otherwise dispose of Portfolio Investments (other than to a Financing Subsidiary) so long as prior to and after giving effect to such sale, transfer or other disposition (and any concurrent acquisitions of Portfolio Investments or payment of outstanding Loans or Other Covered Indebtedness) the Covered Debt Amount does not exceed the Borrowing Base;

(f)          the Obligors may sell, transfer or otherwise dispose of Portfolio Investments, Cash and Cash Equivalents to a Financing Subsidiary (other than the direct ownership interest in another Financing Subsidiary) so long as (i) prior to and after giving effect to such sale, transfer or other disposition (and any concurrent acquisitions of Portfolio Investments or payment of outstanding Loans or Other Covered Indebtedness) the Covered Debt Amount does not exceed the Borrowing Base and no Default exists and the Borrower delivers to the Administrative Agent a certificate of a Financial Officer to such effect, ~~and~~ (ii) either (x) the amount by which the Borrowing Base exceeds the Covered Debt Amount immediately prior to such release is not diminished as a result of such release or (y) the Borrowing Base immediately after giving effect to such release is at least 120% of the Covered Debt Amount~~; and~~ and (iii) the sum of (x) all sales, transfers or other dispositions under this clause (f) that occur after the Revolver Termination Date and do not result in Net Asset Sale Proceeds for fair value that are applied in accordance with Section 2.08(c)(i) and (y) all Investments under Section 6.04(e) that occur after the Revolver Termination Date, shall not exceed 25% of the Commitments on the Revolver Termination Date;

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(g)          the Borrower and its Subsidiaries may sell, lease, transfer or otherwise dispose of equipment or other property or assets that do not consist of Portfolio Investments so long as the aggregate amount of all such sales, leases, transfer and dispositions does not exceed $5,000,000 in any fiscal year~~.~~;

(h)          the Borrower may merge or consolidate with any other Person, so long as (i) the Borrower is the continuing or surviving entity in such transaction, (ii) at the time thereof and after giving effect thereto, no Default shall have occurred and be continuing and (iii) if such merger or consolidation occurs in connection with the acquisition of such Person, the transaction is permitted under Section 6.04 hereof; and

(i)          an Obligor may transfer assets to a Financing Subsidiary for the sole purpose of facilitating the transfer of assets from one Financing Subsidiary (or a Subsidiary that was a Financing Subsidiary immediately prior to such disposition) to another Financing Subsidiary, directly or indirectly through such Obligor (such assets, the “Transferred Assets”), provided that (i) no Default exists or is continuing at such time, (ii) the Covered Debt Amount shall not exceed the Borrowing Base at such time and (iii) the Transferred Assets were transferred to such Obligor by the transferor Financing Subsidiary on the same Business Day that such assets are transferred by such Obligor to the transferee Financing Subsidiary.

SECTION 6.04.         Investments. The Borrower will not, nor will it permit any of its Subsidiaries to, acquire, make or enter into, or hold, any Investments except:

(a)          operating deposit accounts with banks;

(b)          Investments by the Borrower and the Subsidiary Guarantors in the Borrower and the Subsidiary Guarantors;

(c)          Hedging Agreements entered into in the ordinary course of the Borrower’s financial planning and not for speculative purposes;

(d)          Portfolio Investments by the Borrower and its Subsidiaries to the extent such Portfolio Investments are permitted under the Investment Company Act (to the extent such applicable Person is subject to the Investment Company Act) and the Investment Policies;

(e)          Equity Interests in (or capital contribution to) Financing Subsidiaries acquired after the Effective Date to the extent not prohibited by Section 6.03(f);

(f)          Investments by any Financing Subsidiary (subject to the limitations set forth in clause (e) of the definition of SBIC Subsidiary or clause (d) of the definition of Structured Subsidiary, as applicable);

(g)          Investments in Cash and Cash Equivalents;

(h)          Investments described on Schedule 3.12(b) hereto; and

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(i)          additional Investments up to but not exceeding $5,000,000 in the aggregate (for purposes of this clause (i), the aggregate amount of an Investment at any time shall be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair market value of property loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment (calculated at the time such Investment is made), minus (B) the aggregate amount of dividends, distributions or other payments received in cash in respect of such Investment; provided that in no event shall the aggregate amount of any Investment be less than zero, and provided further that the amount of any Investment shall not be reduced by reason of any write-off of such Investment, nor increased by way of any increase in the amount of earnings retained in the Person in which such Investment is made that have not been dividended, distributed or otherwise paid out).

SECTION 6.05.         Restricted Payments. The Borrower will not, nor will it permit any of its Subsidiaries (other than the Financing Subsidiaries) to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that:

(a)          the Borrower may declare and pay dividends with respect to the Equity Interests of the Borrower payable solely in additional shares of the Borrower’s common stock;

(b)          the Borrower may declare and pay dividends and distributions in either case in cash or other property (excluding for this purpose the Borrower’s common stock) in or with respect to any taxable year of the Borrower (or any calendar year, as relevant) in amounts not to exceed the higher of (x) the net investment income of the Borrower for the applicable fiscal year determined in accordance with GAAP and as specified in the financial statements of the Borrower for such fiscal year and (y) 115% of the amounts that are required to be distributed to: (i) allow the Borrower to satisfy the minimum distribution requirements imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year its liability for federal income taxes imposed on (y) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), or (z) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero its liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto) (such higher amount of (x) and (y), the “Required Payment Amount”), provided that, if at the time of any such dividend or distribution, (i) no Default or Event of Default shall have occurred or be continuing and (ii) the Covered Debt Amount does not exceed 85% of the Borrowing Base calculated on a pro forma basis after giving effect to any such dividends and distributions, then such dividends and distributions may be in amounts not to exceed 125% of the Required Payment Amount; ~~and~~

(c)          the Subsidiaries of the Borrower may declare and pay Restricted Payments to the Borrower or any Subsidiary Guarantor; and

(d)          the Obligors may make Restricted Payments to repurchase Equity Interests of the Borrower from officers, directors and employees of the Investment Advisor or the Borrower or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees or termination of their seat on the Board of Directors of the Investment Advisor or the Borrower or any of its Subsidiaries, in an aggregate amount not to exceed $500,000 in any calendar year with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $1,000,000 in any calendar year.

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For the avoidance of doubt, the Borrower shall not declare any dividend to the extent such declaration violates the provisions of the Investment Company Act applicable to it.

SECTION 6.06.         Certain Restrictions on Subsidiaries. The Borrower will not permit any of its Subsidiaries (other than Financing Subsidiaries) to enter into or suffer to exist any indenture, agreement, instrument or other arrangement (other than the Loan Documents) that prohibits or restrains, in each case in any material respect, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances, guarantees or Investments or the sale, assignment, transfer or other disposition of property, except for any prohibitions or restraints contained in (i) any Indebtedness permitted under Section 6.01(b), (c) or (j), (ii) any Indebtedness permitted under Section 6.01(e) secured by a Lien permitted under Section 6.02(f) provided that such prohibitions and restraints are applicable by their terms only to the assets that are subject to such Lien ~~and~~, (iii) any Indebtedness permitted under Section 6.01(f) or (g) secured by a Permitted Lien; provided that such prohibitions and restraints are applicable by their terms only to the assets that are subject to such Lien~~.~~ and (iv) any agreement, instrument or other arrangement pertaining to any sale or other disposition of any asset permitted by this Agreement so long as the applicable restrictions (i) only apply to such assets and (ii) do not restrict prior to the consummation of such sale or disposition the creation or existence of the Liens in favor of the Collateral Agent pursuant to the Security Documents or otherwise required by this Agreement, or the incurrence or payment of Indebtedness under this Agreement or the ability of the Borrower and its Subsidiaries to perform any other obligation under any of the Loan Documents.

SECTION 6.07.         Certain Financial Covenants.

(a)          Minimum Stockholder’s Equity. The Borrower will not permit Stockholders’ Equity as of the last day of any fiscal quarter of the Borrower to be less than the greater of (i) 55% of the total assets of the Borrower and its Subsidiaries as at the last day of such fiscal quarter (determined on a consolidated basis, without duplication, in accordance with GAAP, but excluding from such calculation the portion of the assets of any SBIC Subsidiary that is financed with indebtedness) and (ii) the sum of (x) $210,830,000 plus (y) 50% of the aggregate net proceeds of all sales of Equity Interests by the Borrower and its Subsidiaries after the Amendment No. ~~1~~5 Effective Date (other than the proceeds of sales of Equity Interests by and among the Borrower and its Subsidiaries).

(b)          Asset Coverage Ratio. The Borrower will not permit the Asset Coverage Ratio to be less than ~~2.25~~2.10 to 1 at any time.

(c)          Consolidated Interest Coverage Ratio. The Borrower will not permit the Consolidated Interest Coverage Ratio to be less than 2.50 to 1 as of the last day of any fiscal quarter of the Borrower.

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(d)          Liquidity Test The Borrower will not permit the aggregate Value of the Eligible Portfolio Investments that can be converted to Cash in fewer than 10 Business Days without more than a 5% change in price to be less than 10% of the Covered Debt Amount for more than 30 Business Days during any period when the Adjusted Covered Debt Balance is greater than 90% of the Adjusted Borrowing Base.

(e)          Obligors’ Net Worth Test. The Borrower will not permit the Obligors’ Net Worth to be less than $~~175,000,000~~400,000,000 at any time.

SECTION 6.08.         Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transactions with any of its Affiliates, even if otherwise permitted under this Agreement, except (i) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary (or, in the case of a transaction between an Obligor and a non-Obligor Subsidiary, not less favorable to such Obligor) than could be obtained at the time on an arm’s-length basis from unrelated third parties, (ii) transactions between or among the Obligors not involving any other Affiliate, (iii) transactions between or among the Obligors and any SBIC Subsidiary or any “downstream affiliate” (as such term is used under the rules promulgated under the Investment Company Act) company of an Obligor at prices and on terms and conditions not less favorable to the Obligors than could be obtained at the time on an arm’s-length basis from unrelated third parties, (iv) Restricted Payments permitted by Section 6.05, dispositions permitted by Section 6.03(f) and Investments permitted by Section 6.04(e), (v)  the transactions provided in the Affiliate Agreements as the same may be amended in accordance with Section 6.11(b) ~~or~~, (vi) existing transactions with Affiliates as set forth in Schedule 6.08~~.~~, (vii) transactions with one or more affiliates permitted by an exemptive order issued by the SEC to the Borrower substantially consistent with the terms described in that certain Amendment No. 4 to the Application for an Amended Order Pursuant to Sections 57(a)(4) and 57(i) of the Investment Company Act of 1940, and Rule 17d-1 under the Act Permitting Certain Joint Transactions Otherwise Prohibited by Section 57(a)(4) of the Act, filed with the SEC on September 25, 2013 by the Borrower, Sierra Income Corporation, the Investment Advisor and certain of their affiliates set forth therein (the “Exemptive Order”), or (viii) the payment of compensation and reimbursement of expenses of directors in a manner consistent with current practice of the Borrower and general market practice, and indemnification to directors in the ordinary course of business.

SECTION 6.09.         Lines of Business. The Borrower will not, nor will it permit any of its Subsidiaries (other than Immaterial Subsidiaries) to, engage to any material extent in any business other than in accordance with its Investment Policies.

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SECTION 6.10.         No Further Negative Pledge. The Borrower will not, and will not permit any of its Subsidiaries (other than Financing Subsidiaries) to, enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Obligor to create, incur, assume or suffer to exist any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation if security is granted for another obligation, except the following: (a) this Agreement and the other Loan Documents, the Term Loan Credit Facility and all documents related thereto and documents with respect to Indebtedness permitted under Section 6.01(b); (b) covenants in documents creating Liens permitted by Section 6.02 (including covenants with respect to Designated Indebtedness Obligations or Designated Indebtedness Holders under (and, in each case, as defined in) the Guarantee and Security Agreement) prohibiting further Liens on the assets encumbered thereby; (c) customary restrictions contained in leases not subject to a waiver; and (d) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents on any Collateral securing the “Secured Obligations” under and as defined in the Guarantee and Security Agreement and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of property of any Obligor to secure the Loans or any Hedging Agreement.

SECTION 6.11.         Modifications of Indebtedness and Affiliate Agreements. The Borrower will not, and will not permit any of its Subsidiaries ~~(other than Financing Subsidiaries)~~ to, consent to any modification, supplement or waiver of:

(a)          any of the provisions of any agreement, instrument or other document evidencing or relating to any Term Loan Indebtedness, Secured Longer-Term Indebtedness, Unsecured Longer-Term Indebtedness or Unsecured Shorter-Term Indebtedness that would result in such Indebtedness not meeting the requirements of the definition of “Term Loan Indebtedness”, “Secured Longer-Term Indebtedness”, “Unsecured Longer-Term Indebtedness” or “Unsecured Shorter-Term Indebtedness”, as applicable, set forth in Section 1.01 of this Agreement, unless, in the case of Unsecured Longer-Term Indebtedness, such Indebtedness would have been permitted to be incurred as Unsecured Shorter-Term Indebtedness at the time of such modification, supplement or waiver and the Borrower so designates such Indebtedness as “Unsecured Shorter-Term Indebtedness” (whereupon such Indebtedness shall be deemed to constitute “Unsecured Shorter-Term Indebtedness” for all purposes of this Agreement);

(b)          any of the Affiliate Agreements, unless such modification, supplement or waiver is not materially less favorable to the Borrower than could be obtained on an arm’s-length basis from unrelated third parties.

The Administrative Agent hereby acknowledges and agrees that the Borrower may, at any time and from time to time, without the consent of the Administrative Agent, freely amend, restate, terminate, or otherwise modify any documents, instruments and agreements evidencing, securing or relating to Indebtedness permitted pursuant to Section 6.01(d) and (e), including increases in the principal amount thereof, modifications to the advance rates and/or modifications to the interest rate, fees or other pricing terms; provided that no such amendment, restatement or modification shall, unless Borrower complies with the terms of Section 5.08(a)(i) hereof, cause a Financing Subsidiary to fail to be a “Financing Subsidiary” in accordance with the definition thereof.

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SECTION 6.12.         Payments of Term Loans and Longer-Term Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries (other than Financing Subsidiaries) to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Term Loan Indebtedness, Secured Longer-Term Indebtedness or Unsecured Longer-Term Indebtedness (other than (i) the refinancing of Term Loan Indebtedness, Secured Longer-Term Indebtedness or Unsecured Longer-Term Indebtedness with Term Loan Indebtedness, Secured Longer-Term Indebtedness or Unsecured Longer-Term Indebtedness permitted under Section 6.01, or (ii) with the proceeds of any issuance of Equity Interests, in each case to the extent not required to be used to prepay Loans), except for (a) regularly scheduled payments, prepayments or redemptions of principal and of interest in respect thereof required pursuant to the instruments evidencing such Indebtedness and the payment when due of the types of fees and expenses that are customarily paid in connection with such Indebtedness (it being understood that the making of any such payment, prepayment or redemption, other than regularly scheduled payments of interest and the payment when due of the types of fees and expenses customarily paid in connection with such Indebtedness, shall constitute an Event of Default under Section 7(g)) (it being further understood that: (w) the conversion features into Permitted Equity Interests under convertible notes; (x) the triggering of such conversion and/or settlement thereof solely with Permitted Equity Interests; and (y) any cash payment on account of interest or expenses on such convertible notes made by the Borrower in respect of such triggering and/or settlement thereof, shall be permitted under this clause (a)), or (b) payments and prepayments of Term Loan Indebtedness or Secured Longer-Term Indebtedness required to comply with requirements of Section 2.08(b), and in the case of Term Loan Indebtedness, Section 2.08(e).

SECTION 6.13.         Modification of Investment Policies. Other than with respect to Permitted Policy Amendments, the Borrower will not amend, supplement, waive or otherwise modify in any material respect the Investment Policies as in effect on the Effective Date.

SECTION 6.14.         SBIC Guarantee. The Borrower will not, nor will it permit any of its Subsidiaries to, cause or permit the occurrence of any event or condition that would result in any recourse to any Obligor under any Permitted SBIC Guarantee.

SECTION 6.15.         Derivative Transactions. The Borrower will not, nor will it permit any of its Subsidiaries (other than Financing Subsidiaries) to, enter into any derivative, swap or other similar transactions or agreements, except for Hedging Agreements to the extent permitted pursuant to Sections 6.01(e) and 6.04(c).

ARTICLE VII

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur and be continuing:

(a)          the Borrower shall fail to pay any principal of any Loan (including, without limitation, any principal payable under Section 2.08(b) or (c)) when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

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(b)          the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five or more Business Days;

(c)          any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made in any material respect;

(d)          the Borrower shall fail to observe or perform any covenant, condition or agreement contained in (i) Section 5.01(e), Section 5.02(a), Section 5.03 (with respect to the Borrower’s and its Subsidiaries’ existence only, and not with respect to the Borrower’s and its Subsidiaries’ rights, licenses, permits, privileges or franchises), Sections 5.08(a) or (b), Section 5.10, Section 5.12(c) or in Article VI or any Obligor shall default in the performance of any of its obligations contained in Section 7 of the Guarantee and Security Agreement or (ii) Section 5.01(f) or Sections 5.02(b), (c) or (d) and, in the case of this clause (ii), such failure shall continue unremedied for a period of five or more days after the Borrower has knowledge of such failure;

(e)          the Borrower or any Obligor, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document and such failure shall continue unremedied for a period of 30 or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

(f)          the Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, taking into account any applicable grace period;

(g)          (i) any event or condition occurs that (~~i~~a) results in any Material Indebtedness becoming due prior to its scheduled maturity or (~~ii) that enables or permits (with or without the giving of notice, the lapse~~b) shall continue unremedied for any applicable period of time sufficient to enable or ~~both)~~permit the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause all or any portion of such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, unless, in the case of this clause (~~ii~~b), such event or condition is no longer continuing or has been waived in accordance with the terms of such Material Indebtedness such that the holder or holders thereof or any trustee or agent on its or their behalf are no longer enabled or permitted to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, or (ii) the Borrower or any of its Subsidiaries shall make any payment, prepayment, repurchase, redemption or defeasance of the type described in clause (i) above (and, in the case of Secured Longer-Term Indebtedness or Unsecured Longer-Term Indebtedness, regardless of whether such Indebtedness is Material Indebtedness at such time) ; provided that this clause (g) shall not apply to (1) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; ~~or~~ (2) convertible debt that becomes due as a result of a conversion, repurchase or redemption event provided that such conversion, repurchase or redemption is settled only with Permitted Equity Interests or (3) cash payments of interest and expenses solely in connection with the convertible debt described in clause (2) above.

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(h)          an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed and unstayed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)          the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)          the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)          one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) or any combination thereof and (i) the same shall remain undischarged for a period of 30 consecutive days following the entry of such judgment during which ~~execution~~30 day period such judgment shall not ~~be effectively~~have been vacated, stayed, ~~or~~discharged or bonded pending appeal, or liability for such judgment amount shall not have been admitted by an insurer of reputable standing, or (ii) any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) to enforce any such judgment;

(l)          an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

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(m)          an Investment Advisor Departure Event shall occur;

(n)          a Change in Control shall occur;

(o)          any SBIC Subsidiary shall become the subject of an enforcement action and be transferred into liquidation status by the SBA;

(p)          the Liens created by the Security Documents shall, at any time with respect to Portfolio Investments held by Obligors having an aggregate Value in excess of 5% of the aggregate Value of all Portfolio Investments held by Obligors, not be, valid and perfected (to the extent perfection by filing, registration, recordation, possession or control is required herein or therein) in favor of the Collateral Agent (or any Obligor or any Affiliate of an Obligor shall so assert in writing), free and clear of all other Liens (other than Liens permitted under Section 6.02 or under the respective Security Documents)~~,~~ except as a result of a disposition of Portfolio Investments in a transaction or series of transactions permitted under this Agreement and except to the extent that any such loss of perfection results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Guarantee and Collateral Agreement; provided that if such default is as a result of any action of the Administrative Agent or Collateral Agent or a failure of the Administrative Agent or Collateral Agent to take any action within its control, then there shall be no Default or Event of Default hereunder unless such default shall continue unremedied for a period of ten (10) consecutive Business Days after the earlier of (i) the Borrower becoming aware of such default and (ii) the Borrowers receipt of written notice of such default thereof from the Administrative Agent, unless, in each case, the continuance thereof is a result of a failure of the Collateral Agent or Administrative Agent to take an action within their control (and the Borrower has requested that the Collateral Agent or Administrative Agent to take such action);

(q)          except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect in any material respect, or the enforceability thereof shall be contested by any Obligor, or there shall be any actual invalidity of any guaranty thereunder or any Obligor or any Affiliate of an Obligor shall so assert in writing; or

(r)          the Borrower or any of its Subsidiaries shall cause or permit the occurrence of any condition or event that would result in any recourse to any Obligor under any Permitted SBIC Guarantee.

then, and in every such event (other than an event described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

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ARTICLE VIII

THE ADMINISTRATIVE AGENT

SECTION 8.01.         Appointment of the Administrative Agent. Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

SECTION 8.02.         Capacity as Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any of its Subsidiaries or other Affiliate thereof as if it were not the Administrative Agent hereunder.

SECTION 8.03.         Limitation of Duties; Exculpation. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

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SECTION 8.04.         Reliance. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05.         Sub-Agents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

SECTION 8.06.         Resignation; Successor Administrative Agent. The Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower not to be unreasonably withheld (provided that no such consent shall be required if an Event of Default has occurred and is continuing), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent’s resignation shall nonetheless become effective and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

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SECTION 8.07.         Reliance by Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 8.08.         Modifications to Loan Documents. Except as otherwise provided in Section 9.02(b) or 9.02(c) with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents; provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) release all or substantially all of the Collateral or otherwise terminate all or substantially all of the Liens under any Security Document providing for collateral security, agree to additional obligations being secured by all or substantially all of such collateral security, or alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents with respect to all or substantially all of the Collateral, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to (1) release any Lien covering property that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders have consented~~.~~ and (2) release from the Guarantee and Security Agreement any “Subsidiary Guarantor” (and any property of such Subsidiary Guarantor) that is designated as a Structured Subsidiary in accordance with this Agreement or which is no longer required to be a “Subsidiary Guarantor”, so long as in the case of this clause (2): (A) immediately after giving effect to any such release (and any concurrent acquisitions of Portfolio Investments or payment of outstanding Indebtedness) the Covered Debt Amount does not exceed the Borrowing Base and the Borrower delivers a certificate of a Financial Officer to such effect to the Administrative Agent, (B) either (I) the amount of any excess availability under the Borrowing Base immediately prior to such release is not diminished as a result of such release or (II) the Borrowing Base immediately after giving effect to such release is at least 120% of the Covered Debt Amount and (C) no Default has occurred and is continuing.

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ARTICLE IX

MISCELLANEOUS

SECTION 9.01.         Notices; Electronic Communications.

(a)          Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or (to the extent permitted by Section 9.01(b)) e-mail, as follows:

(i)         if to the Borrower, to it at:

Medley Capital Corporation
375 Park Ave, Suite 3304
New York, NY 10152

Attention: Richard Allorto

Telecopy Number: (212) 759-0091

Direct Telephone: (646) 465-7898
Main Telephone: (212) 759-0777

E-mail: rallorto@medleycapital.com

with a copy to (which shall not
constitute notice):

Dechert LLP

1095 Avenue of the Americas

New York, NY 10036

Attention: Jay R. Alicandri, Esq.

Telecopy Number: 212-698-3599

E-mail: jay.alicandri@dechert.com

(ii)        if to the Administrative Agent, to it at:

ING Capital LLC

1325 Avenue of the Americas

New York, New York 10019
Attention: Mark LaGreca
Telecopy Number: (646) 424 - 8223

Telephone Number: (646) 815 – 3682

E-mail: mark.lagreca@americas.ing.com

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with a copy to (which shall not
constitute notice):

ING Capital LLC

1325 Avenue of the Americas

New York, New York 10019
Attention: Patrick Frisch
Telecopy Number: (646) 424-6919

Telephone Number: (646) 424-6912

E-mail: patrick.frisch@americas.ing.com

with a copy to (which shall not
constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Attention: Terry E. Schimek, Esq.
Telecopy Number: (212) 757-3990
Telephone Number: (212) 373-3005

E-mail: tschimek@paulweiss.com

(iii)        if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)          Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to ~~Section 2.04~~Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

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(c)          Documents to be Delivered under Sections 5.01 and 5.12(a). For so long as a Debtdomain™ or equivalent website is available to each of the Lenders hereunder, the Borrower may satisfy its obligation to deliver documents to the Administrative Agent or the Lenders under Sections 5.01 and 5.12(a) by delivering one hard copy thereof to the Administrative Agent and either an electronic copy or a notice identifying the website where such information is located for posting by the Administrative Agent on Debtdomain™ or such equivalent website; provided that the Administrative Agent shall have no responsibility to maintain access to Debtdomain™ or an equivalent website.

SECTION 9.02.         Waivers; Amendments.

(a)          No Deemed Waivers Remedies Cumulative. No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)          Amendments to this Agreement. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that, subject to Section 2.16(b), no such agreement shall

(i)          increase the Commitment of any Lender without the written consent of such Lender,

(ii)         reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby,

(iii)        postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable to a Lender hereunder, or reduce the amount or waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby,

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(iv)        change Section 2.15(b), (c) or (d) in a manner that would alter the pro rata sharing of payments, or making of disbursements, required thereby without the written consent of each Lender directly affected thereby,

(v)         change any of the provisions of this Section or ~~the percentage in~~ the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or

(vi)        permit the assignment or transfer by the Borrower of any of its rights or obligations under any Loan Document without the consent of each Lender;

provided further that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent, and (y) the consent of Lenders holding not less than two-thirds of the total Revolving Credit Exposures and unused Commitments will be required for (A) any change adverse to the Lenders affecting the provisions of this Agreement relating to the Borrowing Base (including the definitions used therein), or the provisions of Section 5.12(b)(ii), and (B) any release of any material portion of the Collateral other than for fair value or as otherwise permitted hereunder or under the other Loan Documents (subject to Section 9.02(c)(ii)).

(c)          Amendments to Security Documents.  No Security Document nor any provision thereof may be waived, amended or modified, except to the extent otherwise expressly contemplated by the Guaranty and Security Agreement, and the Liens granted under the Guaranty and Security Agreement may not be spread to secure any additional obligations (including any increase in Loans hereunder and in Term Loans under the Term Loan Credit Facility, but excluding any such increase pursuant to (x) a Commitment Increase under Section 2.06(f) and/or (y) a commitment increase permitted under the Term Loan Credit Facility to an amount such that immediately after giving effect to such increase(s), the sum of (i) the total Commitments of all of the Lenders hereunder and (ii) the aggregate outstanding principal amount of the Term Loans as of the date of such increase is not greater than the lesser of (x) 100% of the Obligors’ Net Worth at such date and (y) ~~$400,000,000~~the amount set forth in Section 2.06(f)(i)(B)(y) as in effect from time to time) except to the extent otherwise expressly contemplated by the Guaranty and Security Agreement or except pursuant to an agreement or agreements in writing entered into by the Borrower, and by the Collateral Agent with the consent of the Required Lenders; provided that, subject to Section 2.16(b), (i) without the written consent of the holders of not less than two-thirds of the total Revolving Credit Exposures and unused Commitments, no waiver, amendment or modification to the Guaranty and Security Agreement shall (A) release any Obligor representing more than 10% of the Stockholder’s Equity of the Borrower from its obligations under the Security Documents, (B) release any guarantor representing more than 10% of the Stockholder’s Equity of the Borrower under the Guarantee and Security Agreement from its guarantee obligations thereunder, or (C) amend the definition of “Collateral” under the Security Documents (except to add additional collateral) and (ii) without the written consent of each Lender, no such agreement shall (W) release all or substantially all of the Obligors from their respective obligations under the Security Documents, (X) release all or substantially all of the collateral security or otherwise terminate all or substantially all of the Liens under the Security Documents, (Y) release all or substantially all of the guarantors under the Guarantee and Security Agreement from their guarantee obligations thereunder, or (Z) alter the relative priorities of the obligations entitled to the Liens created under the Security Documents (except in connection with securing additional obligations equally and ratably with the Loans and other obligations hereunder) with respect to the collateral security provided thereby; except that no such consent described in clause (i) or (ii) above shall be required, and the Administrative Agent is hereby authorized (and so agrees with the Borrower) to direct the Collateral Agent under the Guarantee and Security Agreement, to release any Lien covering property (and to release any such guarantor) that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders or the required number or percentage of Lenders have consented, or otherwise in accordance with Section 9.15.

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(d)          Replacement of Non-Consenting Lender. If, in connection with any proposed amendment, waiver or consent requiring (i) the consent of “each Lender” or “each Lender affected thereby,” or (ii) the consent of “two-thirds of the holders of the total Revolving Credit Exposures and unused Commitments”, the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower shall have the right, at its sole cost and expense, to replace each such Non-Consenting Lender or Lenders with one or more replacement Lenders pursuant to Section 2.17(b) so long as at the time of such replacement, each such replacement Lender consents to the proposed change, waiver, discharge or termination.

SECTION 9.03.         Expenses; Indemnity; Damage Waiver.

(a)          Costs and Expenses. The Borrower shall pay (i) all reasonable documented and out-of-pocket costs and expenses incurred by the Administrative Agent, the Collateral Agent and their Affiliates, including the reasonable fees, charges and disbursements of up to one counsel for the Administrative Agent and the Collateral Agent collectively (other than the allocated costs of internal counsel), in connection with the syndication of the credit facilities provided for herein, the preparation and administration (other than internal overhead charges) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) including, subject to the last sentence of this clause (a), all costs and expenses of the Independent Valuation Provider, (ii) all reasonable documented and out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the reasonable and documented fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect thereof and (iii) and all reasonable documented and out-of-pocket costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein. Unless an Event of Default has occurred and is continuing, the Borrower shall not be responsible for the reimbursement of any fees, costs and expenses of the Independent Valuation Provider incurred pursuant to ~~Section~~Sections 5.06(b) and 5.12(b)(iii) in excess of ~~$50,000~~the greater of (x) $200,000 or (y) .05% of the Total Commitments, in each case in the aggregate incurred for all such fees, costs and expenses in any 12-month period (the “IVP Supplemental Cap”).

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(b)          Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (other than Taxes or Other Taxes which shall only be indemnified by the Borrower to the extent provided in Section 2.14), including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee (other than the allocated costs of internal counsel), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby (including, without limitation, any arrangement entered into with an Independent Valuation Provider), (ii) any Loan or the use of the proceeds therefrom or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether brought by the Borrower or any third party or regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (1) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the willful misconduct or gross negligence of such Indemnitee~~.~~, (2) result from a claim brought against such Indemnitee for breach of such Indemnitee’s obligations under this Agreement or the other Loan Documents, if there has been a final and nonappealable judgment against such Indemnitee on such claim as determined by a court of competent jurisdiction or (3) result from a claim arising as a result of a dispute between Indemnitees (other than (x) any dispute involving claims against the Administrative Agent, in each case in their respective capacities as such, and (y) claims arising out of any act or omission by the Borrower or its Affiliates).

The Borrower shall not be liable to any Indemnitee for any special, indirect, consequential or punitive damages arising out of, in connection with, or as a result of the Transactions asserted by an Indemnitee against the Borrower or any other Obligor; provided that the foregoing limitation shall not be deemed to impair or affect the Obligations of the Borrower under the preceding provisions of this subsection.

(c)          Reimbursement by Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section (and without limiting its obligation to do so) or to the extent that the fees, costs and expenses of the Independent Valuation Provider incurred pursuant to Section 5.12(b)(iii) exceed the IVP Supplemental Cap for any 12-month period (provided that prior to incurring expenses in excess of the IVP Supplemental Cap, the Administrative Agent shall have afforded the Lenders an opportunity to consult with the Administrative Agent regarding such expenses), each Lender severally agrees to pay to the Administrative Agent, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

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(d)          Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of; this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

(e)          Payments. All amounts due under this Section shall be payable promptly after written demand therefor.

(f)          The Administrative Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower or any of its Subsidiaries, their stockholders and/or their affiliates. The Borrower and each of its Subsidiaries each acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower and its Subsidiaries, on the other, and (ii) in connection therewith and with the process leading thereto, (x) except as otherwise provided in any of the Loan Documents, no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower or any of its Subsidiaries, any of their stockholders or affiliates (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower or any of its Subsidiaries, their stockholders or their affiliates on other matters) and (y) each Lender is acting hereunder solely as principal and not as the agent or fiduciary of the Borrower or any of its Subsidiaries, their management or stockholders. The Borrower and each Obligor each acknowledge and agree that it has consulted legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower and each Obligor each agree that it will not claim that any Lender has rendered advisory services hereunder of any nature or respect, or owes a fiduciary duty to the Borrower or any of its Subsidiaries, in each case, in connection with such transactions contemplated hereby or the process leading thereto.

SECTION 9.04.         Successors and Assigns.

(a)          Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section (and any attempted assignment or transfer by any Lender which is not in accordance with this Section shall be treated as provided in the last sentence of Section 9.04(b)(iii)). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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(b)          Assignments by Lenders.

(i)          Assignments Generally. Subject to the conditions set forth in clause (ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A)         the Borrower; provided that (i) no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, or, if an Event of Default has occurred and is continuing, any other assignee, and (ii) the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received written notice thereof; and

(B)         the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment by a Lender to an Affiliate of a Lender with prior written notice by such Lender to the Administrative Agent.

(ii)         Certain Conditions to Assignments. Assignments shall be subject to the following additional conditions:

(A)         except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)         each partial assignment of Commitments or Loans shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement in respect of such Commitments and Loans;

(C)         the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption in substantially the form of Exhibit A hereto, together with a processing and recordation fee of $3,500 (which fee shall not be payable in connection with an assignment to a Lender or to an Affiliate of a Lender), for which the Borrower and the Guarantors shall not be obligated (except in the case of an assignment pursuant to Section 2.17(b)); and

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(D)         the assignee, if it shall not already be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(iii)        Effectiveness of Assignments. Subject to acceptance and recording thereof pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section.

(c)          Maintenance of Registers by Administrative Agent. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount and “stated interest” for tax purposes of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Registers” and each individually, a “Register”). The entries in the Registers shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Registers pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Registers shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)          Acceptance of Assignments by Administrative Agent. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

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(e)          Special Purposes Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”) owned or administered by such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make; provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall, subject to the terms of this Agreement, make such Loan pursuant to the terms hereof, (iii) the rights of any such SPC shall be derivative of the rights of the Granting Lender, and such SPC shall be subject to all of the restrictions upon the Granting Lender herein contained, and (iv) no SPC shall be entitled to the benefits of Sections 2.12 (or any other increased costs protection provision), 2.13 or 2.14. Each SPC shall be conclusively presumed to have made arrangements with its Granting Lender for the exercise of voting and other rights hereunder in a manner which is acceptable to the SPC, the Administrative Agent, the Lenders and the Borrower, and each of the Administrative Agent, the Lenders and the Obligors shall be entitled to rely upon and deal solely with the Granting Lender with respect to Loans made by or through its SPC. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender.

Each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof, in respect of claims arising out of this Agreement; provided that the Granting Lender for each SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage and expense arising out of their inability to institute any such proceeding against its SPC. In addition, notwithstanding anything to the contrary contained in this Section, any SPC may (i) without the prior written consent of the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans (but nothing contained herein shall be construed in derogation of the obligation of the Granting Lender to make Loans hereunder); provided that neither the consent of the SPC or of any such assignee shall be required for amendments or waivers hereunder except for those amendments or waivers for which the consent of participants is required under paragraph (1) below, and (ii) disclose on a confidential basis (in the same manner described in Section 9.13(b)) any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.

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(f)          Participations. Any Lender may sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (g) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.15(d) as though it were a Lender hereunder.

(g)          Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.12 or 2.13 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.14 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.14(e) as though it were a Lender.

(h)          Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank or any other central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(i)          No Assignments or Participations to the Borrower or Affiliates or Certain Other Persons. Anything in this Section to the contrary notwithstanding, no Lender may (i) assign or participate any interest in any Commitment or Loan held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender, or (ii) assign any interest in any Commitment or Loan held by it hereunder to a natural person or to any Person known by such Lender at the time of such assignment to be a Defaulting Lender, a Subsidiary of a Defaulting Lender or a Person who, upon consummation of such assignment would be a Defaulting Lender.

SECTION 9.05.         Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.13, 2.14 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

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SECTION 9.06.         Counterparts; Integration; Effectiveness; Electronic Execution.

(a)          Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when provided in Section 4.01, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)          Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.07.         Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.         Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the any Obligor against any of and all the obligations of any Obligor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application

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SECTION 9.09.         Governing Law; Jurisdiction; Etc.

(a)          Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)          Submission to Jurisdiction. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c)          Waiver of Venue. The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)          Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10.         WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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SECTION 9.11.         Judgment Currency. This is a loan transaction in which the specification of Dollars and payment in New York City is of the essence, and Dollars shall be the currency of account in all events relating to Loans. The payment obligations of the Borrower under this Agreement shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to Dollars and transfer to New York City under normal banking procedures does not yield the amount of Dollars in New York City due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder into another currency (the “Other Currency”), the rate of exchange that shall be applied shall be the rate at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with the Other Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Loan Document (in this Section called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Other Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer Dollars to New York City with the amount of the Other Currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in Dollars, the amount (if any) by which the sum originally due to such Entitled Person in Dollars hereunder exceeds the amount of Dollars so purchased and transferred.

SECTION 9.12.         Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.13.         Treatment of Certain Information; Confidentiality.

(a)          Treatment of Certain Information. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, and the Commitments or the termination of this Agreement or any provision hereof.

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(b)          Confidentiality. Each of the Administrative Agent (including in its capacity as the Collateral Agent) and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, provided that, so long as no Default or Event of Default shall have occurred and be continuing, the Administrative Agent and each Lender agree not to disclose any confidential Information consisting of the underwriting memoranda or similar materials delivered pursuant to Section 5.01(h) to a prospective assignee or Participant that is a Direct Competitor, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) to any lender under the Term Loan Credit Facility and the administrative agent and collateral agent for such lenders (subject, in each case, to an agreement containing provisions substantially the same as those of this Section (which may include the Term Loan Credit Facility if it contains confidentiality provisions substantially the same as those of this Section)), (h) with the consent of the Borrower, (i) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the Loans, (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans, (j) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower, or (k) in connection with the Lenders’ right to grant security interest pursuant to Section 9.04(h) to the Federal Reserve Bank or any other central bank, or subject to an agreement containing provisions substantially the same as those of this Section, to any other pledgee or assignee pursuant to Section 9.04(h).

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.14.         USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with said Act.

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SECTION 9.15.         Termination. Promptly upon the Termination Date, the Administrative Agent shall direct the Collateral Agent to, on behalf of the Administrative Agent, the Collateral Agent and the Lenders, deliver to Borrower such termination statements and releases and other documents necessary or appropriate to evidence the termination of this Agreement, the Loan Documents, and each of the documents securing the obligations hereunder as the Borrower may reasonably request, all at the sole cost and expense of the Borrower.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this ~~Agreement~~Amendment to be duly executed ~~by their respective authorized officers~~and delivered as of the day and year first above written.

MEDLEY CAPITAL CORPORATION, as Borrower

By:
Name:
Title:

Schedule 1.01(a)

Approved Dealers and Approved Pricing Services

APPROVED DEALERS

BNP Paribas Securities Corp.

Banc of America Securities LLC

Barclays Capital Inc.

BMO Capital Markets

BofA Distributors, Inc.

BTIG LLC

Cantor Fitzgerald & Co.

Citigroup Global Markets Inc.

Citicorp Securities Services, Inc.

Courtview Capital

Credit Agricole

Credit Suisse Securities (USA) LLC

Daiwa Capital Markets America Inc.

Deutsche Bank Securities Inc.

FBR Capital Markets & Co.

Fidelity Brokerage Services LLC

Gleacher & Co. Securities Inc.

Global Hunter Securities LLC

Goldman, Sachs & Co.

Guggenheim Securities LLC

HSBC Securities (USA) Inc.

Imperial Capital LLC

ING Financial Markets LLC

Jeffries & Company, Inc.

J.P. Morgan Securities Inc.

Knight Capital Americas LP

Lazard Freres & Co. LLC

Macquarie Capital USA Inc.

Merrill Lynch Government Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Mitsubishi UFJ Securities USA Inc.

Mizuho Securities USA Inc.

Morgan Stanley & Co. Incorporated

Morgan Stanley Smith Barney

Nomura Securities International, Inc.

RBC Capital Markets

RBS Securities Inc.

Scotia Bank

UBS Financial Services Inc.

UBS Securities LLC

Wells Fargo Advisors, LLC

Wells Fargo Securities, LLC

Wells Fargo Investments, LLC

APPROVED PRICING SERVICES

Bloomberg

FT Interactive Data Corporation
International Data Corporation

Loan Pricing Corporation

Markit

Schedule 1.01(b)

Commitments

~~[See Attached]~~ON FILE WITH THE ADMINISTRATIVE AGENT

Schedule 1.01(c)

Risk Factors

Bond Default Rating[1]	Risk Factor	One Year Expected Default Frequency	Five Year Expected Default Frequency
Aaa	1
Aa1	10
Aa2	20
Aa3	40
A1	70
A2	120
A3	180
Baa1	260
Baa2	360
Baa3	610
Ba1	940
Ba2	1350
Ba3	1766
B1	2220
B2	2720
B3	3490
Caa-C	4770	Less than or equal to 11.62%	Less than or equal to 27.05%
Caa-C	6500	Greater than 11.62% but less than or equal to 26%	Greater than 27.05% but less than or equal to 48.75%
Ineligible	N/A	Greater than 26%	Greater than 48.75%

1            The Bond Default Rating used from RiskCalc should be the LOWER of the 1-year or 5-year rating outputs.

Schedule 1.01(d)

Eligibility Criteria

A Portfolio Investment shall not be an Eligible Portfolio Investment on any date of determination unless it meets all of the following criteria:

1)	(a) if an Investment in Indebtedness other than a Noteless Assigned Loan (and other than a High Yield Security that is held through DTC and has been credited to the Custodian Account pursuant to the terms of the Custodian Agreement), such Portfolio Investment is evidenced by an original promissory note registered in the name of an Obligor, delivered to the Custodian and credited to the Custodian Account pursuant to the terms of the Custodian Agreement; provided, however, that solely in the case of Portfolio Investments in which the Collateral Agent has a first priority perfected security interest pursuant to a valid Uniform Commercial Code filing, (x) if such Portfolio Investment is owned by such Obligor on the Effective Date, the Borrower shall have up to 30 Business Days following the Effective Date to deliver such original promissory note with respect to such Portfolio Investment to the Custodian, and (y) (1) if such Portfolio Investment is acquired by the Obligor after the Effective Date, the Borrower shall have up to 10 Business Days following such acquisition to deliver such original promissory note with respect to such Portfolio Investment to the Custodian and (2) as a result of the syndication, sale, transfer, assignment or exchange of a portion of a Portfolio Investment the Borrower shall have up to 20 Business Days to return, transfer, assign or exchange any promissory note with respect to such Portfolio Investment and deliver new or additional promissory notes to the Custodian or the Collateral Agent as required above (each note referred to in clause (x) or (y), an “Undelivered Note”) (it being understood that during the time periods in clauses (1) and (2) above only the portion of such Portfolio Investment that has not been syndicated, sold, transferred, assigned or exchanged shall satisfy the criteria specified in this paragraph 1(a)); provided, further that (i) any portion of the Borrowing Base that consists of an Eligible Portfolio Investment that is an Undelivered Note shall be identified as such in any Borrowing Base Certificate and (ii) with respect to Undelivered Notes under clause (y) above, at no time may the aggregate amount of Undelivered Notes included in the Borrowing Base constitute more than 10% of the Portfolio Investments included in the Borrowing Base;

(b) If a Noteless Assigned Loan, the Custodian shall have received and credited to the Custodian Account pursuant to the terms of the Custodian Agreement an original of each transfer document or instrument relating to such Noteless Assigned Loan evidencing the assignment of such Noteless Assigned Loan from any prior third party owner thereof directly to the Obligor (together with the consent of each party required under the applicable loan documentation); provided that, any portion of the Borrowing Base that consists of an Eligible Portfolio Investment that is a Noteless Assigned Loan shall be identified as such in any Borrowing Base Certificate; and

~~1)~~  (~~x~~c) if ~~an~~any Investment in Indebtedness, ~~such Portfolio Investment is evidenced by an original promissory note registered in the name of an Obligor~~ (x) the Custodian shall have received originals or copies of each of the following, to the extent applicable, any related loan agreement, credit agreement, note purchase agreement, security agreement (if separate from any mortgage), acquisition agreement pursuant to which such Investment was acquired, subordination agreement, intercreditor agreement or similar instruments, guarantee, assumption or substitution agreement or similar material operative document, in each case together with any amendment or modification thereto; and (y) all documentation evidencing or otherwise relating to such Portfolio Investment has been duly authorized and executed, is in full force and effect and is the legal, binding and enforceable obligation of the parties thereto;

2)	such Portfolio Investment, whether originated directly or purchased, was underwritten and closed in all material respects in accordance with the Investment Policies;

3)	if the Portfolio Company of such Portfolio Investment is a “Debtor” (as defined in the definition of “DIP Loan”) and such Portfolio Investment is a Bank Loan, such Portfolio Investment meets the other criteria set forth in the definition of DIP Loan;

4)	such Portfolio Investment is Transferable (as defined below);

5)	such Portfolio Investment has been assigned a Risk Factor Rating and the corresponding Risk Factor is not greater than 6500;

6)	such Portfolio Investment is not a Defaulted Obligation or a Restructured Investment;

~~7)~~	~~the Portfolio Company of such Portfolio Investment does not at any time have total leverage in excess of 6.0x, as calculated by the Borrower in a commercially reasonable manner~~;

7)	[Intentionally Omitted].

8)	the Portfolio Company of such Portfolio Investment satisfies at least two of the following three conditions at all times: (i) a trailing 24-month EBITDA of at least $8,000,000 as calculated by the Borrower in a commercially reasonable manner, (ii) a total leverage ratio (based on trailing 12-month EBITDA) of less than 5.5x as calculated by the Borrower in a commercially reasonable manner, or (iii) a loan (through the Borrower’s or Obligor’s exposure) to enterprise value ratio of not more than 65%, where enterprise value shall be the value determined by the Approved Third-Party Appraiser in its most recent valuation report provided in connection with such Portfolio Investment (except that, prior to the delivery of the first valuation report of the Approved Third Party Appraiser to be delivered after the Borrower's acquisition of such Portfolio Investment, if such Portfolio Investment is acquired by the Borrower in connection with or at the time of an applicable transaction involving the equity of the related Portfolio Company, the enterprise value of such Portfolio Company may be imputed from such transaction by the Borrower in a commercially reasonable manner);

9)	other than the Existing Affiliate Investments and the existing investment in Aurora Flight Sciences, such Portfolio Investment does not represent an Investment in any Portfolio Company in which Medley ~~Capital~~ LLC or any of its Affiliates, or any entities advised by any of the foregoing, holds any Investment other than an Investment that is in the same class or classes as such Portfolio Investment (and, in the case of multiple classes, such Investment shall represent a ratable strip of each class) and is (a) made in accordance with the Exemptive Order or the requirements of ~~an~~any other effective SEC exemptive order allowing such co-investment or joint follow-on investment or (b) made in compliance with any of the Massachusetts Mutual Life Insurance Co., SEC No-Action Letter (pub. avail. June 7, 2000), other interpretative guidance issued by the SEC or the Investment Company Act;

10)	such Portfolio Investment does not represent an Investment in any Financing Subsidiary, Structured Finance Obligations ~~or~~, Finance Leases, finance company, investment fund, ~~or similar off balance sheet financing vehicle~~joint venture, or other Person that primarily owns or makes investments in unaffiliated financial assets (including consumer obligations as contemplated pursuant to paragraph 17);

11)	(x) such Portfolio Investment is owned by the Borrower or any Obligor, free and clear of any Liens and the Collateral Agent has a first priority, perfected security interest in the Portfolio Investment (subject to no other Liens other than any Eligible Liens), (y) the Collateral Agent or the Custodian as bailee on behalf of the Collateral Agent is holding all documents evidencing or otherwise relating to such Portfolio Investment (which may be copies, except as required by ~~clause (x) of~~ paragraph (1) above) and (z) the other steps relating to such Portfolio Investment set forth in Section 5.08 and in the Guarantee and Collateral Agreement have been taken;

12)	such Portfolio Investment and related documents are in compliance, in all material respects, with applicable laws, rules and regulations (including relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy, OFAC and Patriot Act);

13)	such Portfolio Investment is denominated and payable only in Dollars and the Portfolio Company of such Portfolio Investment is organized under the laws of the United States or any state or Commonwealth thereof (including the District of Columbia) and is domiciled in the United States, and its principal operations and any property or other assets of the Portfolio Company thereunder pledged as collateral are primarily located in the United States; provided that the investment in Water Capital USA, Inc. as existing as of the Effective Date shall not be excluded as an Eligible Portfolio Investment if such exclusion is based solely on this paragraph 13;

14)	such Portfolio Investment, if an Investment in Indebtedness, bears interest which is due and payable no less frequently than semi-annually and provides for a fixed amount of principal payable on a scheduled payment date and or at maturity, and does not have a final maturity greater than 10 years;

15)	such Portfolio Investment includes a contractual provision requiring all payments to be made without set off, defense or counterclaim, and does not include a contractual provision granting rights of rescission, set off, counterclaim or defense in favor of the Portfolio Company in respect of such Portfolio Investment, and no material dispute has been asserted with respect to such Portfolio Investment;

16)	such Portfolio Investment is not (x) secured primarily by a mortgage, deed of trust or similar lien on real estate, or (y) issued by a Person whose primary asset is real estate, or whose value is otherwise primarily derived from real estate;

17)	such Portfolio Investment does not represent a consumer obligation (including, without limitation, a mortgage loan, auto loan, credit card loan or personal loan); provided that the investment in Allied Cash Holdings LLC as existing as of the Effective Date shall not be excluded as an Eligible Portfolio Investment if such exclusion is based solely on this paragraph 17. For clarity, the Borrower’s investments in Velum Global Credit Management, LLC shall not be Eligible Portfolio Investments;

18)	no payment in respect of such Portfolio Investment, if an Investment in Indebtedness is subject to withholding in respect to taxes of any nature, unless the Portfolio Company is required to make customary and market-based gross-up payments on an after tax basis for the full amount of such tax;

19)	such Portfolio Investment is not a derivative instrument;

20)	the Portfolio Company of such Portfolio Investment (or an agent on its behalf) is required to make payments directly into an account of the Borrower or any Obligor over which, to the extent required under Section 5.08(c), the Collateral Agent has “control” (within the meaning of Section 9-104 of the Uniform Commercial Code) and, to the extent such account is not an Agency Account, no other Person’s assets are commingled in such account;

21)	except pursuant to an exemptive order or as permitted under the Investment Company Act, no Person acting as administrative agent, collateral agent or in a similar capacity shall be an Affiliate of the Borrower unless such Person is an Obligor; provided that this paragraph 21 shall not apply to any Existing Affiliate Investment if and for so long as the agent for such Existing Affiliate Investment has executed and delivered a letter to the Administrative Agent agreeing to cause all cash and other proceeds of such Existing Affiliate Investment received by such agent to be deposited within one (1) Business Day after receipt into a Control Account;

22)	in the case of any Existing Affiliate Investment and the existing investment in Aurora Flight Sciences existing on the Effective Date, neither such Investment nor any Investment in the same Portfolio Company held by Medley ~~Capital~~ LLC or any of its Affiliates, or any entities advised by any of the foregoing, has been increased amended, modified or otherwise restructured after the Effective Date, except for any follow-on Investment made after the Effective Date in the same Portfolio Company that has been made (i) for the purpose of facilitating the growth of such Portfolio Company and not to avert a default under any existing investment, (ii) on substantially similar terms as the existing investment of the same investor, (iii) in compliance with BDC regulations, and (iv) in a manner that would not be adverse to any existing Eligible Portfolio Investment in such Portfolio Company; and

23)	if such Portfolio Investment is a Bank Loan and the Portfolio Company of such Portfolio Investment has issued a Permitted Prior Working Capital Lien, the Borrower has delivered to the Administrative Agent a written valuation report of an Approved Third-Party Appraiser determining the enterprise value of such Portfolio Company to be used for purposes of the conditions outlined in clause (iii) of the definition of Permitted Prior Working Capital Lien~~.~~ (except that, prior to the delivery of the first valuation report of the Approved Third Party Appraiser to be delivered after the Borrower’s acquisition of such Portfolio Investment, the enterprise value of such Portfolio Company may be calculated by the Borrower in a commercially reasonable manner).

For purposes of paragraph (4) above, “Transferable” means, in the case of any Portfolio Investment, both that:

(i)          the applicable Obligor may create a security interest in or pledge all of its rights under and interest in such Portfolio Investment to secure its obligations under this Agreement or any other Loan Document, and that such pledge or security interest may be enforced in any manner permitted under applicable law; and

(ii)         such Portfolio Investment (and all documents related thereto) contains no provision that directly or indirectly restricts the assignment of such Obligor’s, or any assignee of Obligor’s, rights under such Portfolio Investment (including any requirement that the Borrower maintain a minimum ownership percentage of such Portfolio Investment); provided that, such Portfolio Investment may contain the following restrictions on customary and market based terms: (a) restrictions pursuant to which assignments may be subject to the consent of the obligor or Portfolio Company or agent under the Portfolio Investment so long as the applicable provision also provides that such consent may not be unreasonably withheld, (b) restrictions on transfer to parties that are not ‘eligible assignees’ within the customary and market based meaning of the term, and (c) restrictions on transfer to the applicable obligor or Portfolio Company under the Portfolio Investment or its equity holders or financial sponsor entities~~.~~, competitors, or, in each case, their affiliates; provided, further, that in the event that an Obligor is a party to an intercreditor arrangement with other lenders thereof with payment rights or lien priorities that are junior or senior to the rights of such Obligor, such Portfolio Investment may be subject to customary and market based rights of first refusal, rights of first offer and purchase rights in favor, in each case, of such other lenders thereof (so long as the Value used in determining the Borrowing Base is not greater than the amount of such right of first refusal, first offer or purchase right).

Exhibit B

[See Attached]

 EXECUTION VERSION

AMENDMENT NO. 1 TO
AMENDED AND RESTATED GUARANTEE, PLEDGE AND SECURITY
AGREEMENT

This AMENDMENT NO. 1 (this “Amendment) with respect to the Amended and Restated Guarantee, Pledge and Security Agreement dated as of August 31, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), is made as of June 2, 2014, among MEDLEY CAPITAL CORPORATION, a Delaware corporation (the “Borrower”), ING CAPITAL LLC (“ING”), as administrative agent for the lenders under the Revolving Credit Facility (in such capacity, together with its successors in such capacity, the “Revolving Administrative Agent”), ING, as administrative agent for the lenders under the Term Loan Facility (in such capacity, together with its successors in such capacity, the “Term Loan Administrative Agent”), ING, as collateral agent for the Secured Parties (in such capacity, together with its successors in such capacity, the “Collateral Agent”), and MOF I BDC LLC, a Delaware limited liability company (“MOF I”), MCC INVESTMENT HOLDINGS LLC, a Delaware limited liability company (“MCCIH”), MCC INVESTMENT HOLDINGS SENDERO LLC, a Delaware limited liability company (“MCCIHS”), MCC INVESTMENT HOLDINGS RT1 LLC, a Delaware limited liability company (“MCCRT1”), and MCC INVESTMENT HOLDINGS OMNIVERE LLC, a Delaware limited liability company (together with MOF I, MCCIH, MCCIHS and MCCRT1, the “Subsidiary Guarantors”, and together with the Borrower, the “Obligors”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Security Agreement (as amended hereby).

WITNESSETH:

WHEREAS, the Borrower and the Subsidiary Guarantors have requested to amend certain provisions of the Security Agreement and the Collateral Agent, the Required Revolving Lenders and the Required Term Lenders have agreed to do so on the terms and subject to the conditions contained in this Amendment; and

WHEREAS, the Borrower and the Subsidiary Guarantors desire to reaffirm their obligations under the Security Agreement.

NOW THEREFORE, in consideration of the promises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION III AMENDMENT TO SECURITY AGREEMENT

Effective as of the Effective Date (as defined below), and subject to the terms and conditions set forth below, the Security Agreement is hereby amended as described in the marked version attached hereto as Exhibit A.

2

SECTION IV MISCELLANEOUS

4.1.         Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date (the “Effective Date”) on which the Borrower and each Subsidiary Guarantor party hereto have satisfied each of the following conditions precedent:

(a)      Documents. The Collateral Agent shall have received each of the following documents, each of which shall be reasonably satisfactory to the Collateral Agent (and to the extent specified below to each Lender) in form and substance:

(1)  Executed Counterparts. From each party hereto either (1) a counterpart of this Amendment signed on behalf of such party or (2) written evidence satisfactory to the Collateral Agent (which may include telecopy transmission or electronic mail of a signed signature page to this Amendment) that such party has signed a counterpart of this Amendment.

(2)  Revolving Credit Amendment No. 5. The Amendment No. 5, dated as of the date hereof, with respect to the Senior Secured Revolving Credit Agreement, dated as of August 4, 2011 (as amended by Amendment No. 1 dated as of August 31, 2012, Amendment No. 2 dated as of December 7, 2012, Amendment No. 3 dated as of March 28, 2012, Amendment No. 4 dated as of May 1, 2013 and as further amended, restated, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”), among the Borrower, the Subsidiary Guarantors, the lenders party thereto and ING, as administrative agent for the lenders under the Revolving Credit Agreement, duly executed and delivered by each of the parties thereto.

(3)  Term Loan Amendment No. 5. The Amendment No. 5, dated as of the date hereof, with respect to the Senior Secured Term Loan Credit Agreement, dated as of August 31, 2012 (as amended by Amendment No. 1 dated as of December 7, 2012, Amendment No. 2 dated as of January 23, 2013, Amendment No. 3 dated as of March 28, 2012, Amendment No. 4 dated as of May 1, 2013 and as further amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”), among the Borrower, the Subsidiary Guarantors, the lenders party thereto and ING, as administrative agent for the lenders under the Term Loan Credit Agreement, duly executed and delivered by each of the parties thereto.

The contemporaneous exchange and release of executed signature pages by each of the Persons contemplated to be a party hereto shall render this Amendment effective and any such exchange and release of such executed signature pages by all such persons shall constitute satisfaction or waiver (as applicable) of any condition precedent to such effectiveness set forth above.

4.2.         Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to the Collateral Agent and each of the Revolving Lenders and Term Lenders that, as of the Effective Date and after giving effect to this Amendment:

3

(a)  This Amendment has been duly authorized, executed and delivered by the Borrower and each Subsidiary Guarantor party hereto, and constitutes a legal, valid and binding obligation of the Borrower and each Subsidiary Guarantor party hereto enforceable in accordance with its terms. The Security Agreement, as amended by the Amendment, constitutes the legal, valid and binding obligation of the Borrower and the Subsidiary Guarantors enforceable in accordance with its respective terms.

(b)  The representations and warranties set forth in Section 2 of the Security Agreement as amended by this Amendment are true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct is all respects) on and as of the Effective Date or as to any such representations and warranties that refer to a specific date, as of such specific date, with the same effect as though made on and as of the Effective Date.

4.3.          Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment constitutes the entire contract between and among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of this Amendment by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

4.4.          Payment of Expenses. Without duplication of any costs and expenses paid in connection with the Revolving Credit Facility or the Term Loan Credit Facility, the Borrower agrees to pay and reimburse the Collateral Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Amendment, including, without limitation, the reasonable fees, charges and disbursements of legal counsel to the Collateral Agent, (but excluding, for the avoidance of doubt, the allocated costs of internal counsel).

4.5.          GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

4.6.          Incorporation of Certain Provisions. The provisions of Sections 10.01, 10.06, 10.07, 10.08, 10.09 and 10.10 of the Security Agreement are hereby incorporated by reference with respect to Section I.

4.7.          Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Revolving Lenders, the Term Lenders, the Revolving Administrative Agent, the Term Loan Administrative Agent, the Collateral Agent, the Borrower or the Subsidiary Guarantors under the Security Agreement and, except as expressly set forth herein, shall not alter, modify, amend or in any way affect any of the other terms, conditions, obligations, covenants or agreements contained in the Security Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Person to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Security Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions amended herein of the Security Agreement. Upon the effectiveness of this Amendment, each reference in the Security Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Security Agreement as amended by this Amendment and each reference in any other Debt Document shall mean the Security Agreement as amended hereby. This Amendment shall constitute a Debt Document.

4

4.8.          Consent and Affirmation

Without limiting the generality of the foregoing, by its execution hereof, each of the Borrower and the Subsidiary Guarantors hereby to the extent applicable as of the Effective Date (a) consents to this Amendment and the transactions contemplated hereby, (b) agrees that the Security Agreement and each of the Security Documents is in full force and effect, (c) confirms its guarantee (solely in the case of the Subsidiary Guarantors) and affirms its obligations under the Security Agreement and confirms its grant of a security interest in its assets as Collateral for the Secured Obligations (as defined in the Security Agreement), and (d) acknowledges and affirms that such guarantee and/or grant is in full force and effect in respect of, and to secure, the Secured Obligations (as defined in the Security Agreement).

[Signature pages follow]

5

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

MEDLEY CAPITAL CORPORATION., as Borrower

By:	/s/ Richard T. Allorto, Jr.
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer and Secretary

MOF I BDC LLC, as Subsidiary Guarantor

By:	/s/ Richard T. Allorto, Jr.
Name: Richard T. Allorto, Jr.
Title: Manager

MCC INVESTMENT HOLDINGS LLC, as Subsidiary Guarantor

By:	Medley Capital Corporation
Its:	Sole Member

By:	/s/ Richard T. Allorto, Jr.
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer and Secretary

MCC INVESTMENT HOLDINGS SENDERO LLC, as Subsidiary Guarantor

By:	/s/ Richard T. Allorto, Jr.
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer and Secretary

MCC INVESTMENT HOLDINGS RT1 LLC, as Subsidiary Guarantor

By:	/s/ Richard T. Allorto, Jr.
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer and Secretary

MCC INVESTMENT HOLDINGS
OMNIVERE LLC, as Subsidiary Guarantor

By:	/s/ Richard T. Allorto, Jr.
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer and Secretary

ING CAPITAL LLC, as Collateral Agent

By:	/s/ Patrick Frisch
Name: Patrick Frisch, CFA
Title: Managing Director

ING CAPITAL LLC, as Revolving Administrative Agent and a Revolving Lender

By:	/s/ Patrick Frisch
Name: Patrick Frisch, CFA
Title: Managing Director

ING CAPITAL LLC, as Term Loan Administrative Agent and a Term Loan Lender

By:	/s/ Patrick Frisch
Name: Patrick Frisch, CFA
Title: Managing Director

Exhibit A

[See Attached]

~~EXECUTION VERSION~~

[Conformed through Amendment No. 1]

AMENDED AND RESTATED GUARANTEE, PLEDGE AND SECURITY AGREEMENT

dated as of

August 31, 2012

and amended by AMENDMENT NO. 1, dated as of June 2, 2014

among

MEDLEY CAPITAL CORPORATION,

as Borrower

The SUBSIDIARY GUARANTORS Party Hereto

ING CAPITAL LLC,
as Revolving Administrative Agent for the Revolving Lenders

ING CAPITAL LLC,
as Term Loan Administrative Agent for the Term Lenders

Each FINANCING AGENT and
DESIGNATED INDEBTEDNESS HOLDER Party Hereto

and

ING CAPITAL LLC,
as Collateral Agent

TABLE OF CONTENTS

Page

Section 1.	Definitions, Etc.	2
1.01	Certain Uniform Commercial Code Terms	2
1.02	Additional Definitions	2
1.03	Terms Generally	~~20~~23

Section 2.	Representations and Warranties	~~20~~23
2.01	Organization	~~20~~23
2.02	Authorization; Enforceability	~~20~~23
2.03	Governmental Approvals; No Conflicts	~~21~~24
2.04	Title	~~21~~24
2.05	Names, Etc.	~~21~~24
2.06	Changes in Circumstances	~~21~~24
2.07	Pledged Equity Interests	~~22~~25
2.08	Promissory Notes	~~22~~25
2.09	Deposit Accounts and Securities Accounts	~~22~~25
2.10	Commercial Tort Claims	~~22~~25
2.11	Intellectual Property and Licenses	~~22~~25

Section 3.	Guarantee	~~24~~27
3.01	The Guarantee	~~24~~27
3.02	Obligations Unconditional	~~24~~27
3.03	Reinstatement	~~25~~28
3.04	Subrogation	~~25~~29
3.05	Remedies	~~26~~29
3.06	Continuing Guarantee	~~26~~29
3.07	Instrument for the Payment of Money	~~26~~29
3.08	Rights of Contribution	~~26~~29
3.09	General Limitation on Guarantee Obligations	~~27~~30
3.10	Indemnity by Borrower	~~27~~30

Section 4.	Collateral	~~27~~31

Section 5.	Certain Agreements Among Secured Parties	~~28~~32
5.01	Priorities; Additional Collateral	~~28~~32
5.02	Turnover of Collateral	~~29~~33
5.03	Cooperation of Secured Parties	~~29~~33
5.04	Limitation upon Certain Independent Actions by Secured Parties	~~29~~33
5.05	No Challenges	~~30~~34
5.06	Rights of Secured Parties as to Secured Obligations	~~30~~34

Section 6.	Designation of Designated Indebtedness; Recordkeeping, Etc.	~~31~~34
6.01	Designation of Other Indebtedness	~~31~~34
6.02	Recordkeeping	~~31~~35

i

Section 7.	Covenants of the Obligors	~~32~~35
7.01	Delivery and Other Perfection	~~32~~35
7.02	Name; Jurisdiction of Organization, Etc.	~~33~~37
7.03	Other Liens, Financing Statements or Control	~~33~~37
7.04	Transfer of Collateral	~~34~~37
7.05	Additional Subsidiary Guarantors	~~34~~37
7.06	Control Agreements	~~34~~38
7.07	Revolving Credit Facility and Term Loan Credit Facility	~~34~~38
7.08	Pledged Equity Interests	~~35~~38
7.09	Voting Rights, Dividends, Etc. in Respect of Pledged Interests	~~36~~39
7.10	Commercial Tort Claims	~~37~~41
7.11	Intellectual Property	~~38~~41

Section 8.	Acceleration Notice; Remedies; Distribution of Collateral	~~39~~43
8.01	Notice of Acceleration	~~39~~43
8.02	Preservation of Rights	~~40~~43
8.03	Events of Default, Etc.	~~40~~43
8.04	Deficiency	~~41~~45
8.05	Private Sale	~~41~~45
8.06	Application of Proceeds	~~41~~45
8.07	Attorney-in-Fact	~~43~~46
8.08	Grant of Intellectual Property License	~~43~~47
8.09	Authority	~~43~~47

Section 9.	The Collateral Agent	~~43~~47
9.01	Appointment; Powers and Immunities	~~43~~47
9.02	Information Regarding Secured Parties	~~44~~48
9.03	Reliance by Collateral Agent	~~44~~48
9.04	Rights as a Secured Party	~~45~~49
9.05	Indemnification	~~45~~49
9.06	Non-Reliance on Collateral Agent and Other Secured Parties	~~46~~50
9.07	Failure to Act	~~46~~50
9.08	Resignation of Collateral Agent	~~46~~50
9.09	Agents and Attorneys-in-Fact	~~47~~51

Section 10.	Miscellaneous	~~47~~51
10.01	Notices	~~47~~51
10.02	No Waiver	~~47~~51
10.03	Amendments to Security Documents, Etc	~~48~~51
10.04	Expenses: Indemnity: Damage Waiver	~~49~~53
10.05	Successors and Assigns	~~50~~54
10.06	Counterparts; Integration; Effectiveness; Electronic Execution	~~50~~54
10.07	Severability	~~51~~55
10.08	Governing Law; Submission to Jurisdiction	~~51~~55
10.09	Waiver of Jury Trial	~~52~~56
10.10	Headings	~~52~~56
10.11	Termination	~~52~~56

ii

10.12	Confidentiality	~~52~~56
10.13	Agreement among Borrower, Revolving Lenders and Term Lenders	~~52~~56

iii

EXHIBIT A	–	Form of Notice of Designation
EXHIBIT B	–	Form of Guarantee Assumption Agreement
EXHIBIT C	–	Form of Intellectual Property Security Agreement
EXHIBIT D	–	Form of Pledge Supplement
EXHIBIT E	–	Form of Joinder Agreement

iv

AMENDED AND RESTATED GUARANTEE, PLEDGE AND SECURITY AGREEMENT, dated as of August 31, 2012 (as amended, supplemented, or otherwise modified from time to time, this “Agreement”), among Medley Capital Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware (the “Borrower”), MOF I BDC LLC, a Delaware limited liability company, and each other entity that becomes a “SUBSIDIARY GUARANTOR” after the date hereof pursuant to Section 7.05 hereof (collectively, the “Subsidiary Guarantors” and, together with the Borrower, the “Obligors”), ING CAPITAL LLC, as administrative agent for the parties defined as “Lenders” under the Revolving Credit Facility referred to below (in such capacity, together with its successors in such capacity, the “Revolving Administrative Agent”), ING CAPITAL LLC, as administrative agent for the parties defined as “Lenders” under the Term Loan Credit Facility referred to below (in such capacity, together with its successors in such capacity, the “Term Loan Administrative Agent”), each “Financing Agent” or “Designated Indebtedness Holder” that becomes a party hereto after the date hereof pursuant to Section 6.01 hereof and ING CAPITAL LLC, as collateral agent for the Secured Parties hereinafter referred to (in such capacity, together with its successors in such capacity, the “Collateral Agent”).

WITNESSETH:

WHEREAS, concurrently with the execution and delivery of this Agreement, (i) the Borrower, certain lenders and the Revolving Administrative Agent entered into Amendment No. 1 (the “Revolving Amendment No. 1”), dated as of the date hereof, with respect to the Senior Secured Revolving Credit Agreement, dated as of August 4, 2011, pursuant to which such lenders have agreed to extend credit (by means of revolving loans) to the Borrower from time to time and such lenders consented to enter into this Agreement; and (ii) the Borrower, certain lenders and the Term Loan Administrative Agent entered into the Term Loan Credit Facility (as hereinafter defined), dated as of the date hereof, pursuant to which such lenders have agreed to extend credit (by means of term loans) to the Borrower from time to time;

WHEREAS, the Borrower may from time to time after the date hereof wish to incur additional indebtedness permitted by the Revolving Credit Facility and the Term Loan Credit Facility that the Borrower designates as “Designated Indebtedness” under this Agreement, which indebtedness is to be entitled to the benefits of this Agreement;

WHEREAS, to induce such lenders to extend credit to the Borrower under the Revolving Credit Facility and the Term Loan Credit Facility, and the holders of such “Designated Indebtedness” to extend other credit to the Borrower, the Borrower wishes to provide (a) for certain of its Subsidiaries from time to time to become parties hereto and to guarantee the payment of the Guaranteed Obligations (as hereinafter defined), and (b) for the Borrower and the Subsidiary Guarantors to provide collateral security for the Secured Obligations (as hereinafter defined);

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WHEREAS, the Revolving Administrative Agent (on behalf of itself and the Revolving Lenders), the Term Loan Administrative Agent (on behalf of itself and the Term Lenders), any Financing Agent (on behalf of itself and the holders of the “Designated Indebtedness” for which it serves as agent or trustee) and each Designated Indebtedness Holder that becomes a party hereto pursuant to Section 6.01 are or will be entering into this Agreement for the purpose of setting forth their respective rights to the Collateral (as hereinafter defined); and

WHEREAS, the Obligors and the Secured Parties agree that the Collateral Agent shall administer the Collateral, and the Collateral Agent is willing to so administer the Collateral pursuant to the terms and conditions set forth herein;

NOW THEREFORE, the parties hereto agree as follows:

Section 1.          Definitions, Etc.

1.01         Certain Uniform Commercial Code Terms. As used herein, the terms “Account”, “Chattel Paper”, “Commodity Account”, “Commodity Contract”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Equipment”, “Investment Property”, “Letter-of-Credit Right”, “Money”, “Proceeds”, “Promissory Note”, “Supporting Obligations” and “Tangible Chattel Paper” have the respective meanings set forth in Article 9 of the NYUCC, and the terms “Certificated Security”, “Clearing Corporation”, “Entitlement Holder”, “Financial Asset”, “Indorsement”, “Securities Account”, “Securities Intermediary”, “Security”, “Security Entitlement” and “Uncertificated Security” have the respective meanings set forth in Article 8 of the NYUCC.

1.02         Additional Definitions. In addition, as used herein:

“Acceleration” means the Credit Agreement Obligations, the Term Loan Obligations or any other Secured Obligations of any Secured Party having been declared (or become) due and payable in full in accordance with the applicable Debt Documents following the occurrence of an “event of default” (as defined in the applicable Debt Documents) or an analogous event by the Borrower and expiration of any applicable grace period with respect thereto.

“Acceleration Notice” has the meaning specified in Section 8.01.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Anything herein to the contrary notwithstanding, the term “Affiliate” of an Obligor shall not include any Person that constitutes an Investment held by any Obligor in the ordinary course of business.

“Agent Members” means members of, or participants in, a depositary, including the Depositary, Euroclear or Clearstream.

“Agreement” has the meaning assigned to such term in the preamble of this Agreement.

2

“Bank ~~Loan~~Loans” means debt obligations (including, without limitation, term loans, revolving loans, debtor-in-possession financings, the funded portion of revolving credit lines and letter of credit facilities and other similar loans and investments including interim loans, bridge loans and senior subordinated loans) that are generally provided under a syndicated loan or credit facility or pursuant to any loan agreement or other similar credit facility, whether or not syndicated.

“Borrower” has the meaning assigned to such term in the preamble of this Agreement.

“Belgium” means the Kingdom of Belgium

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Class” means, separately, each of the following: (a) the Revolving Lenders as a group; (b) the Term Lenders as a group; and (c) the Designated Indebtedness Holders holding a Series of Designated Indebtedness as a group.

“Clearing Corporation Security” means a security that is registered in the name of, or Indorsed to, a Clearing Corporation or its nominee or is in the possession of the Clearing Corporation in bearer form or Indorsed in blank by an appropriate Person.

“Clearstream” means Clearstream Banking, société anonyme, a corporation organized under the laws of the Grand Duchy of Luxembourg.

“Clearstream Security” means a Security that (a) is a debt or equity security and (b) is capable of being transferred to an Agent Member’s account at Clearstream pursuant to the definition of “Delivery”, whether or not such transfer has occurred.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning assigned to such term in Section 4.

“Commercial Tort Claims” means all “commercial tort claims” (as defined in Article 9 of the NYUCC) held by any Obligor, including, without limitation, all commercial tort claims listed on Annex 2.10 hereto.

3

“Commitment” means, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans, as such commitment may be (a) reduced or increased from time to time pursuant to the Revolving Credit Facility and (b) reduced or increased from time to time pursuant to assignments by or to such Revolving Lender pursuant to the Revolving Credit Facility.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Copyright Licenses” means any and all agreements providing for the granting of any right in or to Copyrights (whether such Obligor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Annex 2.11 hereto.

“Copyrights” shall mean all United States and foreign copyrights (including community designs), including but not limited to copyrights in software and databases, and all “Mask Works” (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications referred to in Annex 2.11 hereto, (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, and (v) all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Credit Agreement Obligations” means, collectively, all obligations of the Borrower and the Subsidiary Guarantors to the Revolving Lenders and the Revolving Administrative Agent under the Revolving Credit Facility and the other Loan Documents (as defined in the Revolving Credit Facility), including in each case in respect of the principal of and interest on the loans made thereunder, and all fees, indemnification payments and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing to the Revolving Administrative Agent or the Revolving Lenders or any of them under or in respect of the Revolving Credit Facility and the other Loan Documents, and including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to the Borrower, whether or not such interest or expenses are allowed as a claim in such proceeding.

“Custodian” means U.S. Bank National Association, or any other financial institution mutually agreeable to the Collateral Agent and the Borrower, as custodian holding documentation for Portfolio Investments, and accounts of the Obligors holding Portfolio Investments, on behalf of the Obligors and, pursuant to the Custodian Agreement, the Collateral Agent. The term “Custodian” includes any agent or sub-custodian acting on behalf of the Custodian.

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“Custodian Agreement” means a control agreement entered into by and among an Obligor, the Collateral Agent and a Custodian, in form and substance reasonably acceptable to the Collateral Agent.

“Debt Documents” means, collectively, the Revolving Credit Facility, the Term Loan Documents, the Designated Indebtedness Documents, any Hedging Agreement evidencing or relating to any Hedging Agreement Obligations and the Security Documents.

“Default” means any event that with notice or lapse of time or both would become an Event of Default.

“Deliver”, “Delivered” or “Delivery” (whether to the Collateral Agent or otherwise) means, with respect to any Portfolio Investment of any Obligor or other Collateral, that such Portfolio Investment or other Collateral is held, registered or covered by a recorded UCC-1 financing statement as described below, in each case in a manner reasonably satisfactory to the Collateral Agent ~~(~~provided~~, that each party hereto hereby agrees, and it is their express intention, that the financing statement, dated August 4, 2011, currently on file with the Secretary of State of Delaware covers all of the Secured Obligations secured pursuant to this Agreement),:~~:

(a)          subject to clause (l) below, in the case of each Certificated Security (other than a Special Equity Interest, U.S. Government Security, Clearing Corporation Security, Euroclear Security or Clearstream Security), that such Certificated Security is either (i) in the possession of the Collateral Agent and registered in the name of the Collateral Agent (or its nominee) or Indorsed to the Collateral Agent or in blank, or (ii) in the possession of the Custodian and registered in the name of the Custodian (or its nominee) or Indorsed in blank and, in the case of this clause (ii), the Custodian has either (A) agreed in documentation reasonably satisfactory to the Collateral Agent to hold such Certificated Security as bailee on behalf of the Collateral Agent or (B) credited the same to a Securities Account for which the Custodian is a Securities Intermediary and has agreed that such Certificated Security constitutes a Financial Asset and that the Collateral Agent has NYUCC Control over such Securities Account;

(b)          subject to clause (l) below, in the case of each Instrument, that such Instrument is either (i) in the possession of the Collateral Agent and indorsed to the Collateral Agent or in blank, or (ii) in the possession of the Custodian and the Custodian has credited the same to a Securities Account for which the Custodian is a Securities Intermediary and has agreed that such Instrument constitutes a Financial Asset and that the Collateral Agent has NYUCC Control over such Securities Account;

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(c)          subject to clause (l) below, in the case of each Uncertificated Security (other than a Special Equity Interest, U.S. Government Security, Clearing Corporation Security, Euroclear Security or Clearstream Security), that such Uncertificated Security is either (i) registered on the books of the issuer thereof to the Collateral Agent (or its nominee), or (ii) registered on the books of the issuer thereof to the Custodian (or its nominee) under an arrangement where the Custodian has credited the same to a Securities Account for which the Custodian is a Securities Intermediary and has agreed that such Uncertificated Security constitutes a Financial Asset and that the Collateral Agent has NYUCC Control over such Securities Account;

(d)          subject to clause (l) below, in the case of each Clearing Corporation Security, that such Clearing Corporation Security is either (i) credited to a Securities Account of the Collateral Agent at such Clearing Corporation (and, if such Clearing Corporation Security is a Certificated Security, that the same is in the possession of such Clearing Corporation), or (ii) credited to a Securities Account of the Custodian at such Clearing Corporation (and, if a Certificated Security, so held in the possession of such Clearing Corporation, or of an agent or custodian on its behalf) and the Security Entitlement of the Custodian in such Clearing Corporation Securities Account has been credited by the Custodian to a Securities Account for which the Custodian is a Securities Intermediary under an arrangement where the Custodian has agreed that such Clearing Corporation Security constitutes a Financial Asset and that the Collateral Agent has NYUCC Control over such Securities Account;

(e)          in the case of each Euroclear Security and Clearstream Security, that the actions described in clause (d) above have been taken with respect to such Security as if such Security were a Clearing Corporation Security and Euroclear and Clearstream were Clearing Corporations; provided, that such additional actions shall have been taken as shall be necessary under the law of Belgium (in the case of Euroclear) and Luxembourg (in the case of Clearstream) to accord the Collateral Agent rights substantially equivalent to NYUCC Control over such Security under the NYUCC;

(f)          in the case of each U.S. Government Security, that such U.S. Government Security is either (i) credited to a securities account of the Collateral Agent at a Federal Reserve Bank, or (ii) credited to a Securities Account of the Custodian at a Federal Reserve Bank and the Security Entitlement of the Custodian in such Federal Reserve Bank Securities Account has been credited by the Custodian to a Securities Account for which the Custodian is a Securities Intermediary under an arrangement where the Custodian has agreed that such U.S. Government Security constitutes a Financial Asset and that the Collateral Agent has NYUCC Control over such Securities Account;

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(g)          in the case of any Tangible Chattel Paper, that the original of such Tangible Chattel Paper is either (i) in the possession of the Collateral Agent in the United States or (ii) in the possession of the Custodian in the United States under an arrangement where the Custodian has agreed to hold such Tangible Chattel Paper as bailee on behalf of the Collateral Agent, and in each case any agreements that constitute or evidence such Tangible Chattel Paper is free of any marks or notations indicating that it is then pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent;

(h)          subject to clause (m) below, in the case of each General Intangible (including any participation in a debt obligation) of an Obligor organized in the United States, that such General Intangible falls within the collateral description of a UCC-1 financing statement, naming the relevant Obligor as debtor and the Collateral Agent as secured party and filed (x) in the jurisdiction of organization of such Obligor, in the case of an Obligor that is a “registered organization” (as defined in the NYUCC) or (y) in such other filing office as may be required under the Uniform Commercial Code as in effect in any applicable jurisdiction, in the case of any other Obligor; provided that in the case of a participation in a debt obligation where such ~~debt obligation~~participation is evidenced by an Instrument, either (i) such Instrument is in the possession of the applicable participating institution in the United States, and such participating institution has agreed that it holds possession of such Instrument for the benefit of the Collateral Agent (or for the benefit of the Custodian, and the Custodian has agreed that it holds the interest in such Instrument as bailee on behalf of the Collateral Agent) or (ii) such Instrument is in the possession of the applicable participating institution outside of the United States and such participating institution (and, if applicable, the obligor that issued such Instrument) has taken such actions as shall be necessary under the law of the jurisdiction where such Instrument is physically located to accord the Collateral Agent rights equivalent to NYUCC Control over such Instrument under the NYUCC;

(i)          subject to clause (m) below, in the case of each General Intangible (including any participation in a debt obligation) of an Obligor not organized in the United States, that such Obligor shall have taken such action as shall be necessary to accord the Collateral Agent rights substantially equivalent to a perfected first-priority (subject to Liens permitted pursuant to the Debt Documents) security interest in such General Intangible under the NYUCC;

(j)          in the case of any Deposit Account or Securities Account, that the bank or Securities Intermediary at which such Deposit Account or Securities Account, as applicable, is located has agreed that the Collateral Agent has NYUCC Control over such Deposit Account or Securities Account, or that such Deposit Account or Securities Account is in the name of the Custodian and the Custodian has credited its rights in respect of such Deposit Account or Securities Account (the “Underlying Accounts”) to a Securities Account for which the Custodian is a Securities Intermediary under an arrangement where the Custodian has agreed that the rights of the Custodian in such Underlying Accounts constitute a Financial Asset and that the Collateral Agent has NYUCC Control over such Securities Account;

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(k)          in the case of any money (regardless of currency), that such money has been credited to a Deposit Account over which the Collateral Agent has NYUCC Control as described in clause (j) above;

(l)          in the case of any Certificated Security, Uncertificated Security or Instrument or Special Equity Interest issued by a Person organized outside of the United States, that such additional actions shall have been taken as shall be necessary under applicable law to accord the Collateral Agent rights substantially equivalent to those accorded to a secured party under the NYUCC that has possession or control of such Certificated Security, Uncertificated Security or Instrument or Special Equity Interest;

(m)          in the case of each Portfolio Investment of any Obligor consisting of a Bank Loan, in addition to all other actions required to be taken hereunder, that all actions shall have been taken as required by Section 5.08(c)(iv), (v) or (vi), as applicable, of each of the Revolving Credit Facility and the Term Loan Credit Facility in each case, as in existence on the date hereof; ~~and~~

(n)           subject to clause (l) above, in the case of a Special Equity Interest constituting a Certificated Security, that the holder of the first Lien on such Certificated Security has possession of such Certificated Security in the United States (which has been registered in the name of such holder (or its nominee) or Indorsed to such holder or in blank) and has agreed to deliver the certificates evidencing such Certificated Security directly to the Collateral Agent upon the discharge of such Lien and has acknowledged that it holds such certificates for the Collateral Agent subject to such Lien (it being understood that, upon receipt of any such Certificated Security, if so requested by the Borrower the Collateral Agent shall deliver the same to the Custodian to be held in accordance with the provisions of clause (a) above) and, in the case of a Special Equity Interest constituting an Uncertificated Security, that the holder of the first Lien on such Uncertificated Security has been registered as the holder thereof on the books the issuer thereof and acknowledged that it holds such Uncertificated Security for the Collateral Agent subject to such Lien; and

(~~n~~o)         in the case of each Portfolio Investment of any Obligor or other Collateral not of a type covered by the foregoing clauses (a) through (~~m~~n), that such Portfolio Investment or other Collateral (to the extent required to be “Delivered” pursuant to Section 7.01(a)) has been transferred to the Collateral Agent in accordance with applicable law and regulation.

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Notwithstanding the foregoing, any Instrument or Promissory Note in which the Collateral Agent has a first-priority perfected security interest pursuant to a valid Uniform Commercial Code filing may satisfy the requirements of the definition “Deliver”, “Delivered” and “Delivery” if it otherwise satisfies all the requirements hereof notwithstanding the fact that (a) it is not in the physical possession of the Collateral Agent or the Custodian if such Instrument or Promissory Note is in the possession of the Collateral Agent or the Custodian as required above within 10 Business Days of the acquisition of the Portfolio Investment relating to such Instrument or Promissory Note; or (b) it is no longer in the possession of the Collateral Agent or the Custodian as a result of the syndication, sale, transfer, assignment or exchange by an Obligor of a portion of the Portfolio Investment relating to such Instrument or Promissory Note, provided that, within 20 Business Days the Borrower receives new or additional Instruments or Promissory Notes in connection with such syndication, sale, transfer, assignment or exchange and such new or additional Instruments or Promissory Notes are in the possession of the Collateral Agent or the Custodian as required above.

“Depositary” means The Depositary Trust Company, its nominees and their respective successors.

“Designated Indebtedness” means any Indebtedness that has been designated by the Borrower at the time of the incurrence thereof as “Designated Indebtedness” for purposes of this Agreement in accordance with the requirements of Section 6.01.

“Designated Indebtedness Documents” means, in respect of any Designated Indebtedness, all documents or instruments pursuant to which such Designated Indebtedness shall be incurred or otherwise governing the terms or conditions thereof.

“Designated Indebtedness Holders” means, in respect of any Designated Indebtedness, the Persons from time to time holding such Designated Indebtedness.

“Designated Indebtedness Obligations” means, collectively, in respect of any Designated Indebtedness, all obligations of the Borrower to any Designated Indebtedness Holder or Financing Agent under the Designated Indebtedness Documents relating to such Designated Indebtedness, including in each case in respect of the principal of and interest on the notes or other instruments issued thereunder, all fees, indemnification payments and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing to any Designated Indebtedness Holder or any Financing Agent or any of them under such Designated Indebtedness Documents, and including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to the Borrower, whether or not such interest or expenses are allowed as a claim in such proceeding, provided that Designated Indebtedness Obligations shall not include any Excluded Swap Obligation.

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“Disqualified Equity Interests” means stock of the Borrower that after its issuance is subject to any agreement between the holder of such stock and the Borrower where the Borrower is required to purchase, redeem, retire, acquire, cancel or terminate such stock, other than (x) as a result of a Change of Control (as defined in the Revolving Credit Agreement), or (y) in connection with any purchase, redemption, retirement, acquisition, cancellation or termination with, or in exchange for, shares of stock.

“Eligible Liens” means those Liens on the Collateral included in the Borrowing Base (as defined in the Revolving Credit Facility) permitted by each Debt Document (for the avoidance of doubt in the event of any conflict or difference among the Debt Documents, the most restrictive provisions that are in effect (after taking into account any modification, supplement, amendment or waiver to such provisions) shall apply against the Obligors hereunder).

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest. As used in this Agreement, “Equity Interests” shall not include convertible debt unless and until such debt has been converted to capital stock.

“Enforcement Action” means an action under applicable law to (a) foreclose, execute, levy, or collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Collateral, or otherwise exercise or enforce remedial rights with respect to Collateral under the Security Documents (including by way of set-off, recoupment notification of a public or private sale or other disposition pursuant to the NYUCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable), (b) solicit bids from third parties to conduct the liquidation or disposition of Collateral or to engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third parties for the purposes of valuing, marketing, promoting, and selling Collateral, (c) to receive a transfer of Collateral in satisfaction of Secured Obligations, (d) to otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Collateral at law, in equity, or pursuant to the Debt Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of equity interests comprising Collateral); provided that “Enforcement Action” will not be deemed to include (x) actions in preparation for any of the foregoing and (y) actions to preserve rights of the Grantors, Collateral Agent and/or the Secured Parties in and to the Collateral.

“Euroclear” means Euroclear Bank, S.A., as operator of the Euroclear system.

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“Euroclear Security” means a Security that (a) is a debt or equity Security and (b) is capable of being transferred to an Agent Member’s account at Euroclear, whether or not such transfer has occurred.

“Event of Default” means any Event of Default under and as defined in the Revolving Credit Facility or the Term Loan Credit Facility, respectively, and any event or condition that enables or permits (after giving effect to any applicable grace or cure periods) the holder or holders of any Designated Indebtedness Obligations or Hedging Agreement Obligations or any trustee or agent on its or their behalf to cause any Designated Indebtedness Obligations or Hedging Agreement Obligations to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity.

“Excluded Assets” means, individually and collectively, (i) any Excluded Equity Interest, (ii) any payroll accounts so long as such payroll account is coded as such, withholding tax accounts, pension fund accounts,401(k) accounts, and other deposit accounts specifically and exclusively used for employee wage, health and benefit payments, (iii) any fiduciary accounts or any account for which any Obligor is the servicer for another Person, including any accounts in the name of any Obligor in its capacity as servicer for a Financing Subsidiary or any “Agency Account” pursuant to each of the Revolving Credit Facility and the Term Loan Credit Facility, (iv) any intent-to-use application for United States trademark registration, and (v) any Equity Interest in a Portfolio Investment that is issued as an “equity kicker” to holders of subordinated debt and such Equity Interest is pledged to secure senior debt of such Portfolio Investment to the extent prohibited thereby.

“Excluded Equity Interest” means, unless designated in writing by the Borrower to Collateral Agent that any such Equity Interest is to be included in the Collateral (provided that, concurrently with such designation, the Borrower shall have taken such steps as shall have been reasonably requested by the Collateral Agent to ensure that the Collateral Agent has a perfected first priority lien in such Equity Interests, including causing such Financing Subsidiary to enter into an acknowledgment of such security interest in form and substance reasonably acceptable to the Collateral Agent), any Equity Interest issued by any Financing Subsidiary; provided, that if any such Financing Subsidiary shall at any time cease to be a Financing Subsidiary pursuant to each of the Revolving Credit Facility and the Term Loan Credit Facility or otherwise, the Equity Interests issued by such Person shall no longer constitute Excluded Equity Interests and shall become part of the Collateral hereunder.

“Excluded Swap Obligation” shall mean, with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Subsidiary Guarantor, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Subsidiary Guarantor becomes effective with respect to such specific Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

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~~“~~Euroclear~~” means Euroclear Bank, S.A., as operator of the Euroclear system.~~

~~“~~Euroclear Security~~” means a Security that (a) is a debt or equity Security and (b) is capable of being transferred to an Agent Member’s account at Euroclear, whether or not such transfer has occurred.~~

~~“~~Event of Default~~” means any Event of Default under and as defined in the Revolving Credit Facility or the Term Loan Credit Facility, respectively, and any event or condition that enables or permits (after giving effect to any applicable grace or cure periods) the holder or holders of any Designated Indebtedness Obligations or Hedging Agreement Obligations or any trustee or agent on its or their behalf to cause any Designated Indebtedness Obligations or Hedging Agreement Obligations to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity.~~

“Financial Officer” means the chief executive officer, president, co-president, chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Financing Agent” means, in respect of any Designated Indebtedness, any trustee, representative or agent for the holders of such Designated Indebtedness.

“Financing Subsidiary” means (a) any Structured Subsidiary or (b) any SBIC Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

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“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary indemnification agreements entered into in the ordinary course of business in connection with obligations that do not constitute Indebtedness. The amount of any Guarantee at any time shall be deemed to be an amount equal to the maximum stated or determinable amount of the primary obligation in respect of which such Guarantee is incurred, unless the terms of such Guarantee expressly provide that the maximum amount for which such Person may be liable thereunder is a lesser amount (in which case the amount of such Guarantee shall be deemed to be an amount equal to such lesser amount).

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit B, between the Collateral Agent and an entity that, pursuant to Section 7.05, is required to become a “Subsidiary Guarantor” hereunder (with such changes as the Collateral Agent shall reasonably request, consistent with the requirements of Section 7.05, or to which the Collateral Agent shall otherwise consent).

“Guaranteed Obligations” means, collectively, the Credit Agreement Obligations, the Term Loan Obligations, the Designated Indebtedness Obligations and the Hedging Agreement Obligations.

“Hedging Agreement” means (i) any interest rate protection agreement, foreign currency exchange protection agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement and (ii) any credit default swaps.

“Hedging Agreement Obligations” means, collectively, all obligations of any Obligor to any Revolving Lender or Term Lender (as applicable) (or any Affiliate thereof) under any Hedging Agreement that is an interest rate protection agreement or other interest rate hedging arrangement and has been designated by the Borrower by notice to the Collateral Agent as being secured by this Agreement, including in each case all fees, indemnification payments and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing to such Revolving Lender or Term Lender (as applicable) (or any Affiliate thereof) under such Hedging Agreement, and including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to such Obligor, whether or not such interest or expenses are allowed as a claim in such proceeding; provided that Hedging Agreement Obligations shall not include any Excluded Swap Obligation.

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For purposes hereof, it is understood that any obligations of any Obligor to a Person arising under a Hedging Agreement entered into at the time such Person (or an Affiliate thereof) is a “Revolving Lender” party to the Revolving Credit Facility or a “Term Lender” party to the Term Loan Credit Facility (as applicable) shall nevertheless continue to constitute Hedging Agreement Obligations for purposes hereof, notwithstanding that such Person (or its Affiliate) may have assigned all of its Loans or Term Loans (as applicable) and other interests in the Revolving Credit Facility or the Term Loan Credit Facility (as applicable) and, therefore, at the time a claim is to be made in respect of such obligations, such Person (or its Affiliate) is no longer a “Revolving Lender” party to the Revolving Credit Facility or a “Term Lender” party to the Term Loan Credit Facility (as applicable), provided that neither such Person nor any such Affiliate shall be entitled to the benefits of this Agreement (and such obligations shall not constitute Hedging Agreement Obligations hereunder) unless, at or prior to the time it ceased to be a Revolving Lender or a Term Lender (as applicable) hereunder, it shall have notified the Collateral Agent in writing of the existence of such agreement. Subject to and without limiting the preceding sentence, any Affiliate of a Revolving Lender or a Term Lender (as applicable) that is a party to a Hedging Agreement shall be included in the term “Revolving Lender” or “Term Lender” (as applicable) for purposes of this Agreement solely for purposes of the rights and obligations arising hereunder in respect of such Hedging Agreement and the Hedging Agreement Obligations thereunder.

The designation of any Hedging Agreement as being secured by this Agreement in accordance with the first paragraph under this definition of “Hedging Agreement Obligations” shall not create in favor of any Revolving Lender or Term Lender (as applicable) or any Affiliate thereof that is a party thereto (i) any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under this Agreement or (ii) any rights to consent to any amendment, waiver or other matter under this Agreement or any other Loan Document or Term Loan Document, as applicable. Notwithstanding anything to the contrary in this Agreement or any other Loan Document or Term Loan Document, as applicable, no provider or holder of any Hedging Agreement Obligations (other than in its capacity as Revolving Administrative Agent, Term Loan Administrative Agent, Collateral Agent, or Revolving Lender or Term Lender, to the extent applicable) has any individual right to enforce this Agreement or bring any remedies with respect to any Lien on Collateral granted pursuant to the Loan Documents or Term Loan Documents, as applicable. By accepting the benefits of this Agreement, such party shall be deemed to have appointed the Collateral Agent as its agent and agreed to be bound by this Agreement as a Secured Party, subject to the limitations set forth in the preceding sentence.

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“Immaterial Subsidiaries” means those Subsidiaries of the Borrower that are “designated” as “Immaterial Subsidiaries” by the Borrower from time to time (it being understood that the Borrower may at any time change any such designation); provided that such designated Immaterial Subsidiaries shall collectively meet all of the following criteria at all times: (a) such Subsidiaries and their Subsidiaries do not hold any Eligible Portfolio Investment; (b) the aggregate assets of all such Subsidiaries and their Subsidiaries (on a consolidated basis) do not exceed an amount equal to 3% of the consolidated assets of the Borrower and its Subsidiaries; and (c) the aggregate revenues of all such Subsidiaries and their Subsidiaries (on a consolidated basis) for the most recent period of four consecutive fiscal quarters of such Subsidiaries and their Subsidiaries for which financial statements required to be delivered pursuant to Section 5.01 do not exceed an amount equal to 3% of the consolidated revenues of the Borrower and its Subsidiaries on a pro forma basis for such period; provided, further that if the aggregate assets or revenues of all Subsidiaries designated by the Borrower as “Immaterial Subsidiaries” (and not redesignated) shall as at any such time exceed the limits set forth in clauses (a), (b) and (c) above, then all such Subsidiaries shall be deemed not to be Immaterial Subsidiaries unless and until the Borrower shall redesignate one or more as not Immaterial Subsidiaries, in each case in a written notice to the Administrative Agent, and, as a result thereof, the aggregate assets and revenues of all Subsidiaries still designated as “Immaterial Subsidiaries” do not exceed such limits.

“Indebtedness” of any Person means, without duplication, (a) (i) all obligations of such Person for borrowed money or (ii) with respect to deposits, loans or advances of any kind that are required to be accounted for under GAAP as a liability on the financial statements of an Obligor (other than deposits received in connection with a Portfolio Investment in the ordinary course of the Obligor’s business (including, but not limited to, any deposits or advances in connection with expense reimbursement, prepaid agency fees, other fees, indemnification, work fees, tax distributions or purchase price adjustments)), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar debt instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade accounts payable and accrued expenses in the ordinary course of business not past due for more than 90 days after the date on which such trade account payable was due), (e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (with the value of such debt being the lower of the outstanding amount of such debt and the fair market value of the property subject to such Lien), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty ~~and (i~~, (i) the amount such Person would be obligated for under any Hedging Agreement if such Hedging Agreement was terminated at the time of determination, (j) Disqualified Equity Interests and (k) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances ~~or, solely for the purposes specified in the definition of “Indebtedness” in the Revolving Credit Facility, Term Loan Credit Facility or the Designated Indebtedness Document (whichever contains the most restrictive provision then in effect), Hedging Agreements~~. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor (or such Person is not otherwise liable for such Indebtedness). Notwithstanding the foregoing, “Indebtedness” shall not include (x) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset or Investment to satisfy unperformed obligations of the seller of such asset or Investment or (y) a commitment arising in the ordinary course of business to make a future Portfolio Investment or fund the delayed draw or unfunded portion of any existing Portfolio Investment.

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“Indorsed” means, with respect to any Certificated Security, that such Certificated Security has been assigned or transferred to the applicable transferee pursuant to an effective Indorsement.

“ING” means ING Capital LLC.

“Intellectual Property” means, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

“Investment” means, for any Person: (a) Equity Interests, bonds, notes, debentures or other securities of any other Person or any agreement to acquire any Equity Interests, bonds, notes, debentures or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) deposits, advances, loans or other extensions of credit made to any other Person (including purchases of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); or (c) Hedging Agreements.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities (other than on market terms at fair value so long as in the case of any Portfolio Investment, the Value (as defined in the Revolving Credit Facility) used in determining the Borrowing Base (as defined in the Revolving Credit Facility) is not greater than the purchase or call price), except in favor of the issuer thereof (and, for the avoidance of doubt, in the case of Investments that are loans or other debt obligations, restrictions on assignments or transfers thereof on customary and market based terms pursuant to the underlying documentation relating to such Investment shall not be deemed to be a “Lien” and, in the case of Portfolio Investments that are equity securities, excluding customary drag-along, tag-along, right of first refusal and other similar rights in favor of other equity holders of the same issuer).

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“Loan Document” has the meaning given to such term in the Revolving Credit Facility.

“Loans” means the revolving loans made by the Revolving Lenders to the Borrower pursuant to the Revolving Credit Facility.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Notice of Designation” has the meaning specified in Section 6.01.

“NYUCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“NYUCC Control” means “control” as defined in Section 9-104, 9-105, 9-106 or 9-107 of the NYUCC.

“Obligors” has the meaning given to such term in the preamble of this Agreement; provided that any Person that is an Immaterial Subsidiary shall not be deemed an Obligor as of the date such Person is dissolved, sold, liquidated or wound-up, no longer exists or is no longer a Subsidiary of the Borrower.

“Patent Licenses” means all agreements providing for the granting of any right in or to Patents (whether such Obligor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Annex 2.11 hereto.

“Patents” means all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application referred to in Annex 2.11 hereto, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, and (vi) all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Permitted Liens” means those Liens on the Collateral (other than Collateral included in the Borrowing Base (as defined in the Revolving Credit Facility)) permitted by each Debt Document (for the avoidance of doubt in the event of any conflict or difference among the Debt Documents, the most restrictive provisions that are in effect (after taking into account any modification, supplement, amendment or waiver of such provisions) shall apply against the Obligors hereunder).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

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“Pledge Supplement” means a supplement to this Agreement substantially in the form of Exhibit D.

“Pledged Debt” means all indebtedness owed to any Obligor (other than Portfolio Investments (as defined in the Revolving Credit Facility) (unless issued by a Subsidiary)), the instruments (if any) evidencing such indebtedness (including, without limitation, the instruments described on Annex 2.08 hereto) and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness.

“Pledged Equity Interests” means all Equity Interests (other than Excluded Equity Interests) owned by any Obligor issued by any Subsidiary of such Obligor (including, without limitation, the Equity Interests described on Annex 2.07 hereto) and the certificates, if any, representing such Equity Interests and any interest of such Obligor in the entries on the books of the issuer of such Equity Interests or on the books of any Securities Intermediary pertaining to such Equity Interests, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests.

“Pledged Interests” means all Pledged Debt and Pledged Equity Interests.

“Portfolio Investment” means any Investment held by the Borrower and its Subsidiaries in their asset portfolio.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Subsidiary Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” by entering into a keepwell under section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Designated Indebtedness Holders” means, with respect to each issuance of Designated Indebtedness (if any, or so long as, such Designated Indebtedness is outstanding (other than unasserted contingent obligations)) by the Borrower (each such ~~issuance~~Issuance, a “Series”), the meaning given to the term “Required Holders” or “Required Lenders” in the Debt Documents with respect to such Designated Indebtedness.

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“Required Revolving Lenders” has the meaning given to the term “Required Lenders” in the Revolving Credit Facility (so long as the obligations under the Revolving Credit Facility are outstanding (other than unasserted contingent obligations)).

“Required Secured Parties” means Secured Parties holding more than 50% of the aggregate amount of the sum of the Credit Agreement Obligations, the Term Loan Obligations and the Designated Indebtedness Obligations. For purposes of determining the amount of the Credit Agreement Obligations, the Term Loan Obligations and the Designated Indebtedness Obligations, the amount of such obligations shall be the outstanding principal amount of such obligations plus, if no event of default has occurred under any of the Debt Documents (or if an event of default has occurred under any of the Debt Documents but such event of default has been waived by the permitted parties under the applicable Debt Documents), the amount of the unfunded commitments on account of such obligations.

“Required Term Lenders” has the meaning given to the term “Required Lenders” in the Term Loan Credit Facility (so long as the obligations under the Term Loan Credit Facility are outstanding (other than unasserted contingent obligations)).

“Revolving Administrative Agent” has the meaning assigned to such term in the preamble of this Agreement.

“Revolving Amendment No. 1” has the meaning assigned to such term in the preamble of this Agreement.

“Revolving Credit Facility” means (i) the Senior Secured Revolving Credit Agreement, dated as of August 4, 2011 (as amended by the Revolving Amendment No.1, that certain Amendment No. 2 to Senior Secured Revolving Credit Agreement, dated as of December 7, 2012, that certain Amendment No. 3 to Senior Secured Revolving Credit Agreement, dated as of March 28, 2013, that certain Amendment No. 4 to Senior Secured Revolving Credit Agreement, dated as of May 1, 2013 and that certain Amendment No. 5 to Senior Secured Revolving Credit Agreement, dated as of June 2, 2014), among the Borrower, the lenders party thereto and ING Capital LLC, as administrative agent (the “Existing Revolving Credit Agreement”) and (ii) any amendment, modification, supplement, amendment and restatement, extension, refinancing or replacement of the Existing Revolving Credit Agreement (or to any such amendment, modification, supplement, amendment and restatement, extension, refinancing or replacement), provided that any such amendment, modification, supplement, amendment and restatement, extension, refinancing or replacement (a) is incurred pursuant to documentation containing other terms (including financial and other covenants, covenants regarding the borrowing base, if any, portfolio valuations, and events of default, but excluding interest) that are no more restrictive in any material respect upon the Borrower and its Subsidiaries, while the loans are outstanding under the Term Loan Credit Facility in effect at the time of the initial incurrence of the debt under the Revolving Credit Facility, than those set forth in the Existing Revolving Credit Agreement and (b) is not secured by any assets of any Obligor other than pursuant to the Security Documents and the holders of which, or the agent, trustee or representative of such holders have agreed to either (x) be bound by the provisions of this Agreement by executing the joinder attached hereto as Exhibit E or (y) be bound by the provisions of this Agreement in a manner reasonably satisfactory to the Term Loan Administrative Agent (if the obligations (other than contingent obligations) under the Term Loan Credit Facility are still in effect) and the Collateral Agent.

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“Revolving Lender” means any “Lender” (as defined in the Revolving Credit Facility) that is from time to time party to the Revolving Credit Facility.

“Revolving Loans” means the revolving loans made by the Revolving Lenders to the Borrower pursuant to the Revolving Credit Facility.

“SBIC Subsidiary” means any Subsidiary of the Borrower designated by the Borrower as an “SBIC Subsidiary” under the applicable Debt Documents and pursuant to the procedures specified in such Debt Documents (with notice to the Collateral Agent).

“Secured Obligations” means, collectively, (a) in the case of the Borrower, the Credit Agreement Obligations, the Term Loan Obligations, the Designated Indebtedness Obligations and the Hedging Agreement Obligations, (b) in the case of the Subsidiary Guarantors, the obligations of the Subsidiary Guarantors in respect of the Guaranteed Obligations pursuant to Section 3.01 and (c) in the case of all Obligors, all present and future obligations of the Obligors to the Secured Parties, or any of them, hereunder or under any other Security Document; provided that Secured Obligations shall not include any Excluded Swap Obligation.

“Secured Party” means, collectively, the Revolving Lenders (including those holding Hedging Agreement Obligations), the Revolving Administrative Agent, the Term Lenders (including those holding Hedging Agreement Obligations), the Term Loan Administrative Agent, each Designated Indebtedness Holder, each Financing Agent and each Person that is not a Revolving Lender or Term Lender and is owed a Hedging Agreement Obligation of the type described in, and subject to the conditions set forth in, the second paragraph of the definition of “Hedging Agreement Obligations” and the Collateral Agent.

“Security Documents” means, collectively, this Agreement, the Custodian Agreement, all Uniform Commercial Code financing statements filed with respect to the security interests in the Collateral created pursuant hereto, and all other assignments, pledge agreements, security agreements, control agreements, custodial agreements and other instruments executed and delivered at any time by any of the Obligors pursuant hereto or otherwise providing or relating to any collateral security for any of the Secured Obligations.

“Series” has the meaning set forth in the definition of Required Designated Indebtedness Holders.

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“Special Equity Interest” means any Equity Interest that is subject to a Lien in favor of creditors of the issuer of such Equity Interest, provided that (a) such Lien was created to secure Indebtedness owing by such issuer to such creditors, (b) such Indebtedness was (i) in existence at the time the Obligors acquired such Equity Interest, (ii) incurred or assumed by such issuer substantially contemporaneously with such acquisition or (iii) already subject to a Lien granted to such creditors and (c) unless such Equity Interest is not intended to be included in the Collateral, the documentation creating or governing such Lien does not prohibit the inclusion of such Equity Interest in the Collateral.

“Structured Subsidiaries” means a direct or indirect Subsidiary of the Borrower designated by the Borrower as ~~an~~a “Structured Subsidiary” under the applicable Debt Documents and pursuant to the procedures specified in such Debt Documents (with notice to the Collateral Agent).

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Anything herein to the contrary notwithstanding, the term “Subsidiary” shall not include any Person that constitutes an Investment held by the Borrower in the ordinary course of business and that is not, under GAAP, consolidated on the financial statements of the Borrower. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

“Subsidiary Guarantors” has the meaning given to such term in the preamble of this Agreement.

“Swap Obligation” means, with respect to any Subsidiary Guarantor, an obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Term Lenders” means any holders of the Term Loan Indebtedness.

“Term Loan Administrative Agent” has the meaning given to such term in the preamble of this Agreement.

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“Term Loan Credit Facility” means (i) the Senior Secured Term Loan Credit Agreement, dated as of August 31, 2012 (as amended by that certain Amendment No. 1 to Senior Secured Term Loan Credit Agreement, dated as of December 7, 2012, that certain Amendment No. 2 to Senior Secured Term Loan Credit Agreement, dated as of January 23, 2013, that certain Amendment No. 3 to Senior Secured Term Loan Credit Agreement, dated as of March 28, 2013, that certain Amendment No. 4 to Senior Secured Term Loan Credit Agreement, dated as of May 1, 2013 and that certain Amendment No. 5 to Senior Secured Term Loan Credit Agreement, dated as of June 2, 2014), among the Borrower, the lenders party thereto and ING Capital LLC, as administrative agent (the “Existing Term Loan Credit Agreement”) and (ii) any amendment, modification, supplement, amendment and restatement, extension, refinancing or replacement of the Existing Term Loan Credit Agreement (or to any such amendment, modification, supplement, amendment and restatement, extension, refinancing or replacement), provided that any such amendment, modification, supplement, amendment and restatement, extension, refinancing or replacement (a) has no amortization prior to, and a final maturity date not earlier than, six months after the maturity date under the Revolving Credit Facility in effect at the time of the initial incurrence of the debt under the Term Loan Credit Facility, (b) is incurred pursuant to documentation containing other terms (including financial and other covenants, covenants regarding the borrowing base, if any, portfolio valuations, and events of default, but excluding interest) that are no more restrictive in any material respect upon the Borrower and its Subsidiaries, while the Commitments are outstanding under the Revolving Credit Facility in effect at the time of the initial incurrence of the debt under the Term Loan Credit Facility, than those set forth in the Existing Term Loan Credit Agreement and (c) is not secured by any assets of any Obligor other than pursuant to the Security Documents and the holders of which, or the agent, trustee or representative of such holders have agreed to either (x) be bound by the provisions of this Agreement by executing the joinder attached hereto as Exhibit E to this Agreement or (y) be bound by the provisions of this Agreement in a manner reasonably satisfactory to the Revolving Administrative Agent and the Collateral Agent.

“Term Loan Documents” means the “Loan Documents” as defined in the Term Loan Credit Facility.

“Term Loan Indebtedness” means Indebtedness under the Term Loan Credit Facility and all agreements related thereto.

“Term Loan Obligations” means, collectively, all obligations of the Borrower and the Subsidiary Guarantors to the Term Lenders and the Term Loan Administrative Agent under the Term Loan Credit Facility and the other Term Loan Documents, including in each case in respect of the principal of and interest on the loans made thereunder, and all fees, indemnification payments and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing to the Term Lenders or the Term Loan Administrative Agent or any of them under or in respect of the Term Loan Credit Facility and the other Term Loan Documents, and including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to the Borrower, whether or not such interest or expenses are allowed as a claim in such proceeding.

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“Term Loans” means the term loans made by the Term Lenders to the Borrower pursuant to the Term Loan Credit Facility.

“Termination Date” means (a) with respect to the Revolving Lenders, the date on which the conditions set forth in the definition of “Termination Date” in the Revolving Credit Facility are satisfied, (b) with respect to the Term Lenders, the date on which the conditions set forth in the definition of “Termination Date” in the Term Loan Credit Facility are satisfied, and (c) with respect to any Designated Indebtedness Holders, the date on which the principal and accrued interest on each Designated Indebtedness and all fees and other amounts payable thereunder shall have been paid in full (excluding, for the avoidance of doubt, any amount in connection with any contingent unasserted obligation).

“Trademark Licenses” means any and all agreements providing for the granting of any right in or to Trademarks (whether such Obligor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Annex 2.11 hereto.

“Trademarks” means all United States and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, and all registrations and applications for any of the foregoing including, but not limited to: (i) the registrations and applications referred to in Annex 2.11 hereto, (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Trade Secret Licenses” means any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Obligor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Annex 2.11 hereto.

“Trade Secrets” means all trade secrets and all other confidential or proprietary information and know-how whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including but not limited to: (i) the right to sue for past, present and future misappropriation or other violation of any Trade Secret, and (ii) all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“United States” means the United States of America.

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“U.S. Government Security” means securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States and in the form of conventional bills, bonds, and notes.

1.03         Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on such amendments, supplements, or modifications set forth herein or in the applicable Debt ~~Document~~Documents), (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Exhibits and Annexes shall be construed to refer to Sections of, and Exhibits and Annexes to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 2.          Representations and Warranties. Each Obligor represents and warrants to the Secured Parties that:

2.01         Organization. Such Obligor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

2.02         Authorization; Enforceability. The execution, delivery and performance of this Agreement, and the granting of the Liens contemplated hereunder, are within such Obligor’s corporate or other powers and have been duly authorized by all necessary corporate or other action, including by all necessary shareholder action. This Agreement has been duly executed and delivered by such Obligor and constitutes a legal, valid and binding obligation of such Obligor, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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2.03         Governmental Approvals; No Conflicts. The execution, delivery and performance of this Agreement, and the granting of the Liens contemplated hereunder, (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been or will be obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant hereto, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Obligor or any order of any Governmental Authority, (c) will not violate or result in a default in any material respect under any indenture, agreement or other instrument binding upon any Obligor or any of its assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant hereto, will not result in the creation or imposition of any Lien on any asset of any Obligor.

2.04         Title. Such Obligor is the sole beneficial owner of the Collateral in which a security interest is granted by such Obligor hereunder and no Lien exists upon such Collateral other than (a) the security interest created or provided for herein, which security interest constitutes a valid first and prior perfected Lien (subject to Eligible Liens) on the Collateral included in the Borrowing Base (as defined in the Revolving Credit Facility) and (subject to Permitted Liens) on all other Collateral (except that any such security interest in a Special Equity Interest may be subject to a Lien in favor of a creditor of the issuer of such Special Equity Interest as contemplated by the definition of such term in Section 1.02) and (b) other Liens not prohibited by the provisions of any Debt Document.

2.05         Names, Etc. As of the date hereof, the full and correct legal name, type of organization, jurisdiction of organization, organizational ID number (if applicable) and place of business (or, if more than one, chief executive office) of each Obligor as of the date hereof are correctly set forth in Annex 2.05 (and of each additional Obligor as of the date of the Guarantee Assumption Agreement referred to below are set forth in the supplement to Annex 2.05 in Appendix A to the Guarantee Assumption Agreement executed and delivered by such Obligor pursuant to Section 7.05).

2.06         Changes in Circumstances. No Obligor has (a) within the period of four months prior to the date hereof (or, in the case of any Subsidiary Guarantor, within the period of four months prior to the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement), changed its location (as defined in Section 9-307 of the NYUCC), (b) as of the date hereof (or, with respect to any Subsidiary Guarantor, as of the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement), changed its name or (c) as of the date hereof (or, with respect to any Subsidiary Guarantor, as of the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement), become a “new debtor” (as defined in Section 9-102(a)(56) of the NYUCC) with respect to a currently effective security agreement previously entered into by any other Person and binding upon such Obligor, in each case except as notified in writing to the Collateral Agent prior to the date hereof (or, in the case of any Subsidiary Guarantor, prior to the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement).

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2.07         Pledged Equity Interests. (i) Annex 2.07 sets forth a complete and correct list of all Pledged Equity Interests owned by any Obligor on the date hereof (or owned by a Subsidiary Guarantor on the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement) and on the date hereof or thereof such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on Annex 2.07; (ii) on the date hereof or thereof the Obligors listed on Annex 2.07 are the record and beneficial owners of the Pledged Equity Interests free of all Liens, rights or claims of other Persons and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests; and (iii) no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary in connection with the creation, perfection or first priority (subject to Eligible Liens on the Collateral included in the Borrowing Base (as defined in the Revolving Credit Facility) and subject to Permitted Liens on all other Collateral) status of the security interest of the Collateral Agent in any Pledged Equity Interests or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof.

2.08         Promissory Notes. Annex 2.08 sets forth a complete and correct list of all Promissory Notes (other than any previously delivered to the Custodian or held in a Securities Account referred to in Annex 2.09) held by any Obligor on the date hereof (or held by a Subsidiary Guarantor on the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement) that are either included in the Borrowing Base (as defined in the Revolving Credit Facility) or have an aggregate unpaid principal amount in excess of $75,000.

2.09         Deposit Accounts and Securities Accounts. Annex 2.09 sets forth a complete and correct list of all Deposit Accounts, Securities Accounts and Commodity Accounts of the Obligors on the date hereof (and of any Subsidiary Guarantor on the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement), except for any Deposit Account specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments.

2.10         Commercial Tort Claims. Annex 2.10 sets forth a complete and correct list of all Commercial Tort Claims of the Obligors on the date hereof (and of any Subsidiary Guarantor on the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement).

2.11         Intellectual Property and Licenses.

(a)          Annex 2.11 sets forth a true and complete list on the date hereof (or on the date a Subsidiary Guarantor becomes a party hereto pursuant to a Guarantee Assumption Agreement) of (i) all United States, state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by each Obligor and (ii) all Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses material to the business of such Obligor;

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(b)          on the date hereof or thereof each Obligor is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property listed on Annex 2.11, and to each Obligor’s knowledge, owns or has as of the date hereof or thereof the valid right to use all other Intellectual Property used in or necessary to conduct its business, free and clear of all Liens, claims, encumbrances and licenses, except for Permitted Liens and the licenses set forth on Annex 2.11;

(c)          to each Obligor’s knowledge, on the date hereof or thereof all Intellectual Property owned by the Obligors is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and as of the date hereof or thereof each Obligor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks in full force and effect;

(d)          to each Obligor’s knowledge, on the date hereof or thereof all Intellectual Property set forth in Annex 2.11 is valid and enforceable; no holding, decision, or judgment has been rendered against any Obligor in any action or proceeding before any court or administrative authority challenging the validity of, any Obligor’s right to register, or any Obligor’s rights to own or use, any Intellectual Property and no such action or proceeding is pending or, to each Obligor’s knowledge, threatened;

(e)          on the date hereof or thereof all registrations and applications for Copyrights, Patents and Trademarks owned by the Obligors are standing in the name of an Obligor, and none of the Trademarks, Patents, Copyrights or Trade Secrets owned by the Obligors has been licensed by any Obligor to any Affiliate or third party, except as disclosed in Annex 2.11;

(f)          as of the date hereof or thereof each Obligor has been using appropriate statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, and appropriate notice of copyright in connection with the publication of Copyrights, in each case if material to the business of such Obligor;

(g)          as of the date hereof or thereof each Obligor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademarks owned by or licensed to such Obligor and has taken all action reasonably necessary to ensure that all licensees of such Trademarks use such adequate standards of quality;

(h)          to each Obligor’s knowledge, as of the date hereof or thereof the conduct of each Obligor’s business does not infringe upon or otherwise violate any trademark, patent, copyright, trade secret or other intellectual property right owned or controlled by a third party, and no claim has been made, in writing, that the use of any Intellectual Property owned or used by any Obligor (or any of its respective licensees) violates the asserted rights of any third party;

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(i)          to each Obligor’s knowledge, as of the date hereof or thereof no third party is infringing upon or otherwise violating any rights in any Intellectual Property owned or used by such Obligor, or any of its respective licensees;

(j)          as of the date hereof or thereof, no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by any Obligor or to which any Obligor is bound that adversely affect any Obligor’s rights to own or use any Intellectual Property; and

(k)          as of the date hereof or thereof, no Obligor has made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale, transfer or agreement of any Intellectual Property that has not been terminated or released, and there is no effective financing statement or other document or instrument now executed, or on file or recorded in any public office, granting a security interest in or otherwise encumbering any part of the Intellectual Property, other than in favor of the Collateral Agent.

Section 3.          Guarantee.

3.01         The Guarantee. The Subsidiary Guarantors hereby jointly and severally guarantee to the Collateral Agent for the benefit of each of the Secured Parties and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Guaranteed Obligations. The Subsidiary Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated or extended maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will jointly and severally pay the same without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

3.02         Obligations Unconditional. The obligations of the Subsidiary Guarantors under Section 3.01 are irrevocable, absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement, the other Debt Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than the satisfaction in full of the Guaranteed Obligations), it being the intent of this Section 3 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:

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(a)          at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b)          any of the acts mentioned in any of the provisions of this Agreement, the other Debt Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;

(c)          the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement, the other Debt Documents or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(d)          any lien or security interest granted to, or in favor of, any Secured Party as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever (except as expressly required by this Agreement or any other Debt Document), and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower under this Agreement, the other Debt Documents or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

3.03         Reinstatement. The obligations of the Subsidiary Guarantors under this Section 3 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Secured Parties on demand for all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented fees and other charges of counsel (but excluding the allocated costs of internal counsel)) incurred by the Secured Parties in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

3.04         Subrogation. The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full in cash of all Guaranteed Obligations (other than unasserted, contingent obligations), and the expiration and termination of all commitments to extend credit under all Debt Documents, they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 3.01, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

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3.05         Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Secured Parties, a Guaranteed Obligation may be declared to be forthwith due and payable as provided in the respective Debt Document therefor including, in the case of the Revolving Credit Facility or the Term Loan Credit Facility, as the case may be, the provisions specifying the existence of an event of default (and shall be deemed to have become automatically due and payable in the circumstances provided therein including, in the case of the Revolving Credit Facility or the Term Loan Credit Facility, as the case may be, such provisions) for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower or any Subsidiary Guarantors and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 3.01.

3.06         Continuing Guarantee. The guarantee in this Section 3 is a continuing guarantee of payment (and not of collection), and shall apply to all Guaranteed Obligations whenever arising.

3.07         Instrument for the Payment of Money. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Section 3 constitutes an instrument for the payment of money, and consents and agrees that any Secured Party, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion action under New York CPLR Section 3213.

3.08         Rights of Contribution. The Obligors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, then each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 3.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Section 3 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

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For purposes of this Section 3.08, (i) “Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) “Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) “Pro Rata Share” means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock or other equity interest of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of the Borrower and all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Obligors hereunder) of the Borrower and all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the date hereof, as of the date hereof, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

3.09         General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate or other law, or any Federal or state bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 3.01 would otherwise, taking into account the provisions of Section 3.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Secured Party or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

3.10         Indemnity by Borrower. In addition to all such rights of indemnity and subrogation as the Subsidiary Guarantors may have under applicable law (but subject to Section 3.04), the Borrower agrees that (a) in the event a payment shall be made by any Subsidiary Guarantor under this Agreement, the Borrower shall indemnify such Subsidiary Guarantor for the full amount of such payment and such Subsidiary Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Subsidiary Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part the Guaranteed Obligations, the Borrower shall indemnify such Subsidiary Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

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3.11         Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Obligor to honor all of its obligations under the guarantee contained in this Section 3 in respect of Swap Obligations (provided, however that each Qualified ECP Guarantor shall only be liable under this Section 3.11 for the maximum amount of such liability that can be incurred without rendering its obligations under this Section 3.11, or otherwise under the guarantee contained in this Section 3, as it relates to such other Obligor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until payment in full of all the Secured Obligations (other than in respect of indemnities and contingent Obligations not then due and payable). Each Qualified ECP Guarantor intends that this Section 3.11 constitute, and this Section 3.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Obligor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 4.          Collateral. As collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) of its Secured Obligations, each Obligor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties as hereinafter provided a security interest in all of such Obligor’s right, title and interest in, to and under all of the following property and assets, in each case whether tangible or intangible, wherever located, and whether now owned by such Obligor or hereafter acquired and whether now existing or hereafter coming into existence (all of the property described in this Section 4 being collectively referred to herein as “Collateral”):

(a)          all Accounts, all Chattel Paper, all Deposit Accounts, all Documents, all General Intangibles (including all Intellectual Property), all Instruments (including all Promissory Notes), all Portfolio Investments, all Pledged Debt, all Pledged Equity Interests, all Investment Property not covered by the foregoing (including all Securities, all Securities Accounts and all Security Entitlements with respect thereto and Financial Assets carried therein, and all Commodity Accounts and Commodity Contracts), all letters of credit and Letter-of-Credit Rights, all Money and all Goods (including Inventory and Equipment), and all Commercial Tort Claims;

(b)          to the extent related to any Collateral, all Supporting Obligations;

(c)          to the extent related to any Collateral, all books, correspondence, credit files, records, invoices and other papers (including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Obligor or any computer bureau or service company from time to time acting for such Obligor); and

(d)          all Proceeds of any of the foregoing Collateral.

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IT BEING UNDERSTOOD, HOWEVER, that (A) in no event shall the security interest granted under this Section 4 attach to (~~A~~1) any contract, property rights, obligation, instrument or agreement to which an Obligor is a party (or to any of its rights or interests thereunder) if the grant of such security interest would constitute or result in either (i) the abandonment, invalidation or unenforceability of any right, title or interest of such Obligor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such contract, property rights, obligation, instrument or agreement (other than to the extent that any such terms would be rendered ineffective by Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code as in effect in the relevant jurisdiction) or (B) any Excluded Assets, and notwithstanding anything to the contrary provided in this Agreement, the term “Collateral” shall not include, and the Obligors shall not be deemed to have granted a security interest in, any Excluded Assets~~.~~ and (B) the Obligors, may by notice to the Collateral Agent, exclude from the grant of a security interest provided above in this Section 4, any Special Equity Interest designated by the Borrower in reasonable detail to the Collateral Agent in such notice (it being understood that the Borrower may at any later time rescind any such designation by similar notice to the Collateral Agent).

Section 5.          Certain Agreements Among Secured Parties.

5.01         Priorities; Additional Collateral.

(a)          Pari Passu Status of Obligations. Each Secured Party by acceptance of the benefits of this Agreement and the other Security Documents agrees that their respective interests in the Security Documents and the Collateral shall rank pari passu and that the Secured Obligations shall be equally and ratably secured by the Security Documents subject to the terms hereof and the priority of payment established in Section 8.06.

(b)          Sharing of Guaranties and Liens. Each Secured Party by acceptance of the benefits of this Agreement and the other Security Documents agrees that (i) such Secured Party will not accept from any Subsidiary of the Borrower any guarantee of any of the Guaranteed Obligations unless such guarantor simultaneously guarantees the payment of all of the Guaranteed Obligations owed to all Secured Parties and (ii) such Secured Party will not hold, take, accept or obtain any Lien upon any assets of any Obligor or any Subsidiary of the Borrower to secure the payment and performance of the Secured Obligations except and to the extent that such Lien is in favor of the Collateral Agent pursuant to this Agreement or another Security Document to which the Collateral Agent is a party for the benefit of all of the Secured Parties as provided herein.

Anything in this Section, or any other provision of this Agreement, to the contrary notwithstanding, this Agreement shall be inapplicable to any debtor-in-possession financing that may be provided by any Secured Party to the Borrower or any of its Subsidiaries in any Federal or state bankruptcy or insolvency proceeding, and no consent or approval of any other Secured Party shall be required as a condition to the provision by any Secured Party of any such financing, and no other Secured Party shall be entitled to share in any Lien upon any Collateral granted to any Secured Party to secure repayment of such debtor-in-possession financing; provided, that no Secured Party shall be barred from objecting to any such financing on the basis of adequate protection or any other grounds.

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5.02         Turnover of Collateral. If a Secured Party acquires custody, control or possession of any Collateral or the Proceeds therefrom, other than pursuant to the terms of this Agreement or on account of any payment that is not expressly prohibited hereby, such Secured Party shall promptly (but in any event within five Business Days) cause such Collateral or Proceeds to be Delivered in accordance with the provisions of this Agreement. Until such time as such Secured Party shall have complied with the provisions of the immediately preceding sentence, such Secured Party shall be deemed to hold such Collateral and Proceeds in trust for the benefit of the Collateral Agent.

5.03         Cooperation of Secured Parties. Each Secured Party will cooperate with the Collateral Agent and with each other Secured Party in the enforcement of the Liens upon the Collateral and otherwise in order to accomplish the purposes of this Agreement and the Security Documents.

5.04         Limitation upon Certain Independent Actions by Secured Parties. No Secured Party shall have any right to institute any action or proceeding to enforce any term or provision of the Security Documents or to enforce any of its rights in respect of the Collateral or to exercise any other remedy pursuant to the Security Documents or at law or in equity, for the purpose of realizing on the Collateral, or by reason of jeopardy of any Collateral, or for the execution of any trust or power hereunder (collectively, the “Specified Actions”), unless the Required Secured Parties have delivered written instructions to the Collateral Agent and the Collateral Agent shall have failed to act in accordance with such instructions within 30 days thereafter. In such case but not otherwise, the Required Secured Parties may appoint one Person to act on behalf of the Secured Parties solely to take any of the Specified Actions (the “Appointed Party”), and, upon the acceptance of its appointment as Appointed Party, the Appointed Party shall be entitled to commence proceedings in any court of competent jurisdiction or to take any other Specified Actions as the Collateral Agent might have taken pursuant to this Agreement or the Security Documents (in accordance with the directions of the Required Secured Parties). The Obligors acknowledge and agree that should the Appointed Party act in accordance with this provision, such Appointed Party will have all the rights, remedies, benefits and powers as are granted to the Collateral Agent pursuant hereto or pursuant to any Security Documents.

5.05         No Challenges. In no event shall any Secured Party take any action to challenge, contest or dispute the validity, extent, enforceability, or priority of the Collateral Agent’s Liens hereunder or under any other Security Document with respect to any of the Collateral, or that would have the effect of invalidating any such Lien or support any Person who takes any such action. Each of the Secured Parties agrees that it will not take any action to challenge, contest or dispute the validity, enforceability or secured status of any other Secured Party’s claims against any Obligor (other than any such claim resulting from a breach of this Agreement by a Secured Party, or any challenge, contest or dispute alleging arithmetical error in the determination of a claim), or that would have the effect of invalidating any such claim, or support any Person who takes any such action.

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5.06         Rights of Secured Parties as to Secured Obligations. Notwithstanding any other provision of this Agreement, the right of each Secured Party to receive payment of the Secured Obligations held by such Secured Party when due (whether at the stated maturity thereof, by acceleration or otherwise) as expressed in any instrument evidencing or agreement governing such Secured Obligations, or to institute suit for the enforcement of such payment on or after such due date, and the obligation of the Obligors to pay their respective Secured Obligations when due, shall not be impaired or affected without the consent of such Secured Party given in accordance with the Debt Documents to which such Secured Party is a party or its Secured Obligations are bound; provided that, notwithstanding the foregoing, each Secured Party agrees that it will not attempt to exercise remedies with respect to any Collateral except as provided in this Agreement.

Section 6.          Designation of Designated Indebtedness; Recordkeeping, Etc.

6.01         Designation of Other Indebtedness. The Borrower may at any time designate as “Designated Indebtedness” hereunder any other Indebtedness intended by the Borrower to be secured that satisfies at the time of incurrence the terms and conditions of the definition of “Secured Longer-Term Indebtedness” in the Revolving Credit Facility and the other provisions of the Revolving Credit Facility (as long as the Credit Agreement Obligations are outstanding (other than unasserted contingent obligations)) and the terms and conditions of the definition of “Secured Longer-Term Indebtedness” in the Term Loan Credit Facility and the other provisions of the Term Loan Credit Facility (as long as the Term Loan Obligations are outstanding (other than unasserted contingent obligations)), such designation to be effected by delivery to the Collateral Agent of a notice substantially in the form of Exhibit A or in such other form approved by the Collateral Agent (a “Notice of Designation”), which notice shall identify such Indebtedness, provide that such Indebtedness be designated as “Designated Indebtedness” hereunder and be accompanied by a certificate of a Financial Officer of the Borrower delivered to the Revolving Administrative Agent~~,~~ and the Term Loan Administrative Agent, each Financing Agent, each Designated Indebtedness Holder party hereto and the Collateral Agent:

(a)          certifying that such Indebtedness satisfies the conditions of this Section, and that after giving effect to such designation and the incurrence of such Designated Indebtedness, no Default or Event of Default shall have occurred and be continuing;

(b)          attaching (and certifying as true and complete) copies of the Designated Indebtedness Documents for such Designated Indebtedness (including all schedules and exhibits, and all amendments or supplements, thereto); and

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(c)          identifying the Financing Agent, if any, for such Designated Indebtedness (or, if there is no Financing Agent for such Designated Indebtedness, identifying each holder of such Designated Indebtedness).

No such designation shall be effective unless and until the Borrower and such Financing Agent (or, if there is no Financing Agent, each holder of such Designated Indebtedness) shall have executed and delivered to the Collateral Agent a joinder (x) as attached hereto as Exhibit E or (y) an agreement in form and substance reasonably satisfactory to the Collateral Agent, appropriately completed and duly executed and delivered by each party thereto, pursuant to which such Financing Agent (or, if there is no Financing Agent, such holder) shall have become a party hereto and assumed the obligations of a Financing Agent (or holder) hereunder, as applicable.

6.02         Recordkeeping. The Collateral Agent will maintain books and records necessary to enable it to determine at any time all transactions under this Agreement which have occurred on or prior to such time. Each Obligor agrees that such books and records maintained in good faith by the Collateral Agent shall be conclusive as to the matters contained therein absent manifest error. Each Obligor shall have the right to inspect such books and records at any time upon reasonable prior notice.

Section 7.          Covenants of the Obligors. In furtherance of the grant of the security interest pursuant to Section 4, each Obligor hereby agrees with the Collateral Agent for the benefit of the Secured Parties as follows:

7.01         Delivery and Other Perfection.

(a)          With respect to any Portfolio Investment or other Collateral as to which physical possession by the Collateral Agent or the Custodian is required in order for such Portfolio Investment or Collateral to have been “Delivered”, such Obligor shall take such actions as shall be necessary to effect Delivery thereof within ten (10) days after the acquisition thereof by an Obligor with respect to any such Portfolio Investment or Collateral acquired after the Effective Date. Notwithstanding anything to the contrary contained herein, if any instrument, promissory note, agreement, document or certificate held by the Custodian is destroyed or lost not as a result of any action of the Borrower, then, any original of such instrument, promissory note, agreement, document or certificate shall be deemed held by the Custodian and Delivered for all purposes hereunder, provided that, when the Borrower has actual knowledge of any such destroyed or lost instrument, promissory note, agreement, document or certificate, it uses all commercially reasonable efforts to obtain from the underlying borrower, and deliver to the Custodian, a replacement instrument, promissory note, agreement, document or certificate. As to all other Collateral, such Obligor shall cause the same to be Delivered within three Business Days of the acquisition thereof, provided that Delivery shall not be required with respect to (1) accounts of the type described in clauses (A) – (E) of Section 7.06 to the extent set forth therein, and (2) immaterial assets so long as (x) such assets are not included in the Borrowing Base (as defined in the Revolving Credit Facility), (y) the Collateral Agent has a perfected first priority lien (subject to Eligible Liens) on such assets and no other Person exercises Control over such assets and such assets have not been otherwise “Delivered” to any other Person, and (z) the aggregate value of such assets described in this Section 7.01(a)(2) does not at any time exceed $75,000; and provided further that the proviso to clause (h) of the definition of “Delivery” does not apply to any participation in a loan held by an Obligor pursuant only to a customary participation agreement (it being understood that under no circumstances will participations in a loan be included as an Eligible Portfolio Investment, as defined in the Revolving Credit Facility or Term Loan Facility, as applicable, whether or not such clause (h) has been complied with). In addition, and without limiting the generality of the foregoing, each Obligor shall promptly from time to time give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, account control agreements or any other agreements or consents or other papers as may be necessary in the reasonable judgment of the Collateral Agent to create, preserve, perfect, maintain the perfection of or validate the security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such security interest, and without limiting the foregoing, shall:

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(i)          keep full and accurate books and records relating to the Collateral in all material respects; and

(ii)         permit representatives of the Collateral Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Collateral Agent to be present at such Obligor’s place of business to receive copies of communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Obligor with respect to the Collateral, all in such manner as the Collateral Agent may reasonably require; provided that each such Obligor shall be entitled to have its representatives and advisors present during any inspection of its books and records at such Obligor’s place of business and the Collateral Agent shall not conduct more than two (2) such inspections and visits in any calendar year unless an Event of Default has occurred and is continuing at the time of any subsequent inspections during such calendar year.

(b)          Unless released from the Collateral pursuant to Section 10.03(e) or (f), once any Portfolio Investment has been Delivered, the Obligors shall not take or permit any action that would result in such Portfolio Investment no longer being Delivered hereunder and shall promptly from time to time give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, account control agreements or any other agreements or consents or other papers as may be necessary in the reasonable judgment of the Collateral Agent to continue the Delivered status of any Collateral. Without limiting the generality of the foregoing, the Obligors shall not terminate any arrangement with the Custodian unless and until a successor Custodian reasonably satisfactory to the Collateral Agent has been appointed and has executed all documentation necessary to continue the Delivered status of the Collateral, which documentation shall be in form and substance reasonably satisfactory to the Collateral Agent.

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7.02         Name; Jurisdiction of Organization, Etc. Each Obligor agrees that (a) without providing at least thirty (30) days prior written notice to the Collateral Agent, such Obligor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if such Obligor does not have an organizational identification number and later obtains one, such Obligor will forthwith notify the Collateral Agent of such organizational identification number, and (c) such Obligor will not change its type of organization, jurisdiction of organization or other legal structure unless such change is specifically permitted hereby or by the Revolving Credit Facility (as long as any of the Credit Agreement Obligations are outstanding (other than unasserted contingent obligations)), the Term Loan Credit Facility (as long as any of the Term Loan Obligations are outstanding (other than unasserted contingent obligations)) and such Obligor provides the Collateral Agent with at least thirty (30) days prior written notice of such permitted change (or such shorter period approved by the Collateral Agent).

7.03         Other Liens, Financing Statements or Control. Except as otherwise permitted under the Revolving Credit Facility (as long as any of the Credit Agreement Obligations are outstanding (other than unasserted contingent obligations)), the Term Loan Credit Facility (as long as any of the Term Loan Obligations are outstanding (other than unasserted contingent obligations)) and the applicable provisions of each other Debt Document, the Obligors shall not (a) create or suffer to exist any Lien upon or with respect to any Collateral, (b) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to any of the Collateral in which the Collateral Agent is not named as the sole Collateral Agent for the benefit of the Secured Parties, or (c) cause or permit any Person other than the Collateral Agent to have Control of any Deposit Account, Electronic Chattel Paper, Investment Property or Letter-of-Credit Right constituting part of the Collateral.

7.04         Transfer of Collateral. Except as otherwise permitted under the Revolving Credit Facility and the other Debt Documents, the Obligors shall not sell, transfer, assign or otherwise dispose of any Collateral.

7.05         Additional Subsidiary Guarantors. As contemplated by each of the Revolving Credit Facility and the Term Loan Credit Facility, new Subsidiaries (other than a Financing Subsidiary) of the Borrower formed or acquired by the Borrower after the date hereof, existing Subsidiaries of the Borrower that after the date hereof cease to constitute Financing Subsidiaries under the Revolving Credit Facility, and any other Person that otherwise becomes a Subsidiary (other than a Financing Subsidiary) within the meaning of the definition thereof, are required to become a “Subsidiary Guarantor” under this Agreement, by executing and delivering to the Collateral Agent a Guarantee Assumption Agreement in the form of Exhibit B hereto. Accordingly, upon the execution and delivery of any such Guarantee Assumption Agreement by any such Subsidiary, such Subsidiary shall automatically and immediately, and without any further action on the part of any Person, become a “Subsidiary Guarantor” and an “Obligor” for all purposes of this Agreement, and Annexes 2.05, 2.07, 2.08, 2.09, 2.10 and 2.11 hereto shall be deemed to be supplemented in the manner specified in such Guarantee Assumption Agreement. In addition, upon execution and delivery of any such Guarantee Assumption Agreement, the new Subsidiary Guarantor makes the representations and warranties set forth in Section 2 as of the date of such Guarantee Assumption Agreement and shall be permitted to update the Annexes with respect to such Subsidiary.

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7.06         Control Agreements. No Obligor shall open or maintain any account with any bank, securities intermediary or commodities intermediary (other than (A) any such accounts that are maintained by the Borrower in its capacity as “servicer” for a Financing Subsidiary or any Agency Account, (B) any such accounts which hold solely money or financial assets of a Financing Subsidiary, (C) any payroll account so long as such payroll account is coded as such, (D) withholding tax and fiduciary accounts or any trust account maintained solely on behalf of a Portfolio Investment, and (E) any account in which the aggregate value of deposits therein, together with all other such accounts under this clause (E), does not at any time exceed $75,000~~,~~; provided that in the case of each of the foregoing clauses (A) through (E), no other Person (other than the depository institution at which such account is maintained) shall have “control” over such account (within the meaning of the Uniform Commercial Code) and such account shall not have been otherwise “Delivered” to any other Person) unless such Obligor has notified the Collateral Agent of such account and the Collateral Agent has Control over such account pursuant to a control agreement in form and substance reasonably satisfactory to the Collateral Agent.

7.07         Revolving Credit Facility and Term Loan Credit Facility. Each Subsidiary Guarantor agrees to perform, comply with and be bound by the covenants of each of the Revolving Credit Facility (as long as any of the Credit Agreement Obligations are outstanding (other than unasserted contingent obligations)) and the Term Loan Credit Facility as long as any of the Term Loan Obligations are outstanding (other than unasserted contingent obligations)), respectively (which provisions are incorporated herein by reference), applicable to such Subsidiary Guarantor as if each Subsidiary Guarantor were a signatory to the Revolving Credit Facility and the Term Loan Credit Facility, respectively.

7.08         Pledged Equity Interests.

(a)          In the event any Obligor acquires rights in any Pledged Equity Interest after the date hereof or any Excluded Equity Interest held by any Obligor becomes a Pledged Equity Interest after the date hereof because it ceases to constitute an Excluded Equity Interest, such Obligor shall deliver to the Collateral Agent a completed Pledge Supplement, together with all supplements to Annexes thereto, reflecting such new Pledged Equity Interests. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Collateral Agent shall attach to all Pledged Equity Interests immediately upon any Obligor’s acquisition of rights therein and shall not be affected by the failure of any Obligor to deliver a supplement to Annex 2.07 as required hereby; ~~and~~

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(b)          Without the prior written consent of the Collateral Agent, no Obligor shall vote to enable or take any other action to: (a) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially and adversely changes the rights of such Obligor with respect to any Pledged Equity Interest in a manner inconsistent with the terms of this Agreement or any Debt Document or that adversely affects the validity, perfection or priority of the Collateral Agent’s security interest or the ability of the Collateral Agent to exercise its rights and remedies under this Agreement with respect to such Pledged Equity Interest, (b) other than as permitted under the Revolving Credit Facility and each other Debt Document, permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of their assets, or (c) cause any issuer of any Pledged Equity Interests which are interests in a partnership or limited liability company and which are not securities (for purposes of the NYUCC) on the date hereof to elect or otherwise take any action to cause such Pledged Equity Interests to be treated as securities for purposes of the NYUCC; except if such Obligor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable in the Collateral Agent’s reasonable discretion to establish the Collateral Agent’s Control thereof; ~~and~~

(c)          Each Obligor consents to the grant by each other Obligor of a security interest in all Pledged Equity Interests to the Collateral Agent and, without limiting the foregoing, consents to the transfer of any Pledged Equity Interest to the Collateral Agent or its nominee following the occurrence and during the continuation of an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto~~.~~; and

(d)          All Pledged Interests that are Equity Interests of Subsidiaries shall at all times be Delivered.

7.09         Voting Rights, Dividends, Etc. in Respect of Pledged Interests.

(a)          So long as no Event of Default shall have occurred and be continuing:

(i)          each Obligor may exercise any and all voting and other consensual rights pertaining to any Pledged Interests for any purpose not inconsistent with the terms of this Agreement or any Debt Document; provided, however, that with respect to any Pledged Equity Interest, (A) each Obligor will give the Collateral Agent at least five (5) Business Days’ notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right that could reasonably be expected to adversely affect in any material respect the value, liquidity or marketability of any Collateral or the creation, perfection and priority of the Collateral Agent’s Lien; and (B) none of the Obligors will exercise or refrain from exercising any such right, as the case may be, if the Collateral Agent gives an Obligor notice that, in the Collateral Agent’s judgment, such action (or inaction) could reasonably be expected to adversely affect in any material respect the value, liquidity or marketability of any Collateral in a manner inconsistent with the terms of this Agreement or any Debt Document or the creation, perfection and priority of the Collateral Agent’s Lien or the ability of the Collateral Agent to exercise its rights and remedies under this Agreement with respect to such Pledged Interest;

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(ii)         each of the Obligors may receive and retain any and all dividends, interest or other distributions paid in respect of the Pledged Interests to the extent not prohibited by the Debt Documents; provided, however, that (except with respect to any Pledged ~~Debt~~Interests that is also a Portfolio Investment) any and all (A) dividends and interest paid or payable other than in cash in respect of, and Instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Interests, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Interests in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Interests, together with any dividend, interest or other distribution or payment which at the time of such payment was not permitted by the Debt Documents, shall ~~be, and shall forthwith be delivered to the Collateral Agent to hold as, Pledged Interests and shall, if received by any of the Obligors, be received in trust for the benefit~~constitute Collateral and remain subject to the Lien of the Collateral Agent~~, shall be segregated from the other property or funds of the Obligors, and shall be forthwith delivered to the Collateral Agent in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Pledged Interests and as further collateral security for the Secured Obligations~~, provided that the Obligors shall be permitted to take any action with respect to the cash described in (B) and (C) not prohibited by the other Debt Documents; and

(iii)        the Collateral Agent will execute and deliver (or cause to be executed and delivered) to any Obligor all such proxies and other instruments as such Obligor may reasonably request for the purpose of enabling such Obligor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 7.09(a)(i) hereof and to receive the dividends, interest and/or other distributions which it is authorized to receive and retain pursuant to Section 7.09(a)(ii) hereof.

(b)          Upon the occurrence and during the continuance of an Event of Default:

(i)          all rights of each Obligor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7.09(a)(i) hereof, and to receive the dividends, distributions, interest and other payments that it would otherwise be authorized to receive and retain pursuant to Section 7.09(a)(ii) hereof, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Interests such dividends, distributions and interest payments;

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(ii)         the Collateral Agent is authorized to notify each debtor with respect to the Pledged Debt or other Portfolio Investments to make payment directly to the Collateral Agent (or its designee) and may collect any and all moneys due or to become due to any Obligor in respect of the Pledged Debt or other Portfolio Investments, and each of the Obligors hereby authorizes each such debtor to make such payment directly to the Collateral Agent (or its designee) without any duty of inquiry;

(iii)        without limiting the generality of the foregoing, the Collateral Agent may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Interests or any Portfolio Investments as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Interests or any Portfolio Investments upon the merger, consolidation, reorganization, recapitalization or other adjustment of any issuer thereof, or upon the exercise by any such issuer of any right, privilege or option pertaining to any Pledged Interests or any Portfolio Investments, and, in connection therewith, to deposit and deliver any and all of the Pledged Interests or any Portfolio Investments with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

(iv)        all dividends, distributions, interest and other payments that are received by any of the Obligors contrary to the provisions of Section 7.09(b)(i) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Obligors, and shall be forthwith paid over to the Collateral Agent as Pledged Interests in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Pledged Interests and as further collateral security for the Secured Obligations.

7.10         Commercial Tort Claims. Each Obligor agrees that with respect to any Commercial Tort Claim in excess of $100,000 individually hereafter arising it shall deliver to the Collateral Agent a completed Pledge Supplement, together with all supplements to Annexes thereto, identifying such new Commercial Tort Claims.

7.11         Intellectual Property. Each Obligor hereby covenants and agrees as follows:

(a)          it shall not do any act or omit to do any act whereby any of the Intellectual Property which such Obligor determines in its reasonable business judgment is material to the business of such Obligor may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein;

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(b)          it shall not, with respect to any Trademarks which such Obligor determines in its reasonable business judgment are material to the business of such Obligor, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any such Trademark at a level which such Obligor determines in its reasonable business judgment to be appropriate to maintain the value of such Trademarks, and each Obligor shall take all steps reasonably necessary to ensure that licensees of such Trademarks use such consistent standards of quality;

(c)          it shall promptly notify the Collateral Agent if it knows or has reason to know that any item of the Intellectual Property that in its reasonable business judgment is material to the business of any Obligor may become (a) abandoned or dedicated to the public or placed in the public domain, (b) invalid or unenforceable, or (c) subject to any material adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court, other than in the ordinary course of prosecuting and/or maintaining the applications or registrations of such Intellectual Property;

(d)          it shall take all reasonable steps in the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration of each Trademark, Patent, and Copyright owned by any Obligor that such Obligor determines in its reasonable business judgment is material to its business which is now or shall become included in the Intellectual Property Collateral;

(e)          in the event that it has knowledge that any Intellectual Property owned by or exclusively licensed to any Obligor is infringed, misappropriated, or diluted by a third party, such Obligor shall, except as it determines otherwise in its reasonable business judgment, promptly take all reasonable actions to stop such infringement, misappropriation, or dilution and protect its rights in such Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages;

(f)          it shall promptly (but in no event more than thirty (30) days after any Obligor obtains knowledge thereof) report to the Collateral Agent (i) the filing by or on behalf of such Obligor of any application to register any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any state registry or foreign counterpart of the foregoing and (ii) the registration of any Intellectual Property owned by such Obligor by any such office, in each case by executing and delivering to the Collateral Agent a completed Pledge Supplement, together with all supplements to Annexes thereto;

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(g)          it shall, promptly upon the reasonable request of the Collateral Agent, execute and deliver to the Collateral Agent any document required to acknowledge, confirm, register, record, or perfect the Collateral Agent’s interest in any part of the Intellectual Property Collateral, whether now owned or hereafter acquired by or on behalf of such Obligor, including, without limitation, intellectual property security agreements in the form of Exhibit C hereto;

(h)          it shall hereafter use commercially reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Obligor’s rights and interests in any property included within the definitions of any Intellectual Property acquired under such contracts;

(i)          it shall take all steps reasonably necessary to protect the secrecy of all Trade Secrets, including, without limitation, entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents; and

(j)          it shall continue to collect, at its own expense, all amounts due or to become due to such Obligor in respect of the Intellectual Property Collateral or any portion thereof. In connection with such collections, each Obligor may take (and, while an Event of Default exists at the Collateral Agent’s reasonable direction, shall take) such action as such Obligor or the Collateral Agent may deem reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, while an Event of Default exists the Collateral Agent shall have the right at any time, to notify, or require any Obligor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

Section 8.          Acceleration Notice; Remedies; Distribution of Collateral.

8.01         Notice of Acceleration. Upon receipt by the Collateral Agent of a written notice from any Secured Party which (i) expressly refers to this Agreement, (ii) describes an event or condition which has occurred and is continuing and (iii) expressly states that such event or condition constitutes an Acceleration as defined herein, the Collateral Agent shall promptly notify each other party hereto of the receipt and contents thereof (any such notice is referred to herein as a “Acceleration Notice”).

8.02         Preservation of Rights. The Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

8.03         Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

(a)          each Obligor shall, at the request of the Collateral Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Collateral Agent and such Obligor, designated in the Collateral Agent’s request;

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(b)          the Collateral Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(c)          the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by applicable law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and each Obligor agrees to take all such action as may be appropriate to give effect to such right);

(d)          the Collateral Agent in its discretion may, in its name or in the name of any Obligor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

(e)          the Collateral Agent may, upon reasonable prior notice (provided that at least ten Business Days’ prior notice shall be deemed to be reasonable) to the Obligors of the time and place (or, if such sale is to take place on the NYSE or any other established exchange or market, prior to the time of such sale or other disposition), with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent, the other Secured Parties or any of their respective agents, sell, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems appropriate, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or any other Secured Party or anyone else may be the purchaser, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter, to the fullest extent permitted by law, hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Obligors, any such demand, notice and right or equity being hereby expressly waived and released, to the fullest extent permitted by law.

The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

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The proceeds of each collection, sale or other disposition under this Section shall be applied in accordance with Section 8.06.

The Obligors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Obligors acknowledge that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that to the extent any such private sale is conducted by the Collateral Agent in a commercially reasonable manner, the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the Obligors, or the issuer thereof, to register it for public sale.

8.04         Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 8.03 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Obligors shall remain liable for any deficiency.

8.05         Private Sale. The Collateral Agent and the Secured Parties shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 8.03 conducted in a commercially reasonable manner. Each Obligor hereby waives any claims against the Collateral Agent or any other Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree, so long as such private sale was conducted in a commercially reasonable manner.

8.06         Application of Proceeds. Except as otherwise herein expressly provided in this Section 8.06, after the occurrence and during the continuance of an Event of Default pursuant to exercise of any remedies under Section 8 of this Agreement, the proceeds of any collection, sale or other realization by the Collateral Agent of all or any part of the Collateral of any Obligor (including any other cash of any Obligor at the time held by the Collateral Agent under this Agreement in respect of Collateral or in respect of the guaranty obligations of the Subsidiary Guarantors under this Agreement) shall be applied by the Collateral Agent as follows:

First, to the payment of reasonable and documented costs and expenses of such collection, sale or other realization, including reasonable and documented out-of-pocket costs and expenses of the Collateral Agent and the reasonable and documented fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Collateral Agent in connection therewith;

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Second, to the payment of any fees and other amounts then owing by such Obligor to the Collateral Agent in its capacity as such;

Third, to the payment of the Secured Obligations of such Obligor then due and payable, in each case to each Secured Party ratably in accordance with the amount of Secured Obligations then due and payable to such Secured Party (it being understood that, for the purposes hereof, the outstanding principal amount of the Loans under the Revolving Credit Facility and the Term Loans under the Term Loan Credit Facility shall be deemed then due and payable whether or not any Acceleration of such loans has occurred); and

Fourth, after application as provided in clauses “First” “Second” and “Third” above, to the payment to the respective Obligor, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

For the avoidance of doubt, payments made pursuant to Sections 2.08(b), (c), (d) and (e) of the Existing Revolving Credit Agreement or pursuant to Sections 2.08(b) and (d) of the Existing Term Loan Credit Agreement (or, in each case, any analogous provisions in any amendment, modification, supplement, amendment and restatement, extension, refinancing or replacement thereof) shall not be subject to this Section 8.06 or to Section 5.02 unless the Collateral Agent, after the occurrence and continuation of an Event of Default, has directed the actions giving rise to such payments. In making the allocations required by this Section, the Collateral Agent may rely upon its records and information supplied to it pursuant to Section 9.02, and the Collateral Agent shall have no liability to any of the other Secured Parties for actions taken in reliance on such information, except to the extent of its gross negligence or willful misconduct. The Collateral Agent may, in its sole discretion, at the time of any application under this Section, withhold all or any portion of the proceeds otherwise to be applied to the Secured Obligations as provided above and maintain the same in a segregated cash collateral account in the name and under the exclusive Control of the Collateral Agent, to the extent that it in good faith believes that the information provided to it pursuant to Section 9.02 is either incomplete or inaccurate and that application of the full amount of such proceeds to the Secured Obligations would be disadvantageous to any Secured Party. All distributions made by the Collateral Agent pursuant to this Section shall be final (subject to any decree of any court of competent jurisdiction), and the Collateral Agent shall have no duty to inquire as to the application by the other Secured Parties of any amounts distributed to them.

8.07         Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Collateral Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default, the Collateral Agent is hereby appointed the attorney-in-fact of each Obligor for the purpose of carrying out the provisions of this Section 8 and taking any action and executing any instruments which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Section 8 to make collections in respect of the Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Obligor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

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8.08         Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent, upon the occurrence and during the continuance of an Event of Default, to exercise rights and remedies hereunder at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Obligor hereby grants to the Collateral Agent, if and only to the extent of such Obligor’s rights to grant the same, an irrevocable, non-exclusive license to use, assign, license or sublicense any of the Intellectual Property Collateral (other than any Excluded Assets) now owned or hereafter acquired by such Obligor. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

8.09         Authority. Notwithstanding anything to the contrary contained herein, in no event shall the Collateral Agent take, or be permitted to take, any Enforcement Action with respect to the Collateral without at least three Business Days prior notice to the Secured Parties, and will refrain from taking such Enforcement Action if so directed by the Required Secured Parties during such three Business Day period, provided that the Collateral Agent may take such Enforcement Action during such three Business Day period if so directed by the Required Secured Parties.

Section 9.          The Collateral Agent.

9.01         Appointment; Powers and Immunities. Each Revolving Lender, each Term Lender, the Revolving Administrative Agent, the Term Loan Administrative Agent, each Financing Agent and, by acceptance of the benefits of this Agreement and the other Security Documents, each Designated Indebtedness Holder hereby irrevocably appoints and authorizes ING to act as its agent hereunder with such powers as are specifically delegated to the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Collateral Agent (which term as used in this sentence and in Section 9.06 and the first sentence of Section 9.07 shall include reference to its Affiliates and its own and its Affiliates’ officers, directors, employees and agents):

(a)          shall have no duties or responsibilities except those expressly set forth in this Agreement and shall not by reason of this Agreement be a trustee for, or a fiduciary with respect to, any Revolving Lender, Term Lender or Designated Indebtedness Holder;

(b)          shall not be responsible to the Revolving Lenders, the Term Lenders, the Revolving Administrative Agent, the Term Loan Administrative Agent, the Financing Agents or the Designated Indebtedness Holders for any recitals, statements, representations or warranties contained in this Agreement or in any notice delivered hereunder, or in any other certificate or other document referred to or provided for in, or received by it under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document referred to or provided for herein or therein or for any failure by the Obligors or any other Person to perform any of its obligations hereunder;

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(c)          shall not be required to initiate or conduct any litigation or collection proceedings hereunder except, subject to Section 9.07, for any such litigation or proceedings relating to the enforcement of the guarantee set forth in Section 3, or the Liens created pursuant to Section 4; and

(d)          shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.

9.02         Information Regarding Secured Parties. The Borrower will at such times and from time to time as shall be reasonably requested by the Collateral Agent, supply a list in form and detail reasonably satisfactory to the Collateral Agent setting forth the amount of the Secured Obligations held by each Secured Party (excluding, so long as ING is (i) the Collateral Agent, (ii) the Revolving Administrative Agent and (iii) the Term Loan Administrative Agent, the Credit Agreement Obligations and the Term Loan Obligations) as at a date specified in such request. The Collateral Agent shall provide any such list to any Secured Party upon request. The Collateral Agent shall be entitled to rely upon such information, and such information shall be conclusive and binding for all purposes of this Agreement, except to the extent the Collateral Agent shall have been notified by a Secured Party that such information as set forth on any such list is inaccurate or in dispute between such Secured Party and the Borrower.

9.03         Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram, cable or electronic mail) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Collateral Agent. As to any matters not expressly provided for by this Agreement, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by (i) the Required Secured Parties or (ii) where expressly permitted for in Section 10.03, the Required Revolving Lenders, the Required Term Lenders and the Required Designated Indebtedness Holders, as applicable, and such instructions of (i) the Required Secured Parties or (ii) where expressly permitted for in Section 10.03, the Required Revolving Lenders, the Required Term Lenders and the Required Designated Indebtedness Holders, as applicable, and any action taken or failure to act pursuant thereto shall be binding on all of the Secured Parties. If in one or more instances the Collateral Agent takes any action or assumes any responsibility not specifically delegated to it pursuant to this Agreement, neither the taking of such action nor the assumption of such responsibility shall be deemed to be an express or implied undertaking on the part of the Collateral Agent that it will take the same or similar action or assume the same or similar responsibility in any other instance.

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9.04         Rights as a Secured Party. With respect to its obligation to extend credit under each of the Revolving Credit Facility and the Term Loan Credit Facility, ING (and any successor acting as Collateral Agent) in its capacity as a Revolving Lender under the Revolving Credit Facility and as a Term Lender under the Term Loan Credit Facility shall have the same rights and powers hereunder as any other Secured Party and may exercise the same as though it were not acting as Collateral Agent, and the term “Secured Party” or “Secured Parties” shall, unless the context otherwise indicates, include the Collateral Agent in its individual capacity. ING (and any successor acting as Collateral Agent) and its Affiliates may (without having to account therefor to any other Secured Party) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with any of the Obligors (and any of their Subsidiaries or Affiliates) as if it were not acting as Collateral Agent, and ING and its Affiliates may accept fees and other consideration from any of the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the other Secured Parties.

9.05         Indemnification. Each Revolving Lender, each Term Lender and each Designated Indebtedness Holder by acceptance of the benefits of this Agreement and the other Security Documents agrees to indemnify the Collateral Agent and each Related Party of the Collateral Agent (each such Person being called an “Indemnitee”) (to the extent not reimbursed under Section 10.04, but without limiting the obligations of the Obligors under Section 10.04) ratably in accordance with the aggregate Secured Obligations held by the Revolving Lenders, the Term Lenders and the Designated Indebtedness Holders, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against any Indemnitee (including by any other Secured Party) arising out of or by reason of any investigation in connection with or in any way relating to or arising out of this Agreement, any other Debt Documents, or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that the Obligors are obligated to pay under Section 10.04, but excluding, unless an Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, that no Revolving Lender, Term Lender or Designated Indebtedness Holder shall be liable for any of the foregoing to the extent they are determined by a court of competent jurisdiction in a final, nonappealable judgment to have resulted from the gross negligence or willful misconduct of the party to be indemnified.

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9.06         Non-Reliance on Collateral Agent and Other Secured Parties. The Revolving Administrative Agent, the Term Loan Administrative Agent and each Financing Agent (and each Revolving Lender, each Term Lender and each Designated Indebtedness Holder by acceptance of the benefits of this Agreement and the other Security Documents) agrees that it has, independently and without reliance on the Collateral Agent or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower, the Subsidiary Guarantors and their Subsidiaries and decision to extend credit to the Borrower in reliance on this Agreement and that it will, independently and without reliance upon the Collateral Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement and any Debt Document to which it is a party. Except as otherwise expressly provided herein, the Collateral Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement, any other Debt Document or any other document referred to or provided for herein or therein or to inspect the properties or books of any Obligor. The Collateral Agent shall not have any duty or responsibility to provide any other Secured Party with any credit or other information concerning the affairs, financial condition or business of any Obligor or any of its Subsidiaries (or any of their Affiliates) that may come into the possession of the Collateral Agent or any of its Affiliates, except for notices, reports and other documents and information expressly required to be furnished to the other Secured Parties by the Collateral Agent hereunder.

9.07         Failure to Act. Except for action expressly required of the Collateral Agent hereunder, the Collateral Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the other Secured Parties of their indemnification obligations under Section 9.05 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall not be required to take any action that in the judgment of the Collateral Agent would violate any applicable law.

9.08         Resignation of Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent as provided below, the Collateral Agent may resign at any time by giving notice thereof to the other Secured Parties and the Obligors. Upon any such resignation, the Required Secured Parties shall have the right, with the consent of the Borrower not to be unreasonably withheld provided that no such consent shall be required if an Event of Default has occurred and is continuing to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Required Secured Parties and shall have accepted such appointment within 30 days after the retiring Collateral Agent’s giving of written notice of resignation of the retiring Collateral Agent, then the retiring Collateral Agent may, on behalf of the other Secured Parties, appoint a successor Collateral Agent, that shall be a financial institution that has an office in New York, New York and has a combined capital and surplus and undivided profits of at least $1,000,000,000. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of this Section 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent. The fees payable by the Borrower to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor, and such payment to be made as and when invoiced by the successor Collateral Agent.

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9.09         Agents and Attorneys-in-Fact. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

Section 10.         Miscellaneous.

10.01         Notices. All notices, requests, consents and other demands hereunder and other communications provided for herein shall be given or made in writing, (a) to any party hereto, telecopied, (to the extent provided in the Revolving Credit Facility or Term Loan Credit Facility, as applicable) e-mailed or delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages to this Agreement or, in the case of any Financing Agent or Designated Indebtedness Holder that shall become a party hereto after the date hereof, at such “Address for Notices” as shall be specified pursuant to or in connection with the joinder agreement executed and delivered by such Financing Agent or Designated Indebtedness Holder pursuant to Section 6.01 (provided that notices to any Subsidiary Guarantor shall be given to such Subsidiary Guarantor care of the Borrower at the address for the Borrower specified herein) or (b) as to any party, at such other address as shall be designated by such party in a written notice to each other party. All notices to any Revolving Lender, Term Lender or Designated Indebtedness Holder that is not a party hereto shall be given to the Revolving Administrative Agent, the Term Loan Administrative Agent or Financing Agent for such Designated Indebtedness Holder.

10.02         No Waiver. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

10.03         Amendments to Security Documents, Etc. Except as otherwise provided in any Security Document, the terms of this Agreement and the other Security Documents may be waived, altered or amended only by an instrument in writing duly executed by each Obligor and the Collateral Agent, with the consent of the Required Revolving Lenders, the Required Term Lenders and the Required Designated Indebtedness Holders; provided, that, subject to the provisions related to “Defaulting Lenders” in the Revolving Credit Facility and the Term Loan Credit Facility, as the case may be:

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(a)          no such amendment shall adversely affect the relative rights of any Secured Party as against any other Secured Party without the prior written consent of such first Secured Party;

(b)          without the prior written consent of (x) each of the Revolving Lenders and the Term Lenders and (y) the Required Designated Indebtedness Holders, the Collateral Agent shall not release all or substantially all of the collateral under the Security Documents or release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under Section 3 hereof (and if any amounts have become due and payable in respect of any Hedging Agreement Obligations, and such amounts shall have remained unpaid for 30 or more days, then the prior written consent (voting as a single group) of the holders of a majority in interest of the Hedging Agreement Obligations will also be required to release all or substantially all of such collateral or guarantee obligations;

(c)          without the consent of each of the Secured Parties, no modification, supplement or waiver shall modify the definition of the term “Required Secured Parties” or modify in any other manner the number of percentage of the Secured Parties required to make any determinations or waive any rights under any Security Document;

(d)          without the consent of the Collateral Agent, no modification, supplement or waiver shall modify the terms of Section 9;

(e)          to the extent not inconsistent with clause (b) above, the Collateral Agent is authorized to release (and shall release) any Collateral that is either the subject of a disposition not prohibited under either the Revolving Credit Facility, the Term Loan Credit Facility or the Designated Indebtedness Documents, or to which the Required Revolving Lenders, the Required Term Lenders and the Required Designated Indebtedness Holders shall have consented and will, at the Obligors’ expense, execute and deliver to any Obligor such documents (including, without limitation, any UCC termination statements, lien releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form)) as such Obligor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; notwithstanding the foregoing, Portfolio Investments constituting Collateral shall be automatically released from the lien of this Agreement, without any action of the Collateral Agent, in connection with any disposition of Portfolio Investments that (i) occurs in the ordinary course of the Borrower’s business and (ii) is not prohibited under any of the Debt Documents; and

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(f)          to the extent not inconsistent with clause (b) above, the Collateral Agent is authorized to release (and shall release) any Subsidiary Guarantor from any of its guarantee obligations under Section 3 hereof to the extent such Subsidiary is (w) an Immaterial Subsidiary, (x) the subject of a disposition not prohibited under the Debt Documents, (y) ceases to be a Subsidiary as a result of a transaction not prohibited under the Debt Documents, or (z) to which each of the Required Revolving Lenders, the Required Term Lenders and the Required Designated Indebtedness Holders shall have consented, and, upon such release, the Collateral Agent is authorized to release (and shall release) any collateral security granted by such Subsidiary Guarantor hereunder and under the other Security Documents.

Any such amendment or waiver shall be binding upon the Collateral Agent, each Secured Party and each Obligor. Notwithstanding the foregoing to the contrary, if the Termination Date shall have occurred with respect to any Class, then the consent rights of such Class (and the related Required Revolving Lenders, Required Term Lenders or Required Designated Indebtedness Holders) under this Section 10.03 shall terminate.

10.04         Expenses: Indemnity: Damage Waiver.

(a)          Costs and Expenses. The Obligors hereby jointly and severally agree to reimburse the Collateral Agent and each of the other Secured Parties and their respective Affiliates for all reasonable and documented out-of-pocket costs and expenses incurred by them (including the reasonable and documented fees, charges and disbursements of legal counsel (and excluding the allocated costs of internal counsel)) in connection with (i) any Event of Default and any enforcement or collection proceeding resulting therefrom, including all manner of participation in or other involvement with (w) performance by the Collateral Agent of any obligations of the Obligors in respect of the Collateral that the Obligors have failed or refused to perform in the time period required under this Agreement, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings of any Obligor, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Collateral Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings arising from or related to this Agreement and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 4.

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(b)          Indemnification by the Obligors. The Obligors shall indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses including reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (1) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the willful misconduct or gross negligence of such Indemnitee~~.~~, (2) result from a claim brought against such Indemnitee for breach of such Indemnitee’s obligations under this Agreement or the other Loan Documents, if there has been a final and nonappealable judgment against such Indemnitee on such claim as determined by a court of competent jurisdiction or (3) result from a claim arising as a result of a dispute between Indemnitees (other than (x) any dispute involving claims against the Administrative Agent and/or the Collateral Agent, in each case in their respective capacities as such, and (y) claims arising out of any act or omission by the Borrower or its Affiliates).

Neither the Borrower nor any Obligor shall be liable to any Indemnitee for any special, indirect, consequential or punitive damages arising out of, or in connection with, this Agreement asserted by an Indemnitee against the Borrower or any other Obligor; provided that the foregoing limitation shall not be deemed to impair or affect the Obligations of the Borrower under the preceding provisions of this subsection.

10.05  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Obligors and the Secured Parties (provided that none of the Obligors shall assign or transfer its rights or obligations hereunder without the prior written consent of each of the Collateral Agent, the Revolving Administrative Agent and the Term Loan Administrative Agent or the agent, trustee or representative for the Designated Indebtedness Holder, if any (or if there is no such agent, trustee or representative, the Required Designated Indebtedness Holders)).

10.06  Counterparts; Integration; Effectiveness; Electronic Execution.

(a)          Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Collateral Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Collateral Agent and when the Collateral Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

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(b)          Electronic Execution of Assignments. The words “execution,” “signed,” “signature” shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.07  Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

10.08  Governing Law; Submission to Jurisdiction.

(a)          Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)          Submission to Jurisdiction. Each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any Obligor or its properties in the courts of any jurisdiction.

(c)          Waiver of Venue. Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)          Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

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10.09         Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.10         Headings. Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

10.11         Termination. When all Secured Obligations of any Class have been paid in full (other than unasserted contingent obligations) and all Commitments of the holders thereof to extend credit that would be Secured Obligations have expired or been terminated, the Collateral Agent shall, on behalf of the holders of such Secured Obligations, deliver to the Obligors such termination statements and releases and other documents necessary and appropriate to evidence the termination of all agreements, obligations and liens related to such Secured Obligations, as the Obligors may reasonably request all at the sole cost and expense of the Obligors; provided~~,~~ however~~,~~ that the Collateral Agent shall not have any obligation to do so under the circumstances set forth in the parenthetical provision in Section 10.03(b) except to the extent provided therein.

10.12         Confidentiality. The Collateral Agent acknowledges and agrees that Section 9.13 of the Revolving Credit Facility will bind the Collateral Agent to the same extent as it binds the Revolving Administrative Agent.

10.13         Agreement among Borrower, Revolving Lenders and Term Lenders. Each of the Revolving Administrative Agent, on behalf of the Revolving Lenders (and for the benefit of the Term Lenders), and the Borrower agrees, that, unless otherwise expressly provided in Section 8 of this Agreement, upon the occurrence and during the continuance of an Event of Default, each mandatory and optional prepayment by the Borrower of the Revolving Loans shall, to the extent required by the Term Loan Credit Facility, be made and applied ratably (based on the outstanding principal amounts of such indebtedness) to the Revolving Loans and the Term Loans, except to the extent the Term Loan Credit Facility permits a greater proportion of such prepayment to be applied to the Revolving Loans, and that the foregoing shall be binding on all existing and future Revolving Lenders (including under any refinanced Revolving Credit Facility).

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Guarantee, Pledge and Security Agreement to be duly executed and delivered as of the day and year first above written,

MEDLEY CAPITAL CORPORATION

By:

Name:
Title:

Address for Notices

Medley Capital Corporation
375 Park Ave, Suite 3304
New York, NY 10152
Attention: Richard Allorto
Telecopy Number: (212) 759-0091
Direct Telephone: (646) 465-7898
Main Telephone: (212) 759-0777
E-mail: rallorto@medleycapital.com

with a copy to:

Dechert LLP
1095 Avenue of the Americas
New York, NY 10036-6797
Attention: Jay R. Alicandri
Telecopier: (212) 698-3599
Telephone: (212) 698-3800

MOF I BDC LLC

By:

Name:
Title:

Address for Notices

c/o Medley Capital Corporation
375 Park Ave, Suite 3304
New York, NY 10152
Attention: Richard Allorto
Telecopy Number: (212) 759-0091
Direct Telephone: (646) 465-7898
Main Telephone: (212) 759-0777
E-mail: rallorto@medleycapital.com

with a copy to:

Dechert LLP
1095 Avenue of the Americas
New York, NY 10036-6797
Attention: Jay R. Alicandri
Telecopier: (212) 698-3599
Telephone: (212) 698-3800

[Guarantee, Pledge and Security Agreement]

ING CAPITAL LLC,
as Revolving Administrative Agent, Term Administrative Agent and Collateral Agent

By

Name:
Title:

Address for Notices

ING Capital LLC
1325 Avenue of the Americas
New York, New York 10019
Attention: Mark LaGreca
Telecopy Number: (646) 424 - 8223
Telephone Number: (646) 815 - 3682

with a copy to (which shall not constitute notice):

ING Capital LLC
1325 Avenue of the Americas
New York, New York 10019
Attention: Patrick Frisch
Telecopy Number: (646) 424-6919
Telephone Number: (646) 424-6912

with a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Attention: Terry E. Schimek, Esq.
Telecopy Number: (212) 757-3990
Telephone Number: (212) 373-3005

[Guarantee, Pledge and Security Agreement]

EXHIBIT A

[Form of Notice of Designation]

[Date]

ING Capital LLC,
as Collateral Agent
[Address]
Attention: ____________

Ladies and Gentlemen:

Reference is made to the Amended and Restated Guarantee, Pledge and Security Agreement, dated as of August 31, 2012 (as modified and supplemented and in effect from time to time, the “Guarantee and Security Agreement”), among Medley Capital Corporation, the Subsidiary Guarantors referred to therein, ING Capital LLC, as administrative agent for the Revolving Lenders referred to therein, ING Capital LLC, as administrative agent for the Term Lenders referred to therein, the Financing Agents or Designated Indebtedness Holders referred to therein, and ING Capital LLC, as collateral agent for the Secured Parties referred to therein. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed thereto in the Guarantee and Security Agreement.

Pursuant to Section 6.01 of the Guarantee and Security Agreement, the Borrower hereby designates the following Indebtedness as “Designated Indebtedness” under the Guarantee and Security Agreement:

[Complete as appropriate]

MEDLEY CAPITAL CORPORATION

By:
Name:
Title:

EXHIBIT B

[Form of Guarantee Assumption Agreement]

GUARANTEE ASSUMPTION AGREEMENT

GUARANTEE ASSUMPTION AGREEMENT dated as of _______, ___, ____ by [NAME OF ADDITIONAL SUBSIDIARY GUARANTOR], a ___________ (the “Additional Subsidiary Guarantor”), in favor of ING Capital LLC, as collateral agent for the Secured Parties under and as defined in the Guarantee and Security Agreement referred to below (in such capacity, together with its successors in such capacity, the “Collateral Agent”).

Medley Capital Corporation (the “Borrower”), the Subsidiary Guarantors referred to therein, ING Capital LLC, as administrative agent for the Revolving Lenders referred to therein, ING Capital LLC, as administrative agent for the Term Lenders referred to therein, the Financing Agents or Designated Indebtedness Holders referred to therein, and ING Capital LLC, as collateral agent for the Secured Parties referred to therein, are parties to the Amended and Restated Guarantee, Pledge and Security Agreement dated as of August 31, 2012 (as modified and supplemented and in effect from time to time, the “Guarantee and Security Agreement”) pursuant to which such Subsidiary Guarantors have guaranteed the “Guaranteed Obligations” (as defined therein), and the Borrower and such Subsidiary Guarantors have granted liens in favor of the Collateral Agent as collateral security for the “Secured Obligations” (as defined therein). Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed thereto in the Guarantee and Security Agreement.

Pursuant to Section 7.05 of the Guarantee and Security Agreement, the Additional Subsidiary Guarantor hereby agrees to become a “Subsidiary Guarantor” and an “Obligor”, under and for all purposes of the Guarantee and Security Agreement, and each of the Annexes to the Guarantee and Security Agreement shall be deemed to be supplemented in the manner specified in Appendix A hereto. Without limiting the foregoing, (a) the Additional Subsidiary Guarantor hereby, jointly and severally with the other Subsidiary Guarantors, guarantees to each Secured Party and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Guaranteed Obligations in the same manner and to the same extent as is provided in Section 3 of the Guarantee and Security Agreement and (b) as collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the Additional Subsidiary Guarantor, the Additional Subsidiary Guarantor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties as provided in the Guarantee and Security Agreement a security interest in all of such Additional Subsidiary Guarantor’s right, title and interest in, to and under the Collateral.

In addition, the Additional Subsidiary Guarantor hereby makes the representations and warranties set forth in Section 2 of the Guarantee and Security Agreement (as of the date hereof) with respect to itself and its obligations under this Agreement, as if each reference in such Sections to the Guarantee and Security Agreement included reference to this Agreement and Annexes hereto.

The Additional Subsidiary Guarantor hereby instructs its counsel to deliver any opinions to the Secured Parties required to be delivered in connection with the execution and delivery hereof.

IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has caused this Guarantee Assumption Agreement to be duly executed and delivered as of the day and year first above written.

[NAME OF ADDITIONAL SUBSIDIARY GUARANTOR]

By:
Name:
Title:

Accepted and agreed:

ING CAPITAL LLC, as
Collateral Agent

By:
Name:
Title:

Appendix A

SUPPLEMENTS TO ANNEXES TO
GUARANTEE AND SECURITY AGREEMENT

Supplement to Annex 2.05:

[to be completed]

Supplement to Annex 2.07:

[to be completed]

Supplement to Annex 2.08:

[to be completed]

Supplement to Annex 2.09:

[to be completed]

Supplement to Annex 2.10:

[to be completed]

Supplement to Annex 2.11:

[to be completed]

EXHIBIT C

[Form of Intellectual Property Security Agreement]

NOTICE OF GRANT OF
SECURITY INTEREST IN [COPYRIGHTS] [PATENTS] [TRADEMARKS]

NOTICE OF GRANT OF SECURITY INTEREST IN [COPYRIGHTS] [PATENTS] [TRADEMARKS] (the “Notice”), dated as of _______________, made by Medley Capital Corporation, a Delaware corporation (the “Borrower”), and the other direct or indirect subsidiaries of the Borrower party hereto from time to time (collectively the “Subsidiary Guarantors” and, together with the Borrower, the “Obligors”), in favor of ING CAPITAL LLC, as Collateral Agent (the “Secured Party”).

WHEREAS, the Obligors are the owners of the [copyright registrations and applications] [issued patents and patent applications] [trademark and service mark registrations and trademark and service mark applications] set forth on Schedule I attached hereto (collectively, the [“Copyrights”] [“Patents”] [“Trademarks”]);

WHEREAS, pursuant to the terms and conditions of the Amended and Restated Guarantee, Pledge and Collateral Agreement, dated as of August 31, 2012 (as modified and supplemented and in effect from time to time), by and among the Obligors, ING Capital LLC, as administrative agent for the Revolving Lenders referred to therein, ING Capital LLC, as administrative agent for the Term Lenders referred to therein, the Financing Agents or Designated Indebtedness Holders referred to therein, and ING Capital LLC, as collateral agent for the Secured Parties referred to therein (the “Guarantee and Security Agreement”), the Obligors granted, assigned and conveyed to the Secured Party a security interest in, and lien on, certain intellectual property owned by the Obligors, including the [Copyrights] [Patents] [Trademarks] now existing or hereafter acquired and all products and proceeds of the foregoing (collectively, the [“Copyright Collateral”] [“Patent Collateral”] [“Trademark Collateral”]); and

WHEREAS, pursuant to the Guarantee and Security Agreement, the Obligors agreed to execute and deliver to the Secured Party this Notice for purposes of filing the same with the [United States Copyright Office (the “Copyright Office”)] [United States Patent and Trademark Office (the “PTO”)] to confirm, evidence and perfect the security interest in the [Copyright Collateral] [Patent Collateral] [Trademark Collateral] granted pursuant to the Guarantee and Security Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions of the Guarantee and Security Agreement, the Obligors hereby grant, assign and convey to the Secured Party a security interest in, and lien, on the [Copyright Collateral] [Patent Collateral] [Trademark Collateral] [, provided that the grant of security interest shall not include any Trademark that may be deemed invalidated, canceled or abandoned due to the grant and/or enforcement of such security interest unless and until such time that the grant and/or enforcement of the security interest will not affect the validity of such Trademark].

The Obligors hereby acknowledge the sufficiency and completeness of this Notice to create the security interest in the [Copyright Collateral] [Patent Collateral] [Trademark Collateral] and to grant the same to the Secured Party, and the Obligors hereby request the [Copyright Office] [PTO] to file and record the same together with the annexed Schedule I.

The Obligors and the Secured Party hereby acknowledge and agree that the security interest in the Copyright Collateral may only be terminated in accordance with the terms of the Guarantee and Security Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has caused this Notice to be duly executed and delivered as of the date first above written.

[____________________]

By:
Name:
Title:

STATE OF	)
) ss.:
COUNTY OF	)

On this __ day of __________, ____, before me personally came _________, to me known to be the person who signed the foregoing instrument and who being duly sworn by me did depose and state that such person is the [_______________] of [____________]; such person signed the instrument in the name of [_____________]; and such person had the authority to sign the instrument on behalf of [______________].

Notary Public

Schedule I

[Copyrights] [Patents] [Trademarks]

[See attached]

EXHIBIT D

[Form of Pledge Supplement]

PLEDGE SUPPLEMENT

This Pledge Supplement, dated [mm/dd/yy], is delivered by [NAME OF OBLIGOR] a [NAME OF STATE OF INCORPORATION] [corporation] (the “Obligor”) pursuant to the Amended and Restated Guarantee, Pledge and Security Agreement, dated as of August 31, 2012 (as modified and supplemented and in effect from time to time, the “Guarantee and Security Agreement”), among Medley Capital Corporation, as Borrower, MOF I BDC LLC, as Subsidiary Guarantor, ING Capital LLC, as administrative agent for the Revolving Lenders referred to therein, ING Capital LLC, as administrative agent for the Term Lenders referred to therein, the Financing Agents or Designated Indebtedness Holders referred to therein, and ING Capital LLC, as collateral agent for the Secured Parties referred to therein. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Guarantee and Security Agreement.

The Obligor represents and warrants that the supplements to the Annexes to the Guarantee and Security Agreement attached hereto as Appendix A accurately and completely set forth all additional information required pursuant to the Guarantee and Security Agreement and hereby agrees that such supplements to Annexes shall constitute part of the Annexes to the Guarantee and Security Agreement.

IN WITNESS WHEREOF, the Obligor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

[NAME OF OBLIGOR]

By:
Name:
Title:

Appendix A

SUPPLEMENTS TO ANNEXES TO
GUARANTEE AND SECURITY AGREEMENT

[Supplement to Annex 2.05:]

[to be completed]

[Supplement to Annex 2.07:]

[to be completed]

[Supplement to Annex 2.08:]

[to be completed]

[Supplement to Annex 2.09:]

[to be completed]

[Supplement to Annex 2.10:]

[to be completed]

[Supplement to Annex 2.11:]

[to be completed]

EXHIBIT E

JOINDER AND AFFIRMATION AGREEMENT

This JOINDER AGREEMENT (this “Joinder Agreement”) is made as of [●], between Medley Capital Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware (the “Borrower”), MOF I BDC LLC, a Delaware limited liability company (the “Subsidiary Guarantor”, and together with the Borrower, the “Grantors”), ING Capital LLC, as Revolving Administrative Agent, ING Capital LLC, as Term Loan Administrative Agent, and [●]2 (the “New Holder”), and ING Capital LLC, as Collateral Agent. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Guarantee and Security Agreement (as defined below).

WITNESSETH:

Reference is made to the Amended and Restated Guarantee, Pledge and Security Agreement, dated as of August 31, 2012 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time in accordance with its terms, the “Guarantee and Security Agreement”), among the Borrower, the Subsidiary Guarantor, ING Capital LLC, as Revolving Administrative Agent, ING Capital LLC, as Term Loan Administrative Agent, ING Capital LLC, as Collateral Agent, and each “Financing Agent” or “Designated Indebtedness Holder” that becomes a party thereto after August 31, 2012 pursuant to Section 6.01 thereof.

WHEREAS, as a condition precedent to the effectiveness of the Term Loan Agreement and the obligations thereunder of the Lenders (as defined therein) (the “Term Lenders”), the Borrower shall have designated the Indebtedness thereunder (the “Term Loan Indebtedness”) as Designated Indebtedness, and such designation shall have been effective and acknowledged by the Collateral Agent; and

WHEREAS, the New Holder wishes to become party under the Guarantee and Security Agreement.

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged,

1. Joinder. This Joinder Agreement supplements, and forms a part of, the Guarantee and Security Agreement and is being executed and delivered pursuant to the Guarantee and Security Agreement. The New Agent hereby agrees to become party under the Guarantee and Security Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Guarantee and Security Agreement applicable to the New Holder as fully as if the New Holder had executed and delivered the Guarantee and Security Agreement as of the date thereof. Without limiting the generality of the foregoing, the New Holder hereby agrees to be bound by the provisions thereunder relating to the sharing of guarantees and liens and hereby appoints and authorizes the Collateral Agent to act as its agent under the Guarantee and Security Agreement as provided in Section 9 thereof. The Collateral Agent hereby agrees to act as Collateral Agent for the New Holder.

2 Holders of new debt, or the agent, trustee or representative of such holders.

3. Affirmation of Guarantee and Security Interest. Without limiting the generality of the foregoing, by its execution hereof, each Grantor hereby (a) consents to the content of this Joinder Agreement, (b) agrees that the Guarantee and Security Agreement and each of the other Security Documents continue to be in full force and effect, (c) confirms its guarantee and reaffirms its obligations under the Guarantee and Security Agreement (as supplemented by this Joinder Agreement) and confirms its grant of a security interest in its assets as Collateral for the Secured Obligations, and (d) acknowledges and affirms that such guarantee and/or grant continues in full force and effect in respect of, and to secure, the Secured Obligations.

4. Notices. All notices, requests, consents and other demands to the New Holder under the Guarantee and Security Agreement and other communications provided for therein shall be given or made in writing, telecopied or delivered to [●].

5. Counterparts. This Joinder Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder Agreement shall become effective when it shall have been executed by the Grantors, the New Holder, and the Collateral Agent and when the Collateral Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Joinder Agreement by telecopy shall be effective as delivery of a manually executed counterpart to this Joinder Agreement.

6. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the state of New York.

7. Miscellaneous Provisions. The provisions of Section 10 of the Guarantee and Security Agreement will apply with like effect to this Joinder Agreement.

[signature page follows]

IN WITNESS WHEREOF, the Borrower, the Subsidiary Guarantor, the Revolving Administrative Agent, the Term Loan Administrative Agent, the Collateral Agent and the New Holder have duly executed this Joinder Agreement as of the day and year first above written.

Medley Capital Corporation, as Borrower

By:

Name:
Title:

MOF I BDC LLC, as Subsidiary Guarantor

By:
Name:
Title:

ING CAPITAL LLC,
as Revolving Administrative Agent, Term Loan Administration Agent and Collateral Agent

By:

Name:
Title:

[●],
as New Holder

By:

Name:
Title: